UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant: ☒	Filed by a Party other than the Registrant: ☐
Check the appropriate box:
☐     Preliminary Proxy Statement
☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒     Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CTI BioPharma Corp.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CTI BIOPHARMA CORP.
Notice of Annual Meeting of Shareholders
May 16, 2017

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS
Location: Company’s Principal Executive Offices 3101 Western Avenue, Suite 600 Seattle, Washington 98121, U.S.A.	Date: May 16, 2017 Time: 10:00 a.m. Pacific Time
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K are available free of charge at http://www.ctibiopharma.com.

Items of Business:

(1)	To elect directors to the Company’s Board of Directors to serve one-year terms;

(2)
To approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 41,533,333 to 81,533,333 and to increase the total number of authorized shares of common stock from 41,500,000 to 81,500,000;

(3)	To approve the Company’s 2017 Equity Incentive Plan;

(4)	To ratify the selection of Marcum LLP as the Company’s independent auditor for the year ending December 31, 2017;

(5)	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers;

(6)	To provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years;

(7)
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6; and

(8)	To transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

Record Date: Close of business on March 15, 2017.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2017 Annual Meeting of Shareholders, we urge you to please cast your vote as soon as possible using one of the methods described in the accompanying Proxy Statement.

By Order of the Board of Directors
Bruce J. Seeley
Executive Vice President, Chief Commercial and Administrative Officer, and Secretary
Seattle, Washington
March 28, 2017

CTI BIOPHARMA CORP.
3101 Western Avenue, Suite 600
Seattle, Washington 98121, U.S.A.

PROXY STATEMENT

PROXY SUMMARY

This summary highlights information described in more detail elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are provided to help you find further information.

The Annual Meeting of Shareholders (the “Annual Meeting”) of CTI BioPharma Corp. (the “Company”, “our”, “us”, or “we”) will be held at the following time and location:

Date and Time:

May 16, 2017
10:00 a.m. Pacific Time

Location:

Company’s Principal Executive Offices
3101 Western Avenue, Suite 600
Seattle, Washington 98121, U.S.A.

Delivery of Proxy Materials (see page 9)

On or about March 28, 2017, proxy materials for the Annual Meeting, including this Proxy Statement, are being made available to shareholders entitled to vote at the Annual Meeting. We are utilizing the United States (the “U.S.”) Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet.

Eligibility to Vote (see page 10)

You may vote if you were a shareholder of record at the close of business on March 15, 2017.

How to Cast Your Vote (see page 11)

For non-Italian Shareholders

Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy or voting instruction card if you receive one), until 11:59 p.m. Eastern Time on May 15, 2017;
If you receive a proxy card, call the telephone number and follow the instructions shown on the proxy or voting instruction card, using the Control Number shown on the card, until 11:59 p.m. Eastern Time on May 15, 2017;
If you receive a proxy or voting instruction card, mark, sign and date the card and promptly return it in the prepaid envelope so that it is received prior to the adjournment of the Annual Meeting on May 16, 2017; or
In person, if you are a shareholder of record, by voting your shares at the Annual Meeting. If your shares are held in the name of a broker, nominee or other intermediary, you must obtain a proxy, executed in your favor, to bring to the meeting.

For Italian Shareholders

If you are an Italian shareholder (as such term is defined below), please refer to the section entitled “General Information Concerning the Annual Meeting - Important Information for our Shareholders in Italy” for information pertaining to applicable voting procedures starting on page 11.

Summary of Voting Matters

		Board Vote Recommendation	Page Reference
1.	Approval of proposal to elect directors to the Board of Directors (the “Board”) to serve one-year terms.	FOR	12
2.	Approval of an amendment to the Company’s amended and restated articles of incorporation (the “Articles”).	FOR	21
3.	To approve the Company’s 2017 Equity Incentive Plan.	FOR	25
4.	Ratification of selection of Marcum LLP as our independent auditor for the year ending December 31, 2017.	FOR	33
5.	Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers.	FOR	37
6.	Approval of frequency of the non-binding vote on the compensation of the Company’s named executive officers.	ONE YEAR	39
7.	Approval of adjournment of the Annual Meeting, if necessary or appropriate.	FOR	40
Your Vote Matters! (see page 11)
It is very important that you cast your vote and play a part in the future of the Company. Under rules of the New York Stock Exchange (the “NYSE”), if you hold your shares through a broker, bank or other nominee, they cannot vote on your behalf on the foregoing proposals 1, 3, 5 or 6 at the Annual Meeting because they are considered non-routine matters. Thus, it is important that you cast your vote on these and all proposals to make sure your voice is heard.

Director Nominees (see page 15)	Nominee	Director Since
	Adam R. Craig, M.D., Ph.D.	2017
	Richard L. Love	2007
	Michael A. Metzger	2017
	Phillip M. Nudelman, Ph. D.	1994
	Matthew D. Perry	2016
	Jack W. Singer, M.D.	1991
	Frederick W. Telling, Ph.D.	2006
	Reed V. Tuckson, M.D., F.A.C.P.	2011

Governance Highlights

•	Six of our eight director nominees are independent or will be independent effective March 2017, and our independent directors meet regularly in executive sessions.

•	Board policy stipulates that the positions of Chief Executive Officer and Chairman of the Board are to be held by separate individuals.

•	Performance evaluations of the Board and its committees are performed annually.

•	The Board and its committees, as applicable, are responsible for risk oversight.

•	Senior executives, financial officers and directors are subject to codes of ethics.

•	The Board is diverse as to ethnicity, experience and skills.

Fiscal Year 2016 Business Highlights

Select key recent 2017 and fiscal year 2016 highlights include:

Research and Development

In January 2017, we received a €7.5 million milestone payment from our partner, Servier, following the achievement of a milestone associated with patient enrollment in the Phase 3 PIX306 clinical trial of PIXUVRI.

In January 2017, the U.S. Food and Drug Administration ("FDA") removed the full clinical hold following review of our complete response submission which included, among other items, final Clinical Study Reports for both PERSIST-1 and 2 trials and a dose-exploration clinical trial protocol that the FDA requested. At that time, we announced that we intend to conduct a new trial, PAC203, that plans to enroll up to approximately 105 patients with primary myelofibrosis who have failed prior ruxolitinib therapy to evaluate the dose response relationship for safety and efficacy (spleen volume reduction at 12 and 24 weeks) of three dose regimens: 100 mg once-daily, 100 mg twice-daily (BID) and 200 mg BID. The 200 mg BID dose regimen was used in PERSIST-2.

In December 2016, we announced the presentation of data from PERSIST-2, a randomized Phase 3 clinical trial comparing pacritinib with physician-specified (BAT), for the treatment of high risk, thrombocytopenic myelofibrosis patients (platelet counts less than 100,000 per microliter) in a late-breaking oral session at the American Society of Hematology (ASH) Annual Meeting. Data presented at ASH show that in myelofibrosis patients a statistically significant response rate in spleen volume reduction (SVR) with pacritinib therapy was observed compared to BAT that included use of the approved JAK1/JAK2 inhibitor ruxolitinib (p=0.001). The co-primary endpoint of reduction of Total Symptom Score (TSS) was not achieved (p=0.079) but trended toward improvement in TSS. Irrespective of prior ruxolitinib treatment, pacritinib therapy resulted in a statistically significant higher proportion of patients with SVR than patients on BAT.

In June 2016, we announced the presentation of long-term safety and efficacy results from PERSIST-1, a randomized Phase 3 trial comparing the efficacy and safety of pacritinib with that of best available therapy other than JAK inhibitors without exclusion for low platelet counts. A planned analysis of the study up to 72 weeks demonstrated treatment with pacritinib led to durable reductions in spleen volume and symptom burden in patients with myelofibrosis.

Corporate
In March 2017, we announced that Louis A. Bianco resigned as our Executive Vice President, Finance and Administration. Bruce J. Seeley, the Company’s former Executive Vice President, Chief Commercial Officer, was appointed to serve as the principal financial officer of the Company, effective immediately, and has assumed the title of Executive Vice President, Chief Commercial and Administrative Officer and Secretary.
In February 2017, we announced the appointment of Adam R. Craig, M.D., Ph.D., as President and Chief Executive Officer (CEO) and member of the Board of Directors effective March 20, 2017. Dr. Craig has over 20 years of experience in hematology, oncology and drug development in both the U.S. and Europe. Dr. Craig worked as an independent consultant providing strategic and operational advice and support to CTI BioPharma and other hematology/oncology biotechnology companies. Prior to consulting, Dr. Craig was Chief Medical Officer (CMO) and Executive Vice President of Development at Sunesis Pharmaceuticals and CMO and Senior Vice President of Chemgenex Pharmaceuticals Ltd. Dr. Craig is a Member of the Royal College of Physicians (UK) and undertook Post-Graduate Training in Pediatrics and Pediatric Oncology. Dr. Craig earned his Bachelor's and Medical degrees from Charing Cross and Westminster Medical School, University of London and holds a Ph.D. in Molecular Oncology from Leeds University in the U.K. and an MBA from the Open Business School, in the United Kingdom. Dr. Craig recently served as a Product Development Reviewer for the Cancer Prevention Research Institute of Texas.

In January 2017, we announced that Michael Metzger had been appointed to the Board of Directors. Mr. Metzger has extensive experience leading and growing companies in the biopharmaceutical industry over the last 20 years. Mr. Metzger is currently president and chief operating officer of Syndax Pharmaceuticals, Inc., a publicly traded immuno-oncology biopharmaceutical company. He has served in executive and senior management positions at Regado Biosciences, Mersana Therapeutics, Forest Laboratories and Onconova Therapeutics.

In January 2017, we announced that we completed a reverse stock split. Upon the effective date, each of our shareholders received one (1) new share of our common stock for every ten (10) shares that such shareholders previously held.

In October 2016, we announced that James A. Bianco, M.D. retired from his position as president and chief executive officer. At the request of the Board of Directors, Richard Love, a director of the Company since 2007, was appointed to serve as interim president and chief executive officer. Mr. Love started two biotechnology companies, Triton Biosciences Inc. and ILEX Oncology Inc., and he served as Chief Executive Officer for Triton Biosciences Inc. from 1983 to 1991 and as Chief Executive Officer for ILEX Oncology from 1994 to 2001. Mr. Love also served in executive positions at not-for-profit organizations including the Cancer Therapy and Research Center (CTRC) and the Translational Genomics Research Institute (TGen).

In January 2016, we announced that Matthew Perry had been appointed to the Board of Directors. Mr. Perry is the President of BVF Partners L.P., or BVF, and the co-portfolio manager for the underlying funds managed by the firm. BVF is a private investment partnership that manages over $1 billion and focuses on small-cap, value oriented investment opportunities.

Executive Compensation (see page 42)

Our executive compensation program embraces a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. Such features include the following:

•
Vesting of a significant percentage of executives’ equity awards outstanding in 2016 was contingent on the achievement of specific operational and financial performance goals established by the Compensation Committee of the Board (the “Compensation Committee”). As discussed in "Compensation Discussion and Analysis" starting on page 42, these Long-Term Performance Awards were forfeited on December 31, 2016 to the extent the applicable performance conditions had not been satisfied.

•
In recent years, the Compensation Committee approved arrangements for each of the named executive officers that eliminated any gross-up payments for “parachute payment” taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) for our named executive officers, and approved revisions to the severance agreements with certain of our named executive officers to eliminate “walkaway” right provisions that would have permitted them to voluntarily terminate employment for any reason following a change in control and receive severance benefits. For a discussion of benefits payable to the named executive officers in connection with a termination of employment or a change in control of the Company, see “Potential Payments upon Termination or Change in Control.”

Our executive compensation program is designed to align the compensation of our named executive officers with shareholders’ interests. To create this alignment, a significant portion of such compensation is “at-risk.” In this Proxy Statement, we refer to compensation as being “at risk” if it is subject to performance-based vesting criteria and/or time-based vesting criteria (whereby the awards will generally be forfeited unless the executive remains at the Company for the designated period of time), and/or the value of the award is based on the price of our common stock. Under the program, the portion of compensation guaranteed and not at risk for any fiscal year represents only a fraction of the total potential compensation. For more information on our named executive officer compensation, see “Compensation Discussion and Analysis” starting on page 42.

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Annual Meeting Agenda

This Proxy Statement and the accompanying form of proxy card are furnished in connection with the solicitation of proxies by the Board for use at our Annual Meeting.

At the Annual Meeting, shareholders will be asked to:

1.	elect directors to the Company’s Board to serve one-year terms (“Proposal 1”);

2.	approve an amendment to the Articles (“Proposal 2”);

3.	approve the Company's 2017 Equity Incentive Plan (“Proposal 3”);

4.	ratify the selection of Marcum LLP as the Company’s independent auditor for the year ending December 31, 2017 (“Proposal 4”);

5.	approve, by non-binding advisory vote, the compensation of the Company’s named executive officers (“Proposal 5”);

6.	provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years (“Proposal 6”);

7.
approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6 (“Proposal 7” and, collectively with Proposals 1 through 7, the “Proposals”); and

8.	transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.
Shareholder approval of Proposals 1, 2 and 3 are required by statutes or regulations applicable to us based on our listing on The NASDAQ Stock Market LLC (“NASDAQ”) and our incorporation in the State of Washington.

Note Regarding Share-Related Numbers in this Proxy Statement

On January 1, 2017, we effected a 1-for-10 reverse stock split of our common stock (the “Reverse Stock Split”). All share amounts, per share amounts and share prices reflected throughout this Proxy Statement have been adjusted to reflect the Reverse Stock Split, unless otherwise noted.

Delivery of Proxy Materials

On or about March 28, 2017, proxy materials for the Annual Meeting, including this Proxy Statement, are being made available to shareholders entitled to vote at the Annual Meeting. We are utilizing the SEC rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Pursuant to such rules, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”). The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of the proxy materials, including this Proxy Statement, the 2016 Annual Report and a form of proxy card or voting instruction card. Shareholders (other than Italian shareholders) who do not receive a Notice, such as shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. In the case of Italian shareholders, such shareholders will be able to obtain a copy of the proxy materials in the manner outlined under the heading “Important Information for our Shareholders in Italy - Availability of Meeting Materials."

Solicitation of Proxies

This solicitation is made on behalf of the Board. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $30,000 in the aggregate.

Record Date, Eligibility to Vote, Voting Rights and Outstanding Shares

Only shareholders of record on our shareholder books at the close of business on March 15, 2017 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each holder of record of our common stock, no par value per share, outstanding on the Record Date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 28,225,792 shares of the Company’s common stock issued and outstanding and no shares of any other class of capital stock outstanding.

Dissenters Rights or Appraisal Rights

Pursuant to applicable Washington law, there are no dissenters or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Quorum, Abstentions, Required Vote and Broker Non-Votes

Overview

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes. Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal. Properly executed proxy cards that are marked “abstain” or “withhold all” on any proposal, as applicable, will be treated as abstentions for that proposal.

Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because such broker does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers typically do not have discretionary authority to vote on non-routine matters. Under the applicable rules of the NYSE (the “NYSE Rules”), brokers have discretionary authority to vote on routine matters when they have not received timely voting instructions from the beneficial owner. The routine versus non-routine matters to be voted upon at the Annual Meeting are discussed in greater detail below.

Quorum

A quorum of shareholders must be established at the Annual Meeting in order to transact business at the Annual Meeting. Under the Washington Business Corporation Act, a quorum may be established in one of two ways. Pursuant to the first quorum standard, the presence in person, by telephone or by proxy of the holders of at least one-third of the shares outstanding and entitled to vote at the Annual Meeting constitutes a quorum (“Quorum Standard 1”). Therefore, we will need at least 9,408,598 shares of our common stock present in person, by telephone or by proxy at the Annual Meeting for a quorum pursuant to Quorum Standard 1 to be established. Alternatively, we may establish a quorum under a second quorum standard, which requires that a majority of the shares outstanding and entitled to vote at the Annual Meeting, other than shares held of record by Depository Trust Company (“DTC”), and credited to the account of stock depositories located in a member state of the European Union (the “E.U.”), must be present in person, by telephone or by proxy at the Annual Meeting, provided the number of votes comprising such majority equals or exceeds one-sixth of the shares outstanding and entitled to vote at the Annual Meeting (“Quorum Standard 2”). As of the close of business on the Record Date, there were 20,755,348 shares of our common stock issued and outstanding other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the E.U. Accordingly, 10,377,674 of the shares of our common stock, other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the E.U., must be present in person, by telephone or by proxy at the Annual Meeting for Quorum Standard 2 to be established. All shares of our common stock are eligible to vote for the Proposals. Under Quorum Standard 2, certain shares are not counted for quorum purposes. However, even if a quorum is established under Quorum Standard 2, all shares are eligible to vote and all such votes will be counted.

While our Amended and Restated Bylaws (the “Bylaws”) provide that a quorum shall consist of shareholders representing, either in person or by proxy, one-third of the votes entitled to be cast on the matter by each voting group at the Annual Meeting, applicable Washington law expressly provides that Quorum Standard 2 shall also apply.

In the absence of a quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting.

Abstentions

Abstentions will be counted in determining whether a quorum is present, except that abstentions of shares credited to the account of stock depositories located in a member state of the E.U. (including shares that are held through Monte Titoli, S.p.A., the Italian central clearing agency (“Monte Titoli”)) will not be counted in determining whether a quorum is present for purposes of establishing Quorum Standard 2.

Vote Required and Effect of Abstentions and Broker Non-Votes on Vote

The nominees for director seats who receive the most votes cast in Proposal 1, either at the Annual Meeting in person, by telephone or by proxy shall be elected. Abstentions will have no effect on the outcome of Proposal 1. No cumulative voting for directors is permitted under our Articles.

The affirmative vote of a majority of votes actually cast that are present in person, by telephone or by proxy is required to approve Proposals 2, 3, 4, 5 and 7. Abstentions will not be counted as votes cast against Proposals 2, 3, 4, 5 and 7 and will have no effect on the outcome of Proposals 2, 3, 4, 5 and 7 because approval is based on the number of votes actually cast.

Proposals 1, 3, 5 and 6 are considered to be non-routine matters under the NYSE Rules, and, as a result, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposals 1, 3, 5 and 6, brokers will not be permitted to exercise their voting authority and uninstructed shares will constitute broker non-votes. However, broker non-votes for Proposals 1, 3, 5 and 6 will have no effect on the outcome of such proposals because approval is based on the number of votes actually cast. Shareholders’ choices for Proposal 6 are limited to “one year,” “two years,” “three years” and abstain. Proposals 2, 4 and 7 are considered to be routine matters under the NYSE Rules and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposals 2, 4 and 7, brokers will be permitted to exercise their discretionary authority to vote for such proposals. Abstentions and broker non-votes will have no effect on the outcome of Proposal 6.

Methods of Voting (other than for shareholders in Italy, which are discussed below)

Beneficial Shareholders

If you own shares through a broker, bank or other holder of record, you will need to instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record. You may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other holder of record that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Registered Shareholders

If you own shares that are registered in your name, you may vote by proxy before the Annual Meeting by internet at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card. To vote by internet or telephone, you will need your 16-digit voting control number, which can be found on your proxy card or Notice. If you return a signed proxy card but do not provide voting instructions for some or all of the matters to be voted on, your shares will be voted on all uninstructed matters in accordance with the recommendations of the Board. You may also vote your shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting.

Important Information for our Shareholders in Italy

Voting Methods

Our Italian shareholders whose shares are held directly by a U.S. brokerage account in that shareholder’s name or who are registered directly with us as a record holder (i.e., you hold your shares in registered form) may vote via the internet or phone methods described above. Persons holding shares of our common stock through Monte Titoli (which shareholders are referred to in this Proxy Statement as our shareholders in Italy or our Italian shareholders) are not able to vote via the internet or phone methods described above and must instead vote in the manner described below.

If you hold shares of our common stock as a result of our 2004 merger with Novuspharma S.p.A. or if you acquired shares of our common stock through an account with an Italian bank on the Mercato Telematico Azionario stock market in Italy, you most likely hold these shares indirectly through the facilities of Monte Titoli, and through the banks and brokers participating in the Monte Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system and requested to have shares registered in your name). Monte Titoli, in turn, indirectly holds these shares of our common stock through the participants in the U.S. clearing agency, DTC. Pursuant to U.S. law, voting power over these shares will be transferred from DTC through DTC participants and European intermediaries to Monte Titoli. Monte Titoli has agreed with us that it will re-transfer its voting power over such shares to the persons holding certifications of participation (each, a “Certification”) in the Italian Central Depository System issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and the Commissione Nazionale per le Società e la Borsa (“CONSOB”) on February 22, 2008).

Italian shareholders who have requested and received a Certification may vote in the following manner:

•	In person. You may attend the Annual Meeting and vote in person. To do so, please present your Certification at the door, together with proof of your identity.

•
By mail or facsimile. An Italian proxy card accompanies this Proxy Statement. You may also print an Italian proxy card from our website at http://www.ctibiopharma.com. You may use such proxy card to vote by mail or facsimile. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card or by facsimile to the facsimile number shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to our inspector of election that you have the right to vote).

•
By proxy. You may name another person as a substitute proxy by any means permitted by Washington law and our Bylaws. That substitute proxy may then attend the Annual Meeting, provided that he or she provides your Certification or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of election at the Annual Meeting in order to verify the authenticity of your proxy designation.

For future meetings, an Italian shareholder may also vote via Internet or by phone if the shares owned by such Italian shareholder are either (i) registered directly with us in that shareholder’s name as record holder or (ii) transferred to and held by a U.S. brokerage account in that shareholder’s name. If you are an Italian shareholder and wish to use this method of voting for future meetings, then, prior to the record date for such future meeting, you will need to do one of the following:

•
Register as a Direct Record Holder: Contact your bank for more information on the procedures required for direct registration of your shares in your name, which would include, among other things, the submission of a registration request (together with a Certification) to our transfer agent, the removal of your shares from Monte Titoli’s account and the transfer of such shares to the U.S. directly in your name. Please note that registration in our shareholder books may require you to take additional steps if and when you decide to dispose of your shares.

•
Transfer Shares to a U.S. Brokerage Account: Contact your bank and inform the bank that you would like to transfer your shares to a U.S. brokerage account (to be held in your name and for your account). Your bank can explain the procedure and costs associated with that transfer. Please note that you will be required by your bank to bear the costs relating to such a transfer, including those debited or claimed by the U.S. broker-dealer for the management of the account in the U.S.

Once your shares are registered on our records in your name or held by a U.S. broker-dealer in your name, you will receive the Annual Meeting documentation for any future meetings (including the Proxy Statement) at your address, together with a security code and instructions on how to vote your shares through the relevant website or by calling the telephone number provided in connection with that meeting.

Availability of Meeting Materials

Copies of this Proxy Statement may be obtained by our Italian shareholders from any of the following places:

•	the office of the Company’s Italian legal counsel, Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli), at Via Dante 7, 20123 Milan;

•	the office of any of the depository banks having our shares in their accounts, subject to their availability to provide a copy of the Proxy Statement and/or the proxy card;

•	the SEC website at http://www.sec.gov; or

•	our website at http://www.ctibiopharma.com.

This Proxy Statement will be available for our Italian shareholders at least twenty days before the Annual Meeting date of May 16, 2017. If you hold shares of our common stock in Italy through Monte Titoli, your broker is required by Italian law, upon your request, to provide you with a Certification in the Italian Central Depository System. All of our shareholders, including our Italian shareholders, are cordially invited to attend the Annual Meeting.

Importance of Your Vote

In the past, a significant percentage of our shares were held by persons in Italy. If our Italian shareholders do not take the time to vote, we may not be able to obtain a quorum, in which case we would be unable to conduct any business at the Annual Meeting and will not be able to obtain approval of the Proposals. Your vote is important. Please obtain a Certification and an Italian proxy card and vote today.

Deadline to Vote Shares

If you are a shareholder of record who holds shares in record name, your proxy must be received by telephone or the internet by 11:59 p.m. Eastern Time on May 15, 2017 in order for your shares to be voted at the Annual Meeting. You also have the option of completing, signing, dating and returning the proxy card enclosed with the Proxy Statement so that it is received prior to the adjournment of the Annual Meeting on May 16, 2017 in order for your shares to be voted at the Annual Meeting. If you hold your shares through a broker, bank or other nominee (e.g. as a beneficial owner), please comply with the deadlines included in the voting instruction card provided by the bank, broker or other nominee that holds your shares.

If you are an Italian shareholder who has requested and received a Certification, and you are not intending to vote in person, then, in order for your vote to be counted at the Annual Meeting, your Certification and Italian proxy card must be returned by mail to the address shown on the card or by facsimile to the facsimile number shown thereon prior to the adjournment of the Annual Meeting.

Revocability of Proxies

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Any shareholder of record executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice of revocation of your proxy to our Secretary, Bruce J. Seeley, at our principal executive offices, or by executing and delivering another proxy dated as of a later date or by voting in person at the Annual Meeting. For shares held through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or by obtaining a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a proxy. For our Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification.

Absence of Specific Voting Instruction; Additional Matters That May Come Before Annual Meeting

If a quorum is established at the Annual Meeting, all shares of our common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein will be voted according to the recommendations of the Board on such proposals, which recommendations are for one year on Proposal 6 and in favor of each of the other Proposals, and will be voted, in the proxies’ discretion, upon such other matter or matters that may properly come before the Annual Meeting and any such postponements or adjournments thereof. As of the date of this Proxy Statement, we know of no business other than the Proposals that will be presented for action at the Annual Meeting. All proxy cards, whether received prior to or after the original date of the Annual Meeting, will be valid as to any postponements or adjournments of the Annual Meeting.

Voting Agreement

At the time of our merger with Novuspharma, S.p.A., we entered into an agreement with Monte Titoli in order to ensure that persons receiving beneficial interests in shares of our common stock as a result of the merger or subsequently acquiring shares of our common stock through an account with an Italian bank on the Mercato Telematico Azionario stock market in Italy would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008).

PROPOSAL 1: ELECTION OF DIRECTORS

Summary

Under our Bylaws, the number of directors constituting the entire Board may be decreased or increased by majority action of either the Board or the shareholders. Unless a director dies, resigns or is removed, no decrease in the number of directors may have the effect of shortening the term of any incumbent director. In the event of a vacancy on the Board, our Bylaws permit a majority of the remaining directors in office to fill the vacancy, and the director then chosen will hold office until the next shareholders’ meeting at which directors are elected. At such meeting, the director will stand for election until his or her successor is elected. The Board fixed the number of directors at nine, effective upon Dr. Craig's appointment to the Board, and upon the expiration of Dr. Bianco's term on the Board, the number of directors will be fixed at eight.

Nominees for Election as Directors

Dr. Craig, Mr. Love, Mr. Metzger, Dr. Nudelman, Mr. Perry, Dr. Singer, Dr. Telling, and Dr. Tuckson have each been nominated by the Board for election at the Annual Meeting for a one-year term, each expiring at the annual meeting of shareholders held in 2018 (the “2018 Annual Meeting”). All of our directors up for election to the Board are incumbent directors, except for Mr. Metzger, who joined the Board in January 2017, and Dr. Craig who joined the Board in March 2017.

If elected, each nominee will hold office until the later of the expiration of his or her term or until his or her successor is elected. It is intended that the accompanying proxy will be voted for the election as directors of the aforementioned persons unless the proxy contains contrary instructions.

Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If any nominee of the Board is unable to serve or, for good cause, will not serve as a director at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by our existing Board to fill the vacancy or for the balance of the nominees, leaving a vacancy, unless our Board chooses to reduce the number of directors serving on our Board. As of the date of this proxy statement, we have no reason to believe that any of the nominees will be unable or unwilling to stand as a nominee or to serve as a director if elected.

Vote Required and Board Recommendation

The eight nominees for director seats who receive the most votes cast at the Annual Meeting in person, by telephone or by proxy shall be elected. No cumulative voting for directors is permitted under our Articles. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

THE BOARD RECOMMENDS
A VOTE “FOR ALL” OF THE NOMINEES NAMED ABOVE.

Information about the Current Directors and Nominees

The table below provides biographical information as of March 8, 2017 for each of our directors and nominees.

Name	Age	Director Since
Adam R. Craig, M.D., Ph.D.	51	2017
Richard L. Love	73	2007
Michael A. Metzger(1)	46	2017
Phillip M. Nudelman, Ph.D.(1)(2)(3)(4)	81	1994
Matthew D. Perry(2)	44	2016
Jack W. Singer, M.D.	74	1991
Frederick W. Telling, Ph.D.(1)(2)	65	2006
Reed V. Tuckson, M.D., F.A.C.P.(1)(3)	66	2011

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating and Governance Committee.

(4)	Chairman of the Board.

Nominees for Election as Director at the Annual Meeting

The following directors and nominees are standing for election at the Annual Meeting for a one-year term:

Dr. Craig has served as one of our directors and as our President and Chief Executive Officer since March 2017. Dr. Craig has worked as an independent consultant providing strategic and operational advice and support to CTI BioPharma and other hematology/oncology biotechnology companies since 2016. Prior to consulting, Dr. Craig was Chief Medical Officer (CMO) and Executive Vice President of Development of Sunesis Pharmaceuticals from 2012 to 2016. From 2008 to 2012, Dr Craig was CMO and Senior Vice President of Chemgenex Pharmaceuticals Ltd, a publicly traded biotechnology company which was acquired by Cephalon/Teva Pharmaceuticals in 2011. Dr. Craig is a Member of the Royal College of Physicians (UK) and undertook Post-Graduate Training in Pediatrics and Pediatric Oncology. Dr. Craig earned his Bachelor's and Medical degrees from Charing Cross and Westminster Medical School, University of London, and holds a Ph.D. in Molecular Oncology from Leeds University in the U.K. and an MBA from the Open Business School, in the United Kingdom. Dr. Craig recently served as a Product Development Reviewer for the Cancer Prevention Research Institute of Texas.

Dr. Craig’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and new leadership role with the Company were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Mr. Love has been one of our directors since September 2007. On October 2, 2016, Mr. Love was appointed Interim President and Chief Executive Officer upon the retirement of Dr. Bianco, and he stepped down from his position as interim President and Chief Executive Officer effective March 20, 2017. Mr. Love is presently a manager of Translational Accelerator, LLC. Mr. Love is also a director of PAREXEL International Corporation (NASDAQ: PRXL), a publicly traded company, and is a director of the following private companies: Applied MicroArrays Inc., SynDevRx Inc., Cancer Prevention Pharmaceuticals Inc. and CerRx Inc. He was previously a director of ImaRx Therapeutics Inc., and, prior to its acquisition by us in July 2007, served as chairman of the board of Systems Medicine, Inc. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology Inc., and he served as chief executive officer for Triton Biosciences from 1983 to 1991 and as chief executive officer for ILEX Oncology from 1994 to 2001. In addition, Mr. Love has served in executive positions at not-for-profit organizations, including the Cancer Therapy and Research Center, The San Antonio Technology Accelerator Initiative and the Translational Genomics Research Institute. Mr. Love received his B.S. and M.S. in chemical engineering from Virginia Polytechnic Institute.

Mr. Love’s many years of experience as an executive in the pharmaceutical, biotechnology and medical research industries were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Mr. Metzger has been one of our directors since January 2017. Mr. Metzger is currently president and chief operating officer of Syndax Pharmaceuticals, Inc., a publicly traded immuno-oncology biopharmaceutical company. Mr. Metzger served as president and chief executive officer of Regado Biosciences, Inc., a former publicly traded biotechnology company, from 2013 to 2015, where he oversaw the company’s successful merger with Tobira Therapeutics, Inc. in 2015 and acted as an advisor to Tobira during its subsequent sale to Allergan in 2016. Previously, Mr. Metzger served as executive vice president and chief operating officer at Mersana Therapeutics, a privately held biotechnology company developing novel immunoconjugate therapies for cancer, from 2011 to 2013 and in senior business development positions including leading mergers and acquisitions at Forest Laboratories, Inc. from 2006 to 2011. Mr. Metzger served as vice president corporate development at Onconova Therapeutics, Inc., from 2001 until 2006, and was a managing director at MESA Partners, Inc., a venture capital firm, from 1997 to 2001. Mr. Metzger holds a B.A. from George Washington University and an M.B.A. in Finance from the New York University Stern School of Business.

Mr. Metzger’s business and management experience in the biopharmaceutical industry were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Dr. Nudelman has been one of our directors since March 1994. From 2000 to 2007, he served as the President and Chief Executive Officer of The Hope Heart Institute. From 1998 to 2000, he was the Chief Executive Officer and Chairman of the board of directors of Kaiser/Group Health. He held various executive positions at Group Health from 1973 through 1990 and, from 1990 to 2000, Dr. Nudelman was the President and Chief Executive Officer of Group Health Cooperative of Puget Sound, a consumer governed healthcare delivery and financing organization. He retired from Group Health as President and CEO Emeritus. He also served on the board of directors of OptiStor Technologies, Inc. He previously served as an independent director and as the non-executive Chairman of SpaceLabs Medical, Inc. prior to its 2002 acquisition by Instrumentarium Corporation (which was subsequently acquired by General Electric Company in 2003). Additionally, he served as an independent director on the board of directors of ATL Ultrasound Inc. from 1994 to 1999 and First Medic Inc. from 1988 to 1992 and on a number of community non-profit boards. Dr. Nudelman served on the White House Task Force for Health Care Reform from 1992 to 1994 and the President’s advisory Commission on Consumer Protection and Quality in Health Care from 1996 to 1998. He has also served on the Pew Health Professions Commission, the AMA Task Force on Ethics and the Woodstock Ethics Commission, and he is the past Chairman of the American Association of Health Plans. Dr. Nudelman received his B.S. in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University. Dr. Nudelman also continues to teach and lecture on operations and governance.

Dr. Nudelman’s business and management experience in the healthcare industry, as well as his familiarity with the Company’s business garnered through his tenure as a director, were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Mr. Perry has been one of our directors since January 2016. Mr. Perry is the President of BVF Partners L.P. and portfolio manager for the underlying funds managed by the firm. BVF Partners is a private investment partnership that has focused on small-cap, value oriented investment opportunities for more than 20 years. Mr. Perry joined BVF Partners in December 1996 and has been a successful lead investor in dozens of transactions and has positively influenced corporate direction for numerous biotechnology companies during the course of his career. Mr. Perry is also a co-founder and director of Nordic Biotech Advisors ApS, a venture capital firm based in Copenhagen, Denmark. In February 2017, Mr. Perry was appointed to the Board of Directors of Xoma Corporation, a public company. He holds a B.S. degree from the Biology Department at the College of William and Mary.

Mr. Perry’s management consulting experience and his experience investing in biotechnology companies were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Dr. Singer is one of our founders and directors and currently serves as our Executive Vice President, Chief Scientific Officer, Interim Chief Medical Officer and Global Head of Translational Medicine. Dr. Singer has been one of our directors since our inception in September 1991. From July 1995 to January 2004, Dr. Singer was our Executive Vice President, Research Program Chairman and from April 1992 to July 1995, he served as our Executive Vice President, Research and Development. Prior to joining us, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the Chief of Medical Oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer currently serves as a clinical professor of medicine at the University of Washington and an attending physician at Harborview Medical Center. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Dr. Singer’s experience as a founder and executive of the Company and experience as a medical doctor and in the pharmaceutical and biotechnology industries were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Dr. Telling has been one of our directors since December 2006. Prior to his retirement in 2007, Dr. Telling was a corporate officer of Pfizer, most recently as Vice President of Corporate Policy and Strategic Management since 1994. He joined Pfizer in 1977 and was responsible for strategic planning and policy development throughout the majority of his career. He currently serves as Chairman of Oragenics Inc. and on the board of directors of Eisai N.A., and Aequus Biopharma, Inc., our majority-owned subsidiary (“Aequus”). Dr. Telling received his B.A. from Hamilton College and his Masters of Industrial and Labor Relations and Ph.D. in Economics and Public Policy from Cornell University.

Dr. Telling’s business and industry experience as well as experience as a director of public companies were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Dr. Tuckson has been one of our directors since September 2011. Dr. Tuckson serves as the Managing Director of Tuckson Health Connections, a private consulting company. From December 2006 to March 2014, Dr. Tuckson served as the Executive Vice President and Chief of Medical Affairs of UnitedHealth Group and, from November 2000 to December 2006, he served as

Senior Vice President of Clinical Affairs of UnitedHealth Group. Dr. Tuckson also served as Senior Vice President, Professional Standards, for the American Medical Association, President of the Charles R. Drew University of Medicine and Science in Los Angeles, Senior Vice President for Programs of the March of Dimes Birth Defects Foundation and Commissioner of Public Health for the District of Columbia. He currently serves on the board of directors of the Alliance for Health Reform, the American Telemedicine Association, Project Sunshine, the Arnold P. Gold Foundation and the Advisory Committee of the National Institutes of Health for Alternate and Integrative Medicine. Dr. Tuckson received his B.S. in zoology from Howard University and his M.D. from the Georgetown University School of Medicine, and he completed the Hospital of the University of Pennsylvania’s General Internal Medicine Residency and Fellowship programs.

Dr. Tuckson’s experience as a healthcare executive and consultant across health and medical care sectors were the primary qualifications that have led the Board to conclude that he should serve as a director of the Company.

Board and Committee Meetings

The Board held twenty-five meetings during the year ended December 31, 2016. All directors who served during fiscal 2016 attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which each director served that year. Independent directors of the Board meet in regularly scheduled sessions without management. Our policy is to encourage attendance at the Annual Meeting. One of the directors in office at the time of our 2016 Annual Meeting was in attendance at such meeting.

The Board has an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Governance Committee.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has responsibility for assisting the Board in overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance and (iv) our internal controls over financial reporting and systems of disclosure controls and procedures. The Audit Committee has a written charter, which is available on our website at http://www.ctibiopharma.com. The composition of the Audit Committee, the attributes of Audit Committee members and the responsibilities of the Audit Committee as reflected in its charter adopted by the Board are intended to be in accordance with SEC rules and NASDAQ Stock Market Rules with regard to corporate audit committees.

The Audit Committee held five meetings during the year ended December 31, 2016. The Audit Committee currently consists of four non-employee directors: Dr. Nudelman (Chairperson), Mr. Metzger, Dr. Telling and Dr. Tuckson.

The Board has determined that each of the current members of the Audit Committee meets the requirements of “independence” as set forth in Section 10A-3 of the Exchange Act, the rules and regulations promulgated by the SEC and the NASDAQ Stock Market Rules. Additionally, the Board has determined that Dr. Telling qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC and that he has accounting and related financial management expertise within the meaning of the NASDAQ Stock Market Rules.

Compensation Committee

The Compensation Committee has responsibility for:

•
carrying out the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer, all other officers with the title of Executive Vice President and above and any other employee of the Company to the extent required under applicable law or NASDAQ Stock Market Rules;

•	carrying out any other Board responsibilities relating to the Company’s overall compensation and benefit structure, policies and programs;

•	administering our equity compensation plans; and

•	reviewing and approving our annual compensation disclosure and analysis included in our annual report and proxy statement.

The Compensation Committee charter authorizes the Compensation Committee to delegate any of its responsibilities to a subcommittee as and when it deems appropriate, solely to the extent permitted by applicable law and the applicable rules of NASDAQ.

The Compensation Committee held thirteen meetings during the year ended December 31, 2016. The Compensation Committee currently consists of three non-employee directors: Dr. Telling (Chairperson), Dr. Nudelman and Mr. Perry, each of whom meets the requirements of independence as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Stock Market Rules. The Compensation Committee has a written charter, which is available on our website at http://www.ctibiopharma.com. For a discussion of the processes and procedures for determining compensation for our named executive officers, please see “Compensation Discussion and Analysis.” In 2015, the Compensation Committee engaged Frederic W. Cook & Co., Inc. ("FW Cook"), an independent compensation consultant, to provide compensation consulting services with regard to the compensation of our executive officers and directors. For more information regarding the services provided by FW Cook, please see “Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for establishing standards and processes so that the Board can be properly constituted to meet its fiduciary obligations to us and our shareholders and so that we have and follow appropriate governance standards. The Nominating and Governance Committee is responsible for reviewing with the Board, on an annual basis, the desired Board qualifications, expertise, characteristics and other factors for potential consideration, which review includes consideration of diversity, skills and experience. The Nominating and Governance Committee is responsible for conducting searches for potential Board members with corresponding attributes and evaluating and proposing nominees for election to the Board. Our Corporate Governance Guidelines set forth the qualifications that should be met by director nominees, which include, but are not limited to, the following: (i) a background that demonstrates an understanding of the business, financial affairs and complexities of our business, as well as general health care, science and technology matters, (ii) fundamental qualities such as intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility, (iii) a genuine interest in our business and recognition that each director is accountable to all shareholders, (iv) a willingness to invest significant time in reviewing detailed and technical background information in preparation for Board meetings, (v) experience in a senior position in a complex organization, (vi) no legal impediment that would interfere with the duty of loyalty to the Company and our shareholders, (vii) the ability and willingness to spend the time required to function effectively as a director in our industry, which requires ad-hoc Board and committee meetings, (viii) be compatible and able to work well with the other directors, management and legal counsel, and (ix) possesses independent opinions and a willingness to state them in a constructive manner. Each of the nominees for election as a director at the Annual Meeting holds or has held senior executive positions in, and/or has experience serving on the boards of directors and board committees of, large, complex organizations and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.

The Nominating and Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The Nominating and Governance Committee ensures that nominations to the Board are made such that the Board is properly constituted in terms of overall composition and governance. Although we do not have a policy regarding diversity, the Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity and age) and experience (industry, profession and public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee will consider nominees to the Board recommended by a shareholder in accordance with the procedures set forth below under “Shareholder Proposals and Recommendations.”

The Nominating and Governance Committee is responsible for recommending director nominees to the Board for its consideration, while the Board is ultimately responsible for determining the Board slate for election by shareholders and for filling any vacancies on the Board in accordance with the Bylaws. All of the director nominees named in this Proxy Statement satisfied the Board’s criteria for membership and were recommended to the Board by the Nominating and Governance Committee for election by shareholders at the Annual Meeting.

The Nominating and Governance Committee held three meetings during the year ended December 31, 2016. The Nominating and Governance Committee currently consists of two non-employee directors: Dr. Tuckson (Chairperson) and Dr. Nudelman, both of whom meet the independence requirements as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Stock Market Rules. The Nominating and Governance Committee has a written charter, which is available on our website at http://www.ctibiopharma.com.

Scientific Advisory Board

The Company’s Scientific Advisory Board was created to assist management with respect to the strategic development of the Company’s oncology portfolio and clinical programs, its business development relating to in-licensing and out-licensing opportunities and research and development activities in general, regulatory matters and the Company’s use of translational and personalized approaches to therapeutic targets. Daniel Von Hoff, M.D., F.A.C.P.  is the current sole member of the Scientific Advisory Board, who at the request of the company, can bring other members to the board to advise the company on the aforementioned matters.

Attributes and Independence

We believe that the Board as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. In addition, all directors should possess the qualifications set forth in our Amended and Restated Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which are available on our website at http://www.ctibiopharma.com.

Our policy is to have at least a majority of directors qualify as “independent” under the NASDAQ Stock Market Rules. The Company, the Nominating and Governance Committee and the Board are involved in the process of determining the independence of acting directors and director nominees. We solicit relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with us. In addition to reviewing information provided in the questionnaire, we ask our executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving us in which any director or director nominee has or will have a direct or indirect material interest. We share our findings with the Nominating and Governance Committee and the Board regarding the NASDAQ and SEC independence requirements and any information regarding the director or director nominee that suggests that such individual is not independent. The Board considers all relevant issues, including consideration of any transactions, relationships or arrangements that are not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director. In making the independence determination with respect to Dr. Telling, the Board considered Dr. Telling's relationship with our majority-owned subsidiary, Aequus, which is discussed under “Other Information - Certain Transactions with Related Persons.” With respect to the independence of Mr. Perry, the Board considered Mr. Perry’s position as President of BVF, our largest shareholder, which is discussed under “Other Information - Certain Transactions with Related Persons.”

Based on the review described above, the Board affirmatively determined that:

•
A majority of the directors of the Board are independent, and all members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are independent, under the applicable NASDAQ standards and, in the case of the Audit Committee and the Compensation Committee, the applicable SEC standards.

•
All of the non-management directors of the Board are independent under the NASDAQ standard. The independent directors are: Michael A. Metzger, Phillip M. Nudelman, Ph.D., Matthew D. Perry, Frederick W. Telling, Ph.D. and Reed V. Tuckson, M.D., F.A.C.P. In addition, effective upon his stepping down from his position as Interim President and Chief Executive Officer in March 2017, Richard L. Love will also be independent under the NASDAQ standard.

•
Jack W. Singer, M.D. is not independent by virtue of his officer position with the Company. In addition, Dr. Craig will not be independent by virtue of his role as President and Chief Executive Officer of the Company, effective March 2017.

Other than as described above, in 2016, there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board in determining that the applicable independence standards were met by each of the directors.

Leadership Structure

The Board has a formal policy that the positions of Chief Executive Officer and Chairman of the Board shall continue to be held by separate individuals. Dr. Nudelman has served as the Chairman of the Board since October 2005. Because Dr. Nudelman meets the independence standards of the NASDAQ Stock Market Rules, he also presides over separate meetings for the independent directors. The Board regularly provides such independent directors separate meeting time. This structure ensures a greater role for the independent directors in our oversight and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of our day-to-day operations, while the Chairman of the Board presides at all meetings of the Board at which he is present; calls and prepares the agenda for and presides over separate sessions of the independent directors; acts as a liaison between the independent directors and our management; and performs such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by our Bylaws.

Annual Board and Committee Performance Evaluations

The Nominating and Governance Committee is responsible for developing policies and procedures for the Board performance evaluation process, and for overseeing such policies and procedures. The Nominating and Governance Committee’s current practice is to conduct a performance evaluation of the Board and each of its committees on an annual basis.

Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee of the Board, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile and (iv) integrate risk management into our decision-making.

The Board takes the lead in overseeing risk management, and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisers, as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of our risk management processes. Material risks are identified and prioritized by management, and each prioritized risk is referred to a committee of the Board or the full Board for oversight. For example, management refers strategic risks to the full Board, while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each, and annually reviews our risk management program as a whole. Also, the Compensation Committee reviews our compensation programs to help ensure that they do not encourage excessive risk-taking. Please see “Compensation Discussion and Analysis - Risk Considerations” for more information.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for us.

Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Leadership Structure” above.

Code of Ethics

We have adopted a code of ethics for our senior executive and financial officers (including our principal executive officer and principal financial officer), as well as a code of business conduct and ethics applicable to all officers, directors and employees.

Both codes of ethics are available on our website at http://www.ctibiopharma.com. Shareholders may request a free copy of the codes of ethics by contacting the Company at (206) 282-7100 or at CTI BioPharma Corp., Attention: Investor Relations, 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. Any amendments to, or waivers from, our code of ethics for our directors and executive officers will be posted on our website at http://www.ctibiopharma.com to the extent required by applicable SEC and NASDAQ rules.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which are available on our website at http://www.ctibiopharma.com. Shareholders may request a free copy of the Corporate Governance Guidelines at the address and phone number set forth above.

Shareholder Proposals and Recommendations

Proposals for Inclusion in Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended for inclusion in the proxy statement related to the 2018 Annual Meeting should be sent to our Secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. and must be received by November 11, 2017. Shareholders interested in submitting a proposal for inclusion in the proxy materials for our 2018 Annual Meeting must follow the procedures prescribed in Rule 14a-8 under the Exchange Act.

Nomination of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials. If you intend to nominate an individual for election to our Board at our 2018 Annual Meeting or wish to present a proposal at the 2018 Annual Meeting but do not intend for such proposal to be included in the proxy statement for such meeting, our Bylaws require that, among other things, shareholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no less than the close of business on February 15, 2018 (the 90th day prior to the first anniversary of the Annual Meeting) and no more than the close of business on January 16, 2017 (the 120th day prior to the first anniversary of the Annual Meeting). Notwithstanding the foregoing, in the event that we change the date of the 2018 Annual Meeting to a date that is more than 30 days before or after the date one year from the date of the Annual Meeting, written notice by a stockholder must be received by later than the close of business on the tenth day following the date on which the public announcement is first made of the date of the 2018 Annual Meeting. Shareholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Sections 13 and 14 of Article II of our Bylaws will not be acted upon at the 2018 Annual Meeting.

As set forth in our Bylaws, each notice of a director nomination should contain the following information: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may in his discretion determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if so determined, he will so declare to the meeting and the defective nomination will be disregarded.

As set forth in our Bylaws, each notice of a shareholder proposal (whether or not to be included in the proxy statement) should contain the following information: (i) the address of the shareholder who intends to make the proposal(s); (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the proposal(s); and (iii) such other information regarding each proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC. The Chairman of the meeting may in his discretion determine and declare to the meeting that a proposal was not made in accordance with the foregoing procedures, and if so determined, he shall so declare to the meeting and the defective proposal will be disregarded.

Shareholder Recommendations. A shareholder may recommend a director to the Nominating and Governance Committee by delivering a written notice to our Secretary at our principal executive offices and including in the notice the items required by Section 13 of Article II of our Bylaws as well as (i) a comprehensive written resume of the nominee’s business experience and background, and (ii) the consent of the director candidate to serve as a member of the Board if elected. Properly communicated shareholder recommendations will be considered in the same manner as recommendations received from other sources and using the same criteria as used for any other director candidate. See “Nominating and Governance Committee” above for additional information.

Communicating Concerns to Directors

Shareholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures set forth in our Whistleblower Policy, which is contained in our Code of Business Conduct and Ethics available on our website at http://www.ctibiopharma.com.

Shareholders and other interested parties may communicate with the Board and the Chairman on other matters by writing to Dr. Nudelman, c/o CTI BioPharma Corp., Legal Department, 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. The Legal Department will perform a legal review in the normal discharge of duties to ensure that communications forwarded to Dr. Nudelman are appropriate. Items that are unrelated to the duties and responsibilities of the Board such as mass mailings, junk mail, personal employee complaints not related to accounting, internal controls, auditing or officer conduct (which are reviewed and forwarded by the Legal Department), inquiries regarding clinical trials or our operations generally, job inquiries, surveys, business solicitations or advertisements will not be forwarded to Dr. Nudelman. In addition, material that is threatening or similarly unsuitable will not be forwarded to Dr. Nudelman. Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to Dr. Nudelman and any other independent director upon request. The independent directors have granted the Legal Department discretion to decide what correspondence shall be forwarded to Dr. Nudelman and what shall be shared with our management, with specific instructions that any personal employee complaints of the nature addressed under our Whistleblower Policy be forwarded as set forth therein. If items are forwarded to Dr. Nudelman, he will decide in his own discretion whether to circulate them to other members of the Board.

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND
RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES
Summary

On March 13, 2017, our Board approved, subject to shareholder approval, an amendment (the “Amendment”) to our Articles to (a) increase the total number of authorized shares from 41,533,333 to 81,533,333 and (b) increase the total number of authorized shares of common stock from 41,500,000 to 81,500,000 shares. Pursuant to this Proposal 2, our shareholders are being asked to approve the Amendment.

The proposed Amendment would replace Section 1 of Article II of our Articles with the following language:

“ARTICLE II AUTHORIZED CAPITAL STOCK

1.
Classes. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue shall be Eighty-One Million Five Hundred Thirty-Three Thousand Three Hundred Thirty-Three (81,533,333); the total number of authorized shares of Common Stock shall be Eighty-One Million Five Hundred Thousand (81,500,000); and the total number of authorized shares of Preferred Stock shall be Thirty-Three Thousand Three Hundred Thirty-Three (33,333).”

Purpose and Rationale for Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock. Article II of our Articles currently authorizes us to issue up to 41,533,333 shares of stock, 41,500,000 of which are designated as common stock, no par value per share, and 33,333 shares of which are designated as preferred stock, no par value per share. As of February 10, 2017, 4,064,131 shares of common stock were reserved for issuance under our equity compensation plans, 29,239 shares of common stock were reserved for issuance upon exercise of outstanding warrants, 187,466 shares of common stock were reserved for issuance under our employee stock purchase plan and 1 share of common stock was reserved for issuance upon exercise of outstanding restricted share rights. As a result, currently, there are only approximately 8,993,368 shares of authorized common stock available for future issuance under our existing Articles for other corporate purposes.

Adoption of the Amendment would increase the number of authorized shares of common stock by 40,000,000. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional shares of common stock to be authorized by adoption of the Amendment would have rights identical to our currently authorized and outstanding shares of common stock. The Amendment would not affect the rights of the holders of currently outstanding common stock, except to the extent additional shares are actually issued, which may have certain effects, including dilution of the earnings per share of current holders of common stock. The Amendment would not change the authorized number of shares of preferred stock.

Shareholders do not have preemptive rights with respect to our common stock. Therefore, should the Board determine to issue additional shares of common stock currently authorized or authorized by the Amendment, existing shareholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

We are proposing the Amendment due to the fact that we anticipate the need to issue additional shares of common stock in the future in connection with one or more of the following:

•	financing transactions, such as public or private offerings of common stock or derivative securities;

•	our equity incentive plans and employee stock purchase plan;

•
debt, warrant or other equity restructuring or refinancing transactions, such as debt or warrant exchanges or offerings of new convertible debt or modifications to existing securities, or as payments of interest on debt securities;

•	acquisitions, strategic partnerships, collaborations, joint ventures, restructurings, divestitures, business combinations and strategic investments;

•	our Shareholder Rights Agreement, dated December 28, 2009, as amended (the "Rights Plan");

•	corporate transactions, such as stock splits or stock dividends; and

•	other corporate purposes that have not yet been identified.

If Proposal 2 is adopted, following the filing of the Amendment with the Secretary of State of the State of Washington, the additional authorized shares of common stock would become issuable upon the approval of the Board at such times, in such amounts, and upon such terms as the Board may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, NASDAQ, Mercato Telematico Azionario stock market in Italy or any other exchange or quotation service on which the Company’s common stock may then be listed. Shareholder approval of this Amendment will not, by itself, cause any change in the Company’s capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this Proposal 2 would ultimately result in dilution of existing shareholders’ equity interests.

We do not believe that our presently authorized but unissued and unreserved shares of common stock will be sufficient to enable us to raise the capital necessary to fund our future operations. One of the ways the Company has historically raised such capital was by issuing shares of common stock and derivative securities convertible into or exercisable for shares of common stock from time to time. Without additional authorized shares of common stock, the Company will be unable to raise all of the financing it will likely need to maintain its operations. In this regard, we engage from time to time in discussions concerning fund raising opportunities. In addition to such periodic discussions regarding fund raising opportunities, we also engage in periodic discussions with potential partners, collaborators, strategic investors and acquisition candidates as part of our business model. In the event a fund raising or other strategic transaction opportunity were to arise, we may not have sufficient time to seek shareholder approval of a specific transaction given our limited cash resources. The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other strategic transactions that may arise, in most cases without the necessity of holding a special shareholders’ meeting and obtaining further shareholder approval before the issuance of common stock could proceed (except as may be required by applicable law, regulatory agencies, NASDAQ, Mercato Telematico Azionario stock market in Italy or any other exchange or quotation service on which the Company’s common stock may then be listed).

As of the date of this Proxy Statement, the Board has no commitments, arrangements or understandings, written or oral, relating to the issuance of the newly-authorized shares that would be available in the event this Proposal 2 is adopted. However, if this Proposal 2 is adopted by our shareholders and if any discussions regarding a fund raising or strategic transaction come to a definitive understanding, it is possible that we could issue some or all of the newly-authorized shares in one or more such transactions subsequent to the increase in the number of authorized shares pursuant to this Proposal 2. We anticipate that, if Proposal 2 is adopted by our shareholders, we will issue some or all of the newly-authorized shares for fund raising purposes. However, we cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they would enhance shareholder value or that they would not adversely affect our business or the trading price of our common stock. Further, certain of such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. The Company also plans to continue to issue shares of common stock pursuant to its existing or future equity incentive plans and employee stock purchase plan subsequent to the increase in the number of authorized shares.

Determination of the Size of the Proposed Share Increase

In determining the size of the proposed authorized share increase under this Proposal 2, a number of factors were considered, including the number of shares issuable upon conversion or exercise of our outstanding derivative securities (including warrants and securities issued under our equity incentive plans), the need to issue future additional shares under our existing or future equity incentive plans in order to recruit and retain directors, officers, employees and other service providers, and under our existing or future employee stock purchase plan, that we expect to need additional shares in connection with future financing transactions in order to fund our operations or for other potential strategic transactions, and the potential that the Board may determine to effect one or more stock splits (in the form of stock dividends) in the future.

Anti-Takeover Effects

Although this proposal to increase the number of authorized shares of common stock has not been prompted by any current or threatened hostile takeover attempt, shareholders should be aware that approval of this proposal could facilitate future attempts by the Company to oppose changes in control of the Company and to perpetuate our then-current management. For example, without further shareholder approval, the Board could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current Board. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, as of the date of this Proxy Statement, the Board does not intend or view the increase in authorized common stock as an antitakeover measure, nor are we aware of any proposed or contemplated transaction of this nature.

In addition to the foregoing, existing anti-takeover provisions in our charter documents, in our Rights Plan, and under Washington law could have anti-takeover effects. For example, provisions of our Articles and Bylaws that may have an anti-takeover effect include:

•	elimination of cumulative voting in the election of directors;

•	procedures for advance notification of shareholder nominations and proposals;

•	the ability of our Board to amend our Bylaws without shareholder approval; and

•	the ability of our Board to issue shares of preferred stock without shareholder approval upon the terms and conditions and with the rights, privileges and preferences as our Board may determine.

In addition, under our Rights Plan, an acquisition of 20% or more of our common stock by a person or group, subject to certain exceptions, could result in the exercisability of the preferred stock purchase right accompanying each share of our common stock (except those held by a 20% shareholder, which become null and void), thereby entitling the holder to receive upon exercise, in lieu of a number of units of preferred stock, that number of shares of our common stock having a market value of two times the exercise price of the right. The existence of our Rights Plan could have the effect of delaying, deterring or preventing a third party from making an acquisition proposal for us and may inhibit a change in control that some, or a majority, of our shareholders might believe to be in their best interest or that could give our shareholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

As a Washington corporation, we are subject to Washington’s anti-takeover statute, which imposes restrictions on some transactions between a corporation and certain significant shareholders. These provisions, alone or together, could have the effect of deterring or delaying changes in incumbent management, proxy contests or changes in control.

Other existing provisions applicable to us that might have a material anti-takeover effect include our executive employment agreements and certain provisions of outstanding employee options and other equity awards that, in each case, accelerate vesting if there is a change in control of our Company.

We have no knowledge of any present efforts to accumulate shares of our common stock in the market or to gain control of us, and we have no present intention to adopt any other provisions or enter into any other arrangements that would have a material anti-takeover effect.

Consequences of Failure to Obtain Shareholder Approval

Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital when needed, and may lose important business opportunities, including to competitors, which could adversely affect our financial performance, growth and ability to continue our operations. As opportunities or circumstances that require prompt action frequently arise, it is the belief of the Board that the delay necessitated for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders.

Effectiveness of the Amendment; Required Vote and Board Recommendation

If the Amendment is approved by our shareholders, the Amendment will become effective upon its filing with the Secretary of State of the State of Washington, which filing is expected to occur promptly after the Annual Meeting. If the Amendment is not approved by our shareholders, the Amendment will not be filed and the number of authorized shares of common stock under our

Articles will remain unchanged. Our Board reserves the right, notwithstanding shareholder approval of the Amendment and without further action by our shareholders, not to proceed with the filing of the Amendment.

Approval of this Proposal 2 requires the affirmative vote of a majority of votes cast that are present in person, by telephone or by proxy, provided that the affirmative vote for Proposal 2 equals or exceeds 15% of the votes entitled to be cast. If the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, abstentions will have the effect of votes cast against Proposal 2. However, if the affirmative vote equals or exceeds the 15% threshold, then abstentions will not have the effect of votes cast against Proposal 2. If you do not instruct your broker on how to vote the shares in your account for this Proposal 2, brokers will be permitted to exercise their discretionary authority to vote for such proposal.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 3: APPROVAL OF THE COMPANY’S
2017 EQUITY INCENTIVE PLAN
Summary

We are asking you to approve a new equity incentive plan, the 2017 Equity Incentive Plan (the “2017 Plan”). The Board approved the proposed 2017 Plan on March 13, 2017, subject to shareholder approval.

We currently maintain the CTI BioPharma Corp. 2015 Equity Incentive Plan, as amended (the “2015 Plan”) and the CTI BioPharma Corp. 2007 Equity Incentive Plan, as amended (the “2007 Plan”). However, no new awards may be granted under the 2007 Plan. As of February 10, 2017, (i) a total of 2,751,557 shares of our common stock were then subject to outstanding options granted under the 2007 Plan or the 2015 Plan, (ii) 378,750 shares of our common stock were then subject to unvested restricted stock awards and unvested restricted stock unit awards granted under the 2007 Plan or the 2015 Plan, (iii) no shares were available for new award grants under the 2007 Plan, and (iv) 1,113,811 shares of our common stock were available for new award grants under the 2015 Plan. If shareholders approve the 2017 Plan, no new awards will be granted under the 2015 Plan after the Annual Meeting. In addition, if so approved, (i) 2,000,000 shares of the Company’s common stock will be made available for award grants under the 2017 Plan, and (ii) any shares of common stock subject to outstanding stock options and restricted stock or restricted stock unit awards under the 2015 Plan or the 2007 Plan that expire, are canceled or otherwise terminate after the Annual Meeting (other than shares withheld for the payment of any applicable exercise price or tax withholding) will also be available for award grant purposes under the 2017 Plan.

If shareholders do not approve the 2017 Plan, the Company will continue to have the authority to grant awards under the 2015 Plan. While our authority to grant awards under the 2015 Plan will terminate if shareholders approve the 2017 Plan, the termination of such grant authority will not affect awards then outstanding under the 2015 Plan.

Please see the discussion below under “New Plan Benefits,” “Award Burn Rate” and “Dilution” for detailed information on past award grants under the 2007 Plan and the 2015 Plan and the potential dilutive impact of this Proposal 3.

Reasons for Approving the Proposal

We believe the proposed 2017 Plan, and the number of shares that would be available for award grants under the 2017 Plan if shareholders approve this Proposal 3, will facilitate our ability to continue to grant equity incentives, which we believe are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive service provider markets in which we must compete. We believe that our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. Equity awards are a significant component of total compensation for our executive officers, other employees and service providers. If we were to grant fewer equity awards to these individuals, we believe that we would nonetheless need to provide compensation in other forms (such as cash) to provide a total compensation package that is competitive with other companies. We strongly believe that the approval of this Proposal 3 is instrumental to our continued success.

Vote Required and Board Recommendation

The Board believes that the adoption of the 2017 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, motivate, retain and reward persons important to our success. All members of the Board and all of the Company’s executive officers are eligible for awards under the 2017 Plan and thus have a personal interest in the approval of the 2017 Plan.

Approval of the 2017 Plan requires the affirmative vote of the holders of a majority of the shares of our common stock voting on this Proposal 3 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this Proposal 3.

THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE 2017 PLAN.

Summary Description of the 2017 Plan

The principal terms of the 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan, which appears as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2017 Plan is to promote the success of the Company and the interests of our shareholders by providing an additional means for us to attract, motivate, retain and reward selected employees, directors, officers and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

Administration

Our Board or one or more committees appointed by our Board administers the 2017 Plan. A committee may delegate some or all of its authority with respect to the 2017 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. The Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee, except for authority with respect to awards granted or to be granted to our non-employee directors. The Board has retained sole authority under the 2017 Plan with respect to non-employee directors’ awards, although the Compensation Committee has authority under its charter to make recommendations to the Board concerning such awards. (The appropriate body acting as the administrator of the 2017 Plan, be it the Board, a committee within its delegated authority or an officer within his or her delegated authority, is referred to in this Proposal 3 as the “Administrator.”)

The Administrator has broad authority under the 2017 Plan including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•
to grant awards and determine the terms and conditions of awards, including but not limited to the price (if any) to be paid for the shares or the award and the number of shares (if a securities-based award) to be offered or awarded;

•
to determine any applicable vesting and exercise conditions for awards, or determine that no delayed vesting or exercise is required, and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject, in the case of stock options and stock appreciation rights, to the maximum ten-year term applicable to those awards);

•	to cancel, modify or waive the Company’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the 2017 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•
to determine the method of payment of the purchase price (if any) for any award or shares of the Company’s common stock, as well as any tax-related items with respect to the award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other lawful consideration as determined by the Administrator;

•
to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2017 Plan; and

•	to construe and interpret the 2017 Plan, make rules for the administration of the 2017 Plan and make all other determinations necessary or advisable for the administration of the 2017 Plan.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (ii) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award or (iii) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility

Persons eligible to receive awards under the 2017 Plan include officers or employees of the Company or any of its subsidiaries,

directors of the Company and certain consultants and advisers to the Company or any of its subsidiaries. As of February 10, 2017, approximately 94 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers currently employed by us), each of the Company’s 6 non-employee directors and approximately 29 other individuals who provide services to the Company and its subsidiaries as consultants or advisers, were considered eligible under the 2017 Plan. While consultants and advisers to the Company and our subsidiaries are generally considered eligible under the 2017 Plan to preserve flexibility for the Company, over the last five years we have only granted equity awards under the 2015 Plan or its predecessor the 2007 Plan to 5 individuals who, at the time of grant of the awards, were neither employed by the Company, or one of our subsidiaries, nor members of the Board.

Authorized Shares; Limits on Awards

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2017 Plan equals the sum of: (i) 2,000,000 shares, plus (ii) the number of any shares subject to stock options or restricted stock or restricted stock unit awards granted under the 2015 Plan or the 2007 Plan and outstanding as of the date of the Annual Meeting that expire, or for any reason are cancelled, terminated or forfeited or otherwise reacquired, after the date of the Annual Meeting without being exercised or vested, as applicable. As of February 10, 2017, (i) a total of 442,623 shares of our common stock were then subject to outstanding options granted under the 2007 Plan, (ii) a total of 2,308,934 shares of our common stock were then subject to outstanding options granted under the 2015 Plan, (iii) 62,487 shares of our common stock were then subject to unvested restricted stock or restricted stock unit awards granted under the 2007 Plan, (iv) 316,263 shares of our common stock were then subject to unvested restricted stock or restricted stock unit awards granted under the 2015 Plan, (v) no shares were available for new award grants under the 2007 Plan, and (vi) 1,113,811 shares of our common stock were available for new award grants under the 2015 Plan.

The following other limits are also contained in the 2017 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2017 Plan is 2,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the 2017 Plan is 1,200,000 shares.

•
“Qualified Performance-Based Awards” under Section 5.2 of the 2017 Plan granted to a participant in any one calendar year under the 2017 Plan will not provide for payment of more than (i) in the case of such awards payable only in cash and not related to shares, $1,000,000 and (ii) in the case of such awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 1,200,000 shares.

•
The maximum grant date fair value for awards granted to a non-employee director under the 2017 Plan during any one calendar year is $375,000, except that this limit is $475,000 as to a non-employee director who is serving as the Chairman of the Board at the time the applicable grant is made. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Except as described in the next sentence, shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest or for any other reason are not paid or delivered under the 2017 Plan will again be available for subsequent awards under the 2017 Plan. Notwithstanding the foregoing, shares that are exchanged by a participant or withheld by the Company to pay the exercise or purchase price of an award granted under the 2017 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the 2017 Plan, will not be available for subsequent awards under the 2017 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2017 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limit of the 2017 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limit of the plan.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2017 Plan. The 2017 Plan does not permit the Company to increase the applicable share limits of the 2017 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards

The 2017 Plan authorizes stock options, stock appreciation rights and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a non-qualified stock option. Incentive stock option benefits are taxed differently from non-qualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards under the 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant. Options and stock appreciation rights may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.

The other types of awards that may be granted under the 2017 Plan include, without limitation, stock awards, restricted stock, restricted stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents that represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares and cash awards. Any awards under the 2017 Plan may be fully- vested at grant or may be subject to time- and/or performance-based vesting requirements.

Qualified Performance-Based Awards

Under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), a public corporation generally cannot take a tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of $1,000,000 as to each covered executive. Compensation that qualifies as “performance-based” under Section 162(m), however, is excluded from the
$1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the Company’s shareholders.

The Administrator may grant awards under the 2017 Plan that are intended to be performance-based awards within the meaning of Section 162(m). Stock options and stock appreciation rights may qualify as performance-based awards within the meaning of Section 162(m). In addition, other types of awards authorized under the 2017 Plan (such as restricted stock, performance stock, stock units, and cash bonus opportunities) may be granted with performance-based vesting requirements and intended to qualify as performance-based awards within the meaning of Section 162(m) (“Qualified Performance-Based Awards”). While the Administrator may grant awards under the 2016 Plan that qualify (or are intended to qualify) as performance-based awards within the meaning of Section 162(m), nothing requires that any award qualify as “performance-based” within the meaning of Section 162(m) or otherwise be deductible for tax purposes.

The vesting or payment of Qualified Performance-Based Awards will depend on the performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. To qualify an award as performance-based under Section 162(m), the Administrator must consist solely of two or more outside directors (as this requirement is applied under Section 162(m)), the Administrator must establish criteria and targets in advance of applicable deadlines under Section 162(m) and while the attainment of the performance targets remains substantially uncertain, and the Administrator must certify that any applicable performance goals and other material terms of the grant were satisfied. The performance criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), cash position, regulatory approval, stock price, total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, or on sales, cost containment or reduction, or any combination thereof. These performance criteria may be measured on an absolute or relative basis (including relative to the performance of other companies) and may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period. The performance measurement period with respect to an award may range from three months to ten years. The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets shall be adjusted to exclude the effects of certain unusual or nonrecurring items identified in the 2016 Plan documents or otherwise specified by the Administrator at the time of establishing the goals.

Qualified Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Qualified Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents; Deferrals

The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2017 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2017 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards

If the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, awards then-outstanding under the 2017 Plan will not automatically become fully vested pursuant to the provisions of the 2017 Plan so long as such awards are assumed, substituted for or otherwise continued. However, except as described below, if awards then-outstanding under the 2017 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested. The Administrator also has the discretion to establish and provide for alternative change in control provisions in a particular award agreement with respect to awards granted under the 2017 Plan. For example, the Administrator could provide in such an award agreement for the automatic acceleration of vesting or payment of an award in connection with a corporate event or a termination of the award recipient's employment.

Transfer Restrictions

Subject to certain exceptions contained in Section 5.7 of the 2017 Plan, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or legal representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities and exchange control laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority

The 2017 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2017 Plan

The Board may amend or terminate the 2017 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law. Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring shareholder approval. Unless terminated earlier by the Board, the authority to grant new awards under the 2017 Plan will terminate effective at the close of business on March 12, 2027, subject to any extension that may be approved by our shareholders. Following the expiration or termination of the 2017 Plan, outstanding awards will generally continue to remain outstanding, and the Administrator’s authority with respect thereto shall persist. Generally, outstanding awards may be amended by the Administrator (subject to the no repricing provision discussed above), but the consent of the award holder is required if the amendment (or any 2017 Plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2017 Plan

The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

With respect to non-qualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, restricted stock units and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2017 Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) may not be permitted to be deducted by the Company in certain circumstances.

New Plan Benefits

We have not approved any awards that are conditioned upon shareholder approval of the 2017 Plan, and we are not currently considering any specific award grants under the 2017 Plan except the award referenced below for Dr. Craig in connection with his commencing employment with the Company. Future grants under the 2017 Plan will be determined by the Administrator and may vary from year to year and from participant to participant and are not determinable at this time.

If the 2017 Plan had been in existence in fiscal year 2016, the Company expects that its award grants for fiscal year 2016 would not have been substantially different from those actually made in that year. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal year 2016, see “Executive Compensation”.

Award Burn Rate

The following table presents information regarding the Company’s net burn rate for the past three complete fiscal years,

with average annual net burn rate over such three years being 5.6%. For this purpose, the “net burn rate” for any one particular fiscal year means the total number of shares of the Company’s common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year, less the total number of such shares canceled, terminated or forfeited in the fiscal year without the awards having become vested or paid, as the case may be, divided by the Company’s weighted average number of basic shares of common stock issued and outstanding during that particular fiscal year. For purposes of this table, the long-term incentive plan (“LTIP”) awards we granted to certain executive officers and directors prior to 2016 in the form of restricted stock is included in the year awarded (not in the year in which the applicable vesting conditions are satisfied), and LTIP awards granted in the form of restricted stock units (“RSUs”) are taken into account only to the extent the applicable performance-based vesting condition was satisfied in the year indicated (in which case the number of shares issued in payment of those LTIP RSUs has been included in the number of shares subject to restricted stock awards granted in that year; the only year indicated below in which LTIP RSUs vested was 2015).

	2016	2015	2014
Options granted	1,511,299	1,149,185	101,500
Restricted stock/stock unit awards granted	457,036	616,080 (1)	442,616
Less: shares subject to canceled, terminated or forfeited awards	(360,434)	(263,305)	(72,852)
Net shares granted	1,607,901	1,501,960	471,264
Weighted average basic common shares outstanding	27,947,894	18,837,337	14,853,062
Net burn rate (2)(3)	5.8%	8.0%	3.2%

(1)	Includes 107,102 shares delivered in payment of LTIP RSUs as to which the applicable performance-based vesting condition was satisfied in 2015.

(2)
Net burn rate is equal to (x) divided by (y), where (x) is equal to the sum of total options granted by the Company during the fiscal year, plus the total restricted stock/stock unit awards granted by the Company during the fiscal year, minus the total number of shares subject to stock options, restricted stock and restricted stock unit awards canceled, terminated or forfeited during the fiscal year without the awards having become vested or paid, as the case may be, and where (y) is equal to the Company's weighted average basic common shares outstanding for each respective year.

(3)	For the three-year period ended December 31, 2016, the Company's average annual net burn rate using the methodology described in note (2) above was 5.6%.

Assuming a level of grants consistent with the number of equity-based awards granted during 2016 and disregarding any potential cancellations, terminations or forfeitures of any currently outstanding awards, given the speculative nature of these events, it is expected that the 2,000,000 shares requested for the 2017 Plan under this Proposal 3 would provide the Company with flexibility to continue to grant equity-based awards into the third quarter of 2018, assuming such grants occur at an equal rate throughout the projected period. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are awarded under the 2017 Plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the potential need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards we grant, the extent to which any applicable performance-based vesting requirements are satisfied and how we choose to balance total compensation between cash and equity-based awards. The type and terms of awards granted may also change in any one year or from year-to-year based on any number of variables, including, without limitation, changes in competitors’ compensation practices or changes in compensation practices generally, and the need to attract, retain and incentivize key talent.

Dilution

The following table shows the total number of shares of our common stock that were (i) subject to unvested restricted stock and restricted stock unit awards granted under the 2007 Plan and 2015 Plan, (ii) subject to outstanding stock options granted under the 2007 Plan and 2015 and (iii) available for new award grants under the 2015 Plan, in each case, as of each of December 31, 2016 and February 10, 2017. In this Proposal 3, the number of shares of our common stock subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards. This table does not include shares underlying the LTIP awards as those awards expired on December 31, 2016.

	December 31,	February 10,
	2016	2017
Shares subject to unvested restricted stock and restricted stock unit awards	369,647	378,750
Shares subject to outstanding stock options (1)	2,806,468	2,751,557
Shares available for new award grants	1,076,676	1,113,811

(1)	The Company’s outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

To help assess the potential dilutive impact of this Proposal 3, the number of shares of our common stock outstanding in each of the last three fiscal years is as follows: 17,676,109 shares outstanding at the end of fiscal year 2014; 28,046,109 shares outstanding at the end of fiscal year 2015; and 28,228,602 shares outstanding at the end of fiscal year 2016. The number of shares of our common stock outstanding as of February 10, 2017 was 28,225,792. For these purposes, outstanding shares include unvested restricted shares of our common stock awarded and outstanding as of the applicable date. In addition, in February 2017, we granted stock options to certain non-employee directors as discussed under "Director Compensation" below, and as discussed in the “Compensation Discussion and Analysis” below, we granted additional stock options in March 2017 and the Compensation Committee approved stock option awards for Dr. Craig that are effective on and subject to his commencement of employment with the Company.

The closing market price of our common stock on the NASDAQ Capital Market on March 10, 2017 was $4.35.

Equity Compensation Plan Information

For information concerning our equity compensation plans, please see “Other Information - Equity Compensation Plan Information” in this proxy statement.

PROPOSAL 4:
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITOR

Summary

Marcum LLP served as our independent auditor and independent registered public accounting firm for the completion of our audit for the year ended December 31, 2016. The Audit Committee has again approved the appointment of Marcum LLP as our independent auditor for the year ending December 31, 2017, and the Board has further directed that we submit the selection of independent auditor and independent registered public accounting firm for 2017 for ratification by the shareholders at the Annual Meeting.

Representatives of Marcum LLP will have an opportunity to make a statement if they so desire at the Annual Meeting and are expected to be available to respond to appropriate questions.

Although ratification is not required by our Bylaws or otherwise, we are submitting the selection to our shareholders for ratification as a matter of good corporate practice and because we value our shareholders’ views. In the event the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor and independent registered public accounting at any time during the year if the Audit Committee feels that such a change would be in our and our shareholders’ best interests.

Independent Auditor’s Fees and Services

The following table provides the aggregate fees billed for professional services rendered by our principal accountants during each of the past two fiscal years ended December 31, 2016 and 2015:

Services Rendered	2016	2015
Audit Fees (1)	$ 464,000	$606,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

(1)
Audit Fees. This category includes fees for professional services provided in conjunction with the audit of our financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of our quarterly financial statements, assistance and review of documents filed with the SEC, consents and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.

(2)
Audit-Related Fees. This category pertains to fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, consultation on internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans and other attestation services not required by statute or regulation.

(3)	Tax Fees. This category pertains to fees for professional services provided related to tax compliance, tax planning and tax advice.

(4)	Other Fees. There were no other fees for services not included above.

Pre-Approval Policy

Pursuant to the Amended and Restated Charter for the Audit Committee, the Audit Committee pre-approves all auditing services and permissible non-audit services to be performed by our independent auditor and the associated fees. The Audit Committee can delegate this responsibility to one or more of its members, provided that such pre-approval decision is presented to the full Audit Committee and its next scheduled meeting. All services performed and related fees billed by Marcum LLP during fiscal year 2016 and fiscal year 2015 were pre-approved by the Audit Committee pursuant to regulations of the SEC.

Vote Required and Board Recommendation

Ratification of the selection of Marcum LLP as our independent auditor for the year ending December 31, 2017 requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 4 in person, by telephone or by proxy at the Annual Meeting. Abstentions and any broker non-votes will not be counted in the ratification of the selection of our independent auditor and will have no effect on the outcome of the selection of the independent auditor. If you do not instruct your broker on how to vote the shares in your account for this Proposal 4, brokers will be permitted to exercise their discretionary authority to vote for such proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS OUR INDEPENDENT AUDITOR.

Report of the Audit Committee

The Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board and reviews the Company’s system of internal controls. We act only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements, establishing and maintaining adequate internal controls, and the reporting process. Marcum LLP is responsible for expressing opinions on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles, on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. Each member of the Audit Committee is an independent director as determined by the Board, based on the NASDAQ Stock Market Rules promulgated by the NASDAQ Stock Market and the SEC’s independence requirements for members of audit committees. In addition, the Board has determined that Frederick W. Telling is an “audit committee financial expert,” as defined by SEC rules.

We operate under a written charter, a copy of which is available on the Company’s website at http://www.ctibiopharma.com. As more fully described in our charter, the purpose of the Audit Committee is to assist the Board in its oversight and monitoring of the Company’s financial statements, internal controls and audit matters. We meet each quarter with Marcum LLP and management to review the Company’s interim financial results before the publication of the Company’s quarterly reports. Management’s and Marcum LLP’s presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditor. In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we are directly responsible for the appointment, compensation, retention, oversight and, when appropriate, replacement of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. We also lead the selection of the lead audit partner, working with Marcum LLP with input from management.

In accordance with existing Audit Committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by Marcum LLP are subject to pre-approval by the Audit Committee or one of its members to whom such authority may from time to time be delegated. This includes audit services, audit-related services, tax services and other services. Such pre-approval relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Marcum LLP, and we are able to obtain such services from other service providers at competitive rates.

In addition, we recommend the ratification of the appointment of the independent auditor and review their proposed audit scope, approach and independence. Marcum LLP has served as our independent auditor since 2010. In determining whether to reappoint Marcum LLP, we took into consideration a number of factors, including the length of time the firm has been engaged and the knowledge the firm has of our operations, accounting policies and practices and internal control over financial reporting, the quality of our ongoing discussions with Marcum LLP and an assessment of the professional qualifications and past performance of the lead audit partner and Marcum LLP. In order to assure continuing auditor independence, we also periodically consider whether there should be a regular rotation of our independent auditor. We discussed with Marcum LLP other matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, we have received from, and discussed with, Marcum LLP their annual written report on their independence from us and our management, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the auditor whether the provision of any non-audit services provided to the Company by them during 2016 were compatible with the auditor’s independence. Following this evaluation, we concluded that the selection of Marcum LLP as the independent auditor is in the best interest of the Company and its shareholders.

We are not professional accountants or auditors and our duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the Audit Committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

We have reviewed and discussed the Company’s audited financial statements with management and Marcum LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

Based upon the review and discussions described in this report, we recommended to the Board that the audited consolidated financial statements be included in the 2016 Annual Report for filing with the SEC.

Respectfully submitted by the Audit Committee:

Phillip M. Nudelman, Ph.D., Chair
Frederick W. Telling, Ph.D.
Reed V. Tuckson, M.D.
Michael A. Metzger

PROPOSAL 5:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Summary

The Company is providing its shareholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables, as well as in the “Compensation Discussion and Analysis”).

As described more fully in the “Compensation Discussion and Analysis” of this Proxy Statement, the objectives of our executive compensation program are to allow us to recruit and retain superior talent, to create a direct relationship between executive compensation and performance and to create proper incentives to enhance the value of the Company and reward superior performance.

In furtherance of these objectives, the Company’s executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests by directly linking the compensation we pay our executives to our performance. These features are described in more detail in the “Compensation Discussion and Analysis” and include the following:

•
We generally balance the total annual compensation opportunity for each of our named executive officers so that the greatest emphasis is on “at-risk” pay (annual cash incentive compensation opportunity and grant of equity incentive compensation), with the greatest portion of “at-risk” pay generally being in the form of equity incentive compensation in that it has a value derived from our stock price and also has either a significant performance-based vesting component or a value directly dependent on stock price appreciation.

•
Since 2012, our equity award program for executives has included Long-Term Performance Awards that would vest only if we achieve specified operational and financial performance goals established by the Compensation Committee by December 31, 2016. These awards expired, unearned, on December 31, 2016 with respect to the performance goals that had not been achieved as of that date.

•
The Compensation Committee determined in December 2015 that the annual equity award grants for 2016 to our named executive officers would be made in the form of stock options (as opposed to prior years in which annual grants consisted of restricted stock). The change to granting stock options is intended to further align executives’ interests with those of stockholders since stock options will have value only if our stock price increases after the grant date and to provide an additional retention incentive.

•	In addition, the Compensation Committee determined in December 2015 to eliminate most of the perquisites we provide to our named executive officers in order to help simplify our compensation program.

•
In December 2015, we adopted a Stock Ownership Policy and a Policy Regarding the Recoupment of Certain Compensation Payments (compensation “clawback” policy), as well as revisions to our Insider Trading Policy to prohibit certain hedging and pledging transactions in our securities by our directors and officers, all as discussed in more detail below.

•
In recent years, the Compensation Committee approved arrangements for our named executive officers that eliminated any gross-up payments for “parachute payment” taxes under Sections 280G and 4999 of the Internal Revenue Code, and approved revisions to the severance agreements with certain of our named executive officers to eliminate “walkaway” right provisions that would have permitted them to voluntarily terminate employment for any reason following a change in control and receive severance benefits. For a discussion of benefits payable to the named executive officers in connection with a termination of employment or a change in control of the Company, see “Potential Payments upon Termination or Change in Control”.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this Proposal 5 and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our current policy is to provide shareholders with an opportunity to approve the compensation of the Company’s named executive officers every year at the annual meeting of shareholders. Proposal 6 is the next such vote.

Vote Required and Board Recommendation

Approval of this Proposal 5 requires the affirmative vote of the holders of a majority of shares of our common stock voting on this Proposal 5 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this Proposal 5.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 6:
ADVISORY VOTE ON THE FREQUENCY OF THE
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Summary
As described in Proposal 5 above, the Company’s shareholders are being provided the opportunity to cast an advisory non-binding vote on the Company’s executive compensation program.
This Proposal 6 affords shareholders the opportunity to cast an advisory vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 6, shareholders may vote to have future advisory votes on executive compensation every year, every two years or every three years.
The Company currently believes that advisory votes on executive compensation should be conducted every year. We believe an annual vote will provide shareholders a regular opportunity to evaluate the effectiveness of our executive compensation program in relation to the Company’s business results. Annual votes will also give the Board opportunity to engage with shareholders to understand advisory vote results, respond to shareholders’ feedback about Company pay practices, and implement any changes to our executive compensation program that the Board or Compensation Committee determines are appropriate.
This proposal is advisory only and will not be binding on the Company, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to the Company’s executive compensation program.
In voting on this proposal, shareholders will be able to indicate their preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. Shareholders that do not have a preference regarding the frequency of future advisory votes on executive compensation may abstain from voting on the proposal. Shareholders will not be voting to approve or disapprove the recommendation of the Board.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR
(AS OPPOSED TO EVERY TWO OR THREE YEARS).

PROPOSAL 7:
APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR
APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES
Summary

If there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies. In that event, you will be asked to vote only upon this Proposal 7 and not on any other proposals. In this Proposal 7, we are asking the shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting. If this Proposal 7 is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the Proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one or more of the Proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for any of the Proposals for which there are insufficient votes, and the Board may do so without adopting any of the Proposals for which there are sufficient votes at the time of the Annual Meeting.

If it is necessary or appropriate to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned (including publication of a notice of the adjourned meeting in an Italian newspaper), unless the Board fixes a new record date, which it must do if the Annual Meeting is adjourned to a date more than 120 days after the date fixed for the adjourned meeting. If the Board determines it is necessary or appropriate to adjourn the Annual Meeting and the record date for the Annual Meeting is changed because (i) the meeting is adjourned to a date more than 120 days after the date fixed for the adjourned meeting and/or (ii) the Board elects to change the record date, a notice of the adjourned meeting will be given to all shareholders pursuant to applicable U.S. and Italian law. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Board Recommendation

Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of our common stock voting on this Proposal 7 in person, by telephone or by proxy at the Annual Meeting. Abstentions and any broker non-votes will not be counted in the vote required to approve adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies. If you do not instruct your broker on how to vote the shares in your account for this Proposal 7, brokers will be permitted to exercise their discretionary authority to vote for such proposal.

THE BOARD RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This “Compensation Discussion and Analysis” describes the compensation we provide or provided to our executive officers: Dr. Jack W. Singer (Executive Vice President, Chief Scientific Officer, Interim Chief Medical Officer and Global Head of Translational Medicine); Dr. Matthew Plunkett (Executive Vice President, Chief Business Officer); and Bruce J. Seeley (Executive Vice President, Chief Commercial and Administrative Officer and Secretary and former Executive Vice President, Chief Commercial Officer), as well as Richard L. Love, the Company's former interim Chief Executive Officer and President, Dr. James A. Bianco, the Company’s former Chief Executive Officer and President, and Louis A. Bianco, the Company's former Executive Vice President, Finance and Administration. These executives are referred to in this proxy statement as our “named executive officers.”

The Company's principal executive officer at the end of 2016 was Mr. Love. The compensation for Mr. Love discussed in this “Compensation Discussion and Analysis” is his compensation for service during 2016 as our Interim President and Chief Executive Officer. Refer to the “Non-Employee Director Compensation Table” and related discussion below for Mr. Love’s compensation as a non-employee director of the Company during 2016 prior to becoming our Interim President and Chief Executive Officer. Adam R. Craig, who has succeeded Mr. Love as President and Chief Executive Officer, is not a named executive officer in this Proxy Statement because he was not employed by us during 2016.

•
As to each of our named executive officers who was a named executive officer in our 2016 proxy statement and who was employed by the Company on December 31, 2016, the executive’s 2016 total compensation as reported in the Summary Compensation Table was less than the 25th percentile for similar positions at the peer companies identified below.

•
As to each of our named executive officers who was a named executive officer in our 2016 proxy statement and who was employed by the Company on December 31, 2016, the executive’s 2016 total compensation as reported in the Summary Compensation Table was less than 30% of the total compensation reported in the Summary Compensation Table for 2015.

•
The equity award granted in 2016 to Mr. Love in connection with his service as Interim President and Chief Executive Officer was in the form of stock options that will have value only if the value of our common stock increases above the value of our common stock on the grant date of the award. In addition, half of these options granted to Mr. Love are subject to a performance-based vesting condition in addition to time-based vesting requirements.

Compensation Process

The Compensation Committee evaluates and approves our executive compensation plans, policies and programs.

Fiscal Year 2016 Business Developments

Select key recent 2017 and fiscal year 2016 highlights include:

Research and Development

In January 2017, we received a €7.5 million milestone payment from our partner, Servier, following the achievement of a milestone associated with patient enrollment in the Phase 3 PIX306 clinical trial of PIXUVRI.

In January 2017, the FDA removed the full clinical hold following review of our complete response submission which included, among other items, final Clinical Study Reports for both PERSIST-1 and 2 trials and a dose-exploration clinical trial protocol that the FDA requested. At that time, we announced that we intend to conduct a new trial, PAC203, that plans to enroll up to approximately 105 patients with primary myelofibrosis who have failed prior ruxolitinib therapy to evaluate the dose response relationship for safety and efficacy (spleen volume reduction at 12 and 24 weeks) of three dose regimens: 100 mg once-daily, 100 mg twice-daily (BID) and 200 mg BID. The 200 mg BID dose regimen was used in PERSIST-2.

In December 2016, we announced the presentation of data from PERSIST-2, a randomized Phase 3 clinical trial comparing pacritinib with physician-specified best available therapy (BAT), for the treatment of high risk, thrombocytopenic myelofibrosis patients (platelet counts less than 100,000 per microliter) in a late-breaking oral session at the American Society of Hematology (ASH) Annual Meeting. Data presented at ASH show that in myelofibrosis patients a statistically significant response rate in spleen volume reduction (SVR) with pacritinib therapy was observed compared to BAT that included use of the approved JAK1/JAK2 inhibitor ruxolitinib (p=0.001). The co-primary endpoint of reduction of Total Symptom Score (TSS) was not achieved (p=0.079) but trended toward improvement in TSS. Irrespective of prior ruxolitinib treatment, pacritinib therapy resulted in a statistically significant higher proportion of patients with SVR than patients on BAT.

In June 2016, we announced the presentation of long-term safety and efficacy results from PERSIST-1, a randomized Phase 3 trial comparing the efficacy and safety of pacritinib with that of best available therapy other than JAK inhibitors without exclusion for low platelet counts. A planned analysis of the study up to 72 weeks demonstrated treatment with pacritinib led to durable reductions in spleen volume and symptom burden in patients with myelofibrosis.

Corporate
In February 2017, we announced the appointment of Adam R. Craig, M.D., Ph.D., as President and Chief Executive Officer (CEO) and member of the Board effective March 20, 2017. Dr. Craig has over 20 years of experience in hematology, oncology and drug development in both the U.S. and Europe. Dr. Craig worked as an independent consultant providing strategic and operational advice and support to CTI BioPharma and other hematology/oncology biotechnology companies. Prior to consulting, Dr. Craig was Chief Medical Officer (CMO) and Executive Vice President of Development at Sunesis Pharmaceuticals and CMO and Senior Vice President of Chemgenex Pharmaceuticals Ltd. Dr. Craig is a Member of the Royal College of Physicians (UK) and undertook Post-Graduate Training in Pediatrics and Pediatric Oncology. Dr. Craig earned his Bachelor's and Medical degrees from Charing Cross and Westminster Medical School, University of London and holds a Ph.D. in Molecular Oncology from Leeds University in the U.K. and an MBA from the Open Business School, in the United Kingdom. Dr. Craig recently served as a Product Development Reviewer for the Cancer Prevention Research Institute of Texas.

In January 2017, we announced that Michael Metzger had been appointed to the Board of Directors. Mr. Metzger has extensive experience leading and growing companies in the biopharmaceutical industry over the last 20 years. Mr. Metzger is currently president and chief operating officer of Syndax Pharmaceuticals, Inc., a publicly traded immuno-oncology biopharmaceutical company. He has served in executive and senior management positions at Regado Biosciences, Mersana Therapeutics, Forest Laboratories and Onconova Therapeutics.

In January 2017, we announced that we completed a reverse stock split. Upon the effective date, each of our shareholders received one (1) new share of our common stock for every ten (10) shares that such shareholder previously held.

In October 2016, we announced that James A. Bianco, M.D. retired from his position as President and Chief Executive Officer. At the request of the Board of Directors, Richard Love, a director of the Company since 2007, was appointed to serve as interim President and Chief Executive Officer. Mr. Love started two biotechnology companies, Triton Biosciences Inc. and ILEX Oncology Inc., and served as Chief Executive Officer for Triton Biosciences Inc. from 1983 to 1991 and as Chief Executive Officer for ILEX Oncology from 1994 to 2001. Mr. Love also served in executive positions at not-for-profit organizations including the Cancer Therapy and Research Center (CTRC) and the Translational Genomics Research Institute (TGen).

In January 2016, we announced that Matthew Perry had been appointed to the Board of Directors. Mr. Perry is the President of BVF Partners L.P., or BVF, and the co-portfolio manager for the underlying funds managed by the firm. BVF is a private investment partnership that manages over $1 billion and focuses on small-cap, value oriented investment opportunities.

Compensation Structure and Emphasis on Pay-for-Performance

Our executive compensation program embraces a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. Such features include the following:

•
We generally balance the total annual compensation opportunity for each of our named executive officers so that the greatest emphasis is on “at-risk” pay (annual cash incentive compensation opportunity and grant of equity incentive compensation), with the greatest portion of “at-risk” pay generally being in the form of equity incentive compensation in that it has a value derived from our stock price and also has either a significant performance-based vesting component or a value directly dependent on stock price appreciation.

•
Executives' bonuses under our annual incentive program are determined by the Compensation Committee based on its assessment of Company and individual performance during the fiscal year. In light of the Company’s circumstances at the beginning of fiscal 2016 (i.e., the FDA clinical hold on the IND application for pacritinib) and the mid-year transition in the Company's leadership, the Compensation Committee did not set specific performance goals for 2016. Instead, the Compensation Committee determined it would be appropriate to preserve flexibility in evaluating performance and the measures used to assess performance for bonus determinations.

•
Since 2012, our equity award program for executives has included Long-Term Performance Awards that would vest only if we achieve specified operational and financial performance goals established by the Compensation Committee by December 31, 2016. These awards expired, unearned, on December 31, 2016 with respect to the performance goals that had not been achieved as of that date.

•
The Compensation Committee determined in December 2015 that the annual equity award grants for 2016 to our named executive officers would be made in the form of stock options (as opposed to prior years in which annual grants consisted of restricted stock). The change to granting stock options is intended to further align executives’ interests with those of stockholders since stock options will have value only if our stock price increases after the grant date and to provide an additional retention incentive.

•	In addition, the Compensation Committee determined in December 2015 to eliminate most of the perquisites we provide to our named executive officers in order to help simplify our compensation program.

•
In December 2015, we adopted a Stock Ownership Policy and a Policy Regarding the Recoupment of Certain Compensation Payments (compensation “clawback” policy), as well as revisions to our Insider Trading Policy to prohibit certain hedging and pledging transactions in our securities by our directors and officers, all as discussed in more detail below.

•
In recent years, the Compensation Committee approved arrangements for our named executive officers that eliminated any gross-up payments for “parachute payment” taxes under Sections 280G and 4999 of the Internal Revenue Code, and approved revisions to the severance agreements with certain of our named executive officers to eliminate “walkaway” right provisions that would have permitted them to voluntarily terminate employment for any reason following a change in control and receive severance benefits. For a discussion of benefits payable to the named executive officers in connection with a termination of employment or a change in control of the Company, see “Potential Payments upon Termination or Change in Control”.

Our executive compensation program is designed to align the compensation of our named executive officers with shareholders’ interests. To create this alignment, a significant portion of compensation is “at risk.” In this Proxy Statement, we refer to compensation as being “at risk” if it is subject to performance-based vesting criteria and/or time-based vesting criteria (whereby the awards will generally be forfeited unless the executive remains at the Company for the designated period of time), and/or the value of the award is based on our stock price. In general, the portion of compensation guaranteed and not at risk for any fiscal year represents only a fraction of the total potential compensation.

Compensation Objectives and Philosophy

We believe that compensation of our named executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. Our intent is to align the interests of our shareholders and management by integrating compensation with our short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, we intend to offer a total compensation package that we believe is competitive with those offered by similar companies in the pharmaceutical industries, taking into account relative company size, performance and, to a limited degree, geographic location as well as individual responsibilities and performance. However, we also believe that it is important to provide executives with performance-based incentives that are tied to the creation of value for our shareholders or the achievement of key corporate objectives we believe are critical to our long-term success and viability.

2016 Named Executive Officer Pay Mix

The primary elements of our executive compensation program include base salaries, annual cash incentives and equity incentives. The principal rationale for each is noted in the following table:

Component	At Risk or Not At Risk	Summary
Base Salary	Not At Risk	Fixed pay that is not subject to performance risk. Primarily intended to attract and retain highly qualified executives.
Annual Cash Incentive Compensation	At Risk	Annual cash award opportunity that is principally based on the achievement of key corporate objectives. Individual performance may also be taken into account.
Equity Incentive Compensation	At Risk
Awards with a value determined by reference to our stock price, thus aligning executives’ interests with the interests of our shareholders. A significant portion of the executives’ equity awards is based on the achievement of pre- established objectives or stock price appreciation, further enhancing the link between pay and performance. In addition, through service-based vesting requirements for both the performance- and time-based equity awards, the awards serve as a retention incentive.

Consistent with our performance-based philosophy, we generally balance the total annual compensation opportunity for each of our named executive officers so that the greatest emphasis is on “at-risk” pay (annual cash incentive compensation opportunity and grant of equity incentive compensation), with the greatest portion of “at-risk” pay generally being in the form of equity incentive compensation in that it has a value derived from our stock price and also has either a significant performance-based vesting component or a value directly dependent on stock price appreciation.

We also provide the named executive officers with benefits that are available to most of our other employees in the U.S., including a 401(k) plan, employee stock purchase plan, health and welfare programs and group life insurance and also with certain perquisites and termination of employment and change in control benefit protections. In general, these benefits, perquisites, and termination of employment and change in control benefit protections are intended to attract and retain highly qualified executives. As described in more detail below, the Compensation Committee determined in December 2015 to eliminate most of the perquisites we provide to our named executive officers.

Compensation Process; Compensation Consultant

The Compensation Committee generally does not set compensation levels benchmarked relative to any specific level or percentile against any peer group data. Except as otherwise noted in this "Compensation Discussion and Analysis," the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, and the analysis and input from executive compensation consultants it retains from time to time, as well as the Compensation Committee’s assessment of overall compensation trends and trends specific to the Company’s industry.

Differences in compensation levels for our named executive officers are driven by the Compensation Committee’s assessment, in its judgment, of each executive’s overall responsibilities and contributions, experience and performance history and/or potential for future responsibility and promotion and awareness of compensation differentials for similar positions based on the Compensation Committee’s business experience and input from its independent compensation consultants. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation for each executive other than himself. The Compensation Committee does not assign a specific weight to these factors and none of these factors by itself will compel a particular compensation decision. The Compensation Committee has sole and final authority to determine the compensation of our named executive officers.

The Compensation Committee also has sole authority to hire, retain and terminate the services of an independent compensation consultant to assist in its decision-making process. For 2016, the Compensation Committee engaged FW Cook to provide consulting services with regard to the compensation of our executive officers and directors and to perform a comprehensive review of our compensation arrangements for our executive officers and directors. Other than its engagement by the Compensation Committee, FW Cook provides no other services to us or any of our subsidiaries. The Compensation Committee has assessed the independence of FW

Cook and concluded that its engagement of FW Cook does not raise any conflict of interest with us or any of our directors or executive officers.

In July 2016, the Compensation Committee, with input from FW Cook, determined that the peer group of companies used to assess the Company’s executive compensation program should consist primarily of U.S.-based drug development and pharmaceutical companies that, at the time the Compensation Committee considered the peer group, had been publicly traded for at least two years, were in the pre-commercial stage of their development and generally had a market capitalization between $75 million and $600 million. Applying this selection criteria, the Compensation Committee determined that 10 of the 15 companies in the 2015 peer group should be removed as being either more mature commercial companies than the Company, companies that were substantially larger than the Company based on market capitalization or companies that were undergoing an unusual transaction or transformation. The following companies were selected as the peer companies for 2016 (which we refer to as the “peer companies” in this “Compensation Discussion and Analysis”):

Agenus Inc.	Geron Corporation
Argos Therapeutics, Inc.	Idera Pharmaceuticals, Inc.
ArQule, Inc.	Ignyta, Inc.
Array BioPharma Inc.	Infinity Pharmceuticals, Inc.
Cascadian Therapeutics, Inc.	Madrigal Pharmaceuticals, Inc.
ChemoCentryx, Inc.	MEI Pharma, Inc.
Clovis Oncology, Inc.	Rigel Pharmaceuticals, Inc.
Cyclacel Pharmaceuticals, Inc.	Sunesis Pharmaceuticals, Inc.
Cytokinetics, Incorporated	Threshold Pharmaceuticals, Inc.
CytRx Corporation	Zogenix, Inc.

FW Cook provided data on the executive and director compensation practices of these peer companies, provided advice on the changes to our executive and director compensation programs discussed in this proxy statement, and provided advice with respect to Dr. Bianco’s separation and the compensation arrangements for Mr. Love in his role as interim Chief Executive Officer and President.

Interim CEO Compensation Agreement

In connection with Mr. Love’s appointment as interim Chief Executive Officer and President (“Interim CEO”) in October 2016, the Compensation Committee approved a compensation agreement for Mr. Love that provides for him to receive a monthly base salary of $30,000 and an option to purchase 100,000 shares of the Company’s common stock. One-half of the option is subject to a six month vesting schedule. The other one-half of the option is subject to both this time-based schedule and a performance-based requirement that the Company receive a new drug application for pacritinib prior to October 2, 2018. All of the options have value only if the value of our common stock increases above the value of our common stock on the grant date of the award. The terms of this agreement were negotiated with Mr. Love and are described in more detail below under “Description of Employment Agreements.” In considering these terms, the Compensation Committee took into account input from FW Cook and a recent review by FW Cook of the Company’s executive compensation program and determined that Mr. Love’s compensation under the agreement was appropriate for his service as Interim CEO.

Base Salaries

The Compensation Committee establishes base salary levels for the named executive officers in its judgment, taking into account its general assessment of each executive’s overall responsibilities and contributions and the executive’s performance history and/or potential for future responsibility and promotion.

In December 2015 and as previously disclosed in our 2016 proxy statement, the Compensation Committee approved an increase in Dr. Bianco’s 2016 annual base salary from $650,000 to $750,000. Dr. Bianco’s increase was approved in conjunction with the Compensation Committee’s determination to eliminate most of the perquisites provided to our executive officers, as noted above, and intended to simplify Dr. Bianco’s compensation package. In December 2015 and as previously disclosed in our 2016 proxy statement, the Compensation Committee also approved increases in the existing base salary level for certain of the other named executive officers for fiscal year 2016 in order to bring their respective base salary levels closer to the market median levels for similar positions at the peer companies. Mr. Bianco's annual base salary was increased from $360,000 to $375,000; Dr. Singer's annual base salary was increased from $370,000 to $400,000; and Mr. Plunkett's annual base salary was increased from $325,000 to $360,000. Mr. Seeley’s base salary was set at $375,000 when he joined the Company in July 2015 and was not changed for 2016.

In December 2016, the Compensation Committee reviewed the base salaries for the named executive officers then employed with us and approved an increase in Dr. Plunkett’s base salary from $360,000 to $380,000, effective January 1, 2017, in light of his performance and role with the Company.

Annual Cash Incentive Compensation

2016 Annual Bonuses
The Compensation Committee did not set pre-established bonus goals for 2016 for the Company’s executive officers because of the FDA’s decision in February 2016 to place the IND application for pacritinib on full clinical hold and the mid-year transition in the Company's leadership. Given these developments, the Compensation Committee believed it was appropriate, and in the bests interests of shareholders, to not create 2016 incentives for the Company’s executive officers based on rigid, pre-set metrics, but instead maintain flexibility to change the goals and priorities for management as circumstances developed during the year to make progress toward the longer-term goal of removing the FDA’s clinical hold.
In February 2017, the Compensation Committee considered 2016 bonuses for the named executive officers who were then employed by the Company. Mr. Love was not considered for a bonus because of the other compensation arrangements the Company had provided for his service during 2016 as Interim President and Chief Executive Officer. In recognition of their efforts to help the Company reduce expenses during 2016, respond to the FDA’s clinical hold on the IND for pacritinib (with the full clinical hold being removed in January 2017), and secure enrollment in the Company’s PIX-306 clinical trials, other individual contributions noted below, and in recognition of the leadership that they demonstrated during the transition of leadership from Dr. Bianco to Mr. Love in 2016, the Compensation Committee approved 2016 annual bonuses in the following amounts for the following named executive officers: Dr. Singer, $90,000; Dr. Plunkett, $135,000; and Mr. Seeley, $84,375. With respect to Dr. Plunkett, the Compensation Committee also noted his leadership in securing the €7.5 million milestone payment from Servier, his efforts leading the team responding to the FDA with respect to the clinical hold on the IND for pacritinib, and his efforts with respect to certain licensing arrangements. With respect to Dr. Singer, the Compensation Committee also noted his efforts to develop a robust IST program for pacritinib, as well as his leadership of clinical efforts that were necessary to respond to the FDA. With respect to Mr. Seeley, the Compensation Committee also noted his efforts to build the Company’s United States medical affairs team and management clinical and commercial supply for pacritinib, tosedostat and Pixuvri. The determination of these amounts was inherently subjective, determined by the Compensation Committee in its discretion taking into account its assessment of each executive’s overall responsibilities and contributions towards the accomplishments noted above.

Special Bonuses

In June 2016, the Compensation Committee approved a bonus of $250,000 to Dr. Bianco in recognition of and based on the Compensation Committee’s assessment of his performance during the first half of 2016. This payment was intended to represent a portion of Dr. Bianco’s full-year bonus for 2016 and would offset on a dollar-for-dollar basis any annual bonus he would otherwise be awarded at the end of the year.

In October 2016, the Compensation Committee approved a retention bonus of $40,000 to Mr. Seeley, one-half of which was subject to his continued employment through October 31, 2016 and the remaining one-half of which was subject to his continued employment through December 31, 2016. The Compensation Committee determined this bonus was appropriate in light of Mr. Seeley’s performance, the fact that he did not receive a bonus for 2015 as a result of his joining the Company mid-year and the importance of retaining his services to the Company.

Equity Incentive Compensation

The Compensation Committee awards equity incentive compensation to our executive officers to further align their interests with those of our shareholders, to provide a retention incentive over the applicable vesting period, and, in the case of equity awards with performance-based vesting requirements, to provide additional incentives to our executive officers to achieve specified corporate goals and strategic objectives. Although our practice in recent years has been to grant equity incentive awards to the named executive officers in the form of shares of restricted stock or units payable in stock (or payable in a number of shares, as described below, based on our issued and outstanding shares of common stock on the applicable vesting date), we modified our program in December 2015 to provide for our executive officers to be granted stock options as described in detail below. Because stock options have value only if the price of our shares increases over the vesting period of the option, we believe these awards are performance-based, further link executives’ interests to those of our shareholders, and are consistent with common equity award grant practices for the peer companies.

2016 Annual Equity Grants

In December 2015, the Compensation Committee determined that the annual equity grants for 2016 for each of our executive officers would be made in the form of stock options with respect to the following number of shares of the Company’s common stock: Dr. Bianco - 600,000 shares; Mr. Bianco - 160,000 shares; Dr. Singer - 190,000 shares; Dr. Plunkett - 140,000 shares; and Mr. Seeley - 110,000 shares. In considering these awards, the Compensation Committee determined that they would be “front-loaded,” it being the intent at the time that they would represent the entire 2016 equity award and a portion of each of the 2017 and 2018 equity awards for each executive. The Compensation Committee’s intent at the time was that the 2017 and 2018 awards for the executive would correspondingly be reduced from the levels that would have otherwise been granted to account for the front-loaded nature of the initial 2016 award. Since the Company’s existing Long-Term Performance Awards, described in more detail below, were set to expire at the end of 2016 to the extent the applicable performance-based vesting conditions had not been satisfied, the Compensation Committee believed that the “front-loaded” nature of these stock option awards was appropriate to increase the number of shares subject to the awards, and thus maintain a strong alignment with shareholder interests when the unvested Long-Term Performance Awards expired at the end of 2016. These option grants were also intended to provide a retention incentive as they are scheduled to vest in semi-annual installments over a four-year period following the grant date.

The “front-loaded” nature of the 2015 equity awards is illustrated by the following chart which shows, for each of our named executive officers who was a named executive officer in our 2016 proxy statement and who was employed by the Company on December 31, 2016, the total grant date fair value of the executive’s stock and option awards for 2015 and 2016 (with such values calculated as presented in the Summary Compensation Table). As discussed below, Dr. Bianco’s 2016 equity awards were the result of negotiations in connection with his separation.

Name	Total Grant Date Fair Value of 2015 Stock and Option Awards	Total Grant Date Fair Value of 2016 Stock and Option Awards
Louis A. Bianco	$2,442,962	$0
Jack W. Singer, M.D.	$2,689,832	$34,800
Matthew Plunkett, Ph.D.	$2,278,382	$0
Bruce J. Seeley	$1,602,619	$0

Although these stock options represent the named executive officers’ annual equity grants for 2016 (and, as noted, for a portion of 2017 and 2018), they were approved by the Compensation Committee and became effective in December 2015 (except as noted below in the case of a portion of the award for Dr. Bianco). Accordingly, under SEC rules, the stock options granted in 2015 are reflected in the “Summary Compensation Table” below as compensation for each executive for 2015. At the time of the December 2015 option grants, the 2015 Plan limited the number of shares of Company common stock that may be subject to stock options granted to any one individual in any one calendar year to 270,000 shares. The intended grant to Dr. Bianco of stock options on 600,000 shares would have exceeded this limit if the options had been granted entirely in one calendar year. Accordingly, Dr. Bianco was granted stock options covering 270,000 shares in December 2015 and stock options covering an additional 270,000 shares in January 2016. In May 2016, following shareholder approval of an increase in the individual annual stock option and stock appreciation right limit under the 2015 Plan, Dr. Bianco was granted stock options covering an additional 60,000 shares to complete the original intended grant of 600,000 shares. However, as our stock price decreased from $12.00 to $4.475 during the period between the January and May option grants, the Compensation Committee provided that the May option would only be exercisable at a time when our stock price was at least $12.00 (which would require an increase of approximately 270% over the option’s exercise price of $4.475). Under SEC rules, each of these options grants is reflected as compensation for Dr. Bianco in the “Summary Compensation Table” below for the year in which the grant actually occurred.

Other Option Grants

As described above under “Interim CEO Compensation Agreement,” the Compensation Committee granted a time-based stock option and a performance-based stock option to Mr. Love in connection with his appointment as Interim CEO in October 2016. Also in October 2016, the Compensation Committee approved grants of stock options to Dr. Bianco in connection with his entering into a separation agreement with the Company as described below under “Separation Agreement with Dr. Bianco.”

Expiration of Long-Term Performance Awards

As described in detail in our annual proxy statements for the past several years, each of our executive officers was previously granted a Long-Term Performance Award, which would vest if certain performance goals specified by the Compensation Committee were achieved by December 31, 2016. The Long-Term Performance Awards were each granted effective January 3, 2012, except that Dr. Plunkett’s award was granted in March 2013 and Mr. Seeley’s award was granted in July 2015 in connection with their joining the Company. Consistent with our pay-for-performance philosophy, these awards expired on December 31, 2016 with respect to the performance goals that had not been achieved as of that date.

Subsidiary Option Grant.
Aequus is a majority-owned subsidiary of the Company. Dr. Singer serves on the board of directors of Aequus. In connection with his services, Dr. Singer was granted an option to purchase shares of Aequus common stock in December 2016, with a grant-date fair value (as determined under generally accepted accounting principles) of $34,800. The size of this grant was determined by the board of directors of Aequus in its discretion, and the grant is subject to a two-year vesting schedule.

Method for Determination of the Size of the Awards

The levels for the equity awards we grant to our named executive officers are inherently subjective, determined by the Compensation Committee in its discretion taking into account its general assessment of each executive’s overall responsibilities and contributions and the executive’s performance history and/or potential for future responsibility and promotion, the Compensation Committee’s assessment of the potential value of the award and its judgment as to the reasonableness of the compensation opportunities provided for the executive’s particular position. The Compensation Committee believes that each named executive officer’s level of equity awards granted for 2016 was appropriate taking into account the applicable vesting requirements.

Perquisites and Other Benefits

We maintain executive health programs for the benefit of the named executive officers, and these executives are also entitled to participate in our benefit programs that are available to all of our employees, including our 401(k) and employee stock purchase plan. In December 2015, the Compensation Committee decided to eliminate most perquisites provided to the Company’s executives, in each case effective January 1, 2016, excluding certain life and disability insurance benefits provided to Dr. Bianco pursuant to his employment agreement with the Company and certain health benefits provided to Dr. Singer (not to exceed $30,000 per year). In addition, we use a chartered aircraft from time to time for business related travel and, when space was available, certain spouses, other family members and other guests accompanied the named executive officers on such trips. In those cases, there was no additional cost to us of having additional passengers on such flights.

Post-Termination and Change in Control Benefits

We have certain severance and change in control arrangements in place with each of Mr. Bianco, Dr. Singer, Dr. Plunkett and Mr. Seeley. The Compensation Committee believes these agreements are important in attracting and retaining key executive officers and are consistent with competitive practices.

Under these agreements, the executive would be entitled to termination benefits in the event of a termination of the executive’s employment by us without cause or by the executive for good reason (in each case, within the meaning of the executives’ respective employment agreement). We have determined that it is appropriate to provide each named executive officer with termination benefits under these circumstances in light of his position with us and as part of his overall compensation package, and to motivate him to operate in the best interest of the Company, rather than in a manner potentially self-serving to secure employment. Because we believe that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by us without cause, we believe it is appropriate to provide termination benefits following such a constructive termination of the executive’s employment.

In addition, if we experience a change in control, certain outstanding equity awards will generally either become fully vested or assumed by the successor entity. The Compensation Committee approved these change in control arrangements in order to offset the uncertainty and disruption that a change in control transaction (or potential transaction) would create during such a critical time for the Company.

For more information regarding these arrangements, please see “Potential Payments upon Termination or Change in Control” below.

Elimination of “Parachute Payments”

During the past few years, the Compensation Committee has approved arrangements with each of the named executive officers that eliminate the executive’s right to be reimbursed for any excise taxes imposed on his termination benefits and any other payments under Sections 280G and 4999 of the Internal Revenue Code (generally referred to as “parachute payments”).

Separation Agreement with Dr. Bianco

As noted above, Dr. Bianco resigned as our Chief Executive Officer and President, effective October 2, 2016. In connection with his resignation, the Company and Dr. Bianco entered into a separation agreement that generally provided for him to receive severance benefits of two years’ base salary and continued health and life insurance benefits, as well as accelerated vesting of his outstanding stock options. All of such options were under water (i.e., the per share exercise price of the option was greater than the market price of our common stock) at the time of Dr. Bianco's separation. Dr. Bianco was also granted a fully-vested option to purchase up to 653,929 shares of the Company’s common stock, with the exercise price for 453,929 of these options being the closing price of our common stock on the date of grant ($3.743) and the exercise price for the remaining 200,000 of these options being $11.00. Dr. Bianco also entered into an agreement to provide exclusive consulting services to the Company for 12 months following his termination for a total consulting fee of $480,000. The separation agreement was negotiated with Dr. Bianco and includes his general release of claims and certain other covenants in favor of the Company. The terms of the agreement are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Separation Agreement with Mr. Bianco
Mr. Bianco resigned as our Executive Vice President, Finance and Administration, effective March 13, 2017. In connection with his resignation, the Company and Mr. Bianco entered into a separation agreement that generally provided for him to receive severance benefits of 18 months’ base salary and continued health and life insurance premiums, as well as accelerated vesting of his outstanding stock options. All of such options were underwater at the time of Mr. Bianco’s separation and will generally remain exercisable for 21 months after his resignation date (or, if earlier, through the expiration date of the option). The separation agreement was negotiated with Mr. Bianco and includes his general release of claims and certain covenants in favor of the Company. The terms of the agreement are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Executive Compensation Program for 2017
Employment Agreement with Dr. Craig
The Company entered into an Employment Agreement with Dr. Craig on February 24, 2017. The Employment Agreement provides for an initial term of five years from Dr. Craig’s employment commencement date of March 20, 2017, with the term automatically renewing annually thereafter for an additional twelve months unless either party provides at least sixty days’ advance notice of non-renewal. During his employment by the Company, Dr. Craig will receive an annual base salary of $550,000 and will have a target annual bonus level of 55% of base salary, both of which may be increased but not decreased in the Committee’s sole discretion. Dr. Craig will be eligible to participate in the Company’s employee benefit plans and will accrue four weeks paid time off per year. Dr. Craig agreed to relocate to the Seattle, Washington area no later than September 1, 2017 and, while he is employed by the Company prior to such relocation, the Company will pay him $7,000 per month to assist with the cost of temporary living in Seattle and travel between his personal residence and Seattle and pay for or provide him with temporary housing to cost not more than $5,500 per month. He also received a signing bonus of $80,000 in connection with his commencement of employment, and $120,000 to assist with the relocation of his personal residence to Seattle, each of which is subject to repayment to the Company if his employment terminates prior to the first anniversary of his employment commencement date (or, in the case of the relocation payment, prior to the first anniversary of his relocation), other than a termination by the Company without “Cause,” by him for “Good Reason,” or due to his death or “Disability” (as such terms are defined in the Employment Agreement).
In the event Dr. Craig’s employment is terminated by the Company without “Cause,” due to his death or “Disability,” or by him for “Good Reason,” he will be entitled to receive, subject to providing a release of claims and abiding by certain restrictive covenants set forth in the Employment Agreement, (i) an amount equal to one and one-half times the sum of his then annual salary and target incentive bonus amount, payable in six equal monthly installments, (ii) reimbursement for COBRA premiums for up to eighteen months, (iii) reimbursement for life insurance premiums for eighteen months (to the extent life insurance coverage was in effect and paid for by the Company at the time of his termination), and (iv) payment of any incentive bonus due to him (but not previously paid) for the fiscal year prior to the termination of his employment.
In addition, in connection with his appointment as President and Chief Executive Officer, the Employment Agreement provides that Dr. Craig will be granted stock options to purchase 1,200,000 shares of the Company’s common stock at a per share price equal to the closing price of a share of the Company’s common stock on The NASDAQ Stock Market on his employment commencement date. The stock options will have a maximum term of ten years and will vest in six equal semi-annual installments over the three-year period following his employment commencement date, subject to his continued employment by the Company through the applicable vesting dates. The option will fully vest, to the extent then outstanding and unvested, if either (i) Dr. Craig’s employment is terminated by the Company without “Cause” or by him for “Good Reason” following a change in control of the Company or (ii) Dr. Craig’s employment is terminated due to his death or “Disability” (as such terms are defined in the Employment Agreement). A portion of the stock options (covering not more than 80,000 shares) will be granted under the 2015 Plan. The balance of such stock options will not be granted under the 2015 Plan but instead will be granted in accordance with NASDAQ Listing Rule 5635(c)(4).
March 2017 Stock Option Grants
On March 1, 2017, the Company granted stock options under the 2015 Plan to employees covering, in the aggregate, 521,900 shares of our common stock. Included in these awards were stock option grants to Dr. Singer, Dr. Plunkett, and Mr. Seeley, with each executive’s award covering 60,000 shares of our common stock. Each stock option is scheduled to vest in six substantially equal installments, with an installment vesting every six months over the three-year period following the date of grant.
Compensation Clawback Policy

In response to shareholder feedback, the Company implemented a Policy Regarding the Recoupment of Certain Compensation Payments (a compensation “clawback” policy) in December 2015 under which we may require reimbursement or cancellation of any cash bonus or incentive payment to an officer or employee where the amount of any such cash payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws and a lesser payment would have been made to the individual based upon the restated financial results.

Anti-Hedging Policy

To help ensure that directors and officers do not engage in transactions that would allow them to gain from declines in the price of Company securities, the Company adopted an amendment to our Insider Trading Policy in December 2015 that restricts our directors and officers from engaging in any hedging or monetization transaction that might allow them to gain from or offset any decrease in the market value of Company securities.

Anti-Pledging Policy

To help ensure that the directors and officers maintain sufficient control over the timing of their transactions in Company securities, the Company adopted an amendment to our Insider Trading Policy in December 2015 that prohibits our directors and officers from margining any Company securities in a margin account or otherwise pledging any Company securities as collateral for a loan.

Stock Ownership Policy

We believe that members of the Board and our executive officers should hold Company stock to further align their interests with the interests of our shareholders. Accordingly, in December 2015 the Company adopted a Stock Ownership Policy applicable to members of the Board and all of our executive officers. Under the Stock Ownership Policy, our Chief Executive Officer should own Company common stock with a fair market value of at least six times his annual base salary, each of our executive officers should own Company common stock with a fair market value of at least one times his annual base salary, and each member of the Board not employed by us should own Company common stock with a fair market value of at least five times the base annual cash retainer then in effect under the Company’s Director Compensation Policy. Shares taken into account under the policy include shares beneficially owned by the individual, including shares held in trust for the benefit of the individual or his family members, and shares subject to Company equity awards held by the individual (other than shares subject to stock option grants and shares subject to awards with unsatisfied performance-based vesting requirements). An individual covered by the guidelines is expected to satisfy the applicable level of ownership by the later of December 31, 2020 or five years after he or she first becomes subject to the policy, need not satisfy any increased level of ownership resulting from a change in position or compensation until five years after the change, and need not satisfy any shortfall caused by a decline in stock price earlier than two years after the change in stock price. If an individual covered by the guidelines does not satisfy the applicable level of ownership within the applicable time described above, the individual will be expected to hold toward satisfying the policy one-half of the net shares (after reducing the original number of shares for the exercise or purchase price of the award and the estimated tax liability resulting from the exercise, vesting, and payment of the award) acquired upon exercise or payment of a Company equity award that is exercised or paid after that time.

Tax Deductibility of Pay

Section 162(m) generally places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to compensation provided to our Chief Executive Officer and certain other named executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Compensation Committee has considered the limitations imposed by Section 162(m), it reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to assess the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our named executive officers is reasonable, performance-based and consistent with our goals and the interests of our shareholders.

Risk Considerations

The Compensation Committee has reviewed our compensation programs to determine whether they encourage unnecessary or excessive risk taking and has concluded that they do not. The Compensation Committee believes that the design of our annual cash and equity incentives provides an effective and appropriate mix of incentives to help ensure our performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Base salaries are fixed in amount and thus do not encourage risk-taking. While the Compensation Committee considers the Company’s financial and operating performance achievements in determining the cash bonuses to be awarded to executives under our cash incentive program, the Compensation Committee considers a broad range of Company and individual performance criteria as described above. The amount of such bonuses is also generally capped and represents only a portion of each individual’s overall total compensation opportunities, and we also generally have discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors determined to be appropriate in the circumstances. Finally, a significant portion of the compensation provided to our executive officers is in the form of equity awards that further align executives’ interests with those of shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price. The vesting schedules imposed on the grants also help ensure that executives always have significant value tied to long-term stock price performance.

Say-on-Pay Vote

At our annual meeting of shareholders held in April 2016, shareholders had the opportunity to cast an advisory vote on the compensation paid to our named executive officers as disclosed in the proxy statement for that annual meeting. The proposal to approve the executives’ compensation was approved by approximately 53% of the total number of votes actually cast (disregarding broker non-votes). The Compensation Committee would like to see a greater level of support for our compensation programs. As noted above, in December 2015, we adopted a Stock Ownership Policy and a Policy Regarding the Recoupment of Certain Compensation Payments (compensation “clawback” policy), as well as revisions to our Insider Trading Policy to prohibit certain hedging and pledging transactions in our securities by our directors and officers, all as discussed in more detail above. Also in December 2015, the Compensation Committee determined that the executives’ annual equity awards for 2016 would be made in the form of stock options in order to provide additional incentives for increasing the price of our stock and delivering value to our shareholders. The Compensation Committee eliminated most of the perquisites we provide to our named executive officers in order to help simplify our executive compensation program. As discussed on page 46, the Compensation Committee also reviewed and substantially revised the group of peer companies considered by the Compensation Committee in assessing the Company’s executive compensation program. The Compensation Committee will continue to consider the opinions that shareholders express directly to the Compensation Committee or management and through say-on-pay votes.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance- oriented culture that aligns employees’ interests with those of our shareholders, and as such that the compensation of our executives is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act or the Securities Act.

Compensation Committee Report

The Compensation Committee reviewed this "Compensation Discussion and Analysis" and discussed its contents with Company’s management. Based on this review and discussions, the Compensation Committee has recommended to the Board that this "Compensation Discussion and Analysis" be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair
Matthew D. Perry
Phillip M. Nudelman, Ph.D.

Compensation Committee Interlocks and Insider Participation

The directors listed at the end of the Compensation Committee Report above were each members of the Compensation Committee during all of fiscal year 2016 (or, in the case of Mr. Perry, after his appointment to the Board of Directors in January 2016). In addition, Richard L. Love served on the Compensation Committee until his appointment as Interim CEO, effective October 2, 2016, and Mary O. Mundinger, DrPH served on the Compensation Committee through April 29, 2016, the date of our annual meeting. No director who served on the Compensation Committee during fiscal year 2016 is or has been an executive officer of the Company (in the case of Mr. Love, prior to his appointment as Interim CEO) or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, any executive officer of which served as a member of the Board or the Compensation Committee during fiscal year 2016.

Summary Compensation Table - Fiscal Years 2014-2016

The following table sets forth information concerning compensation for fiscal years 2014, 2015 and 2016 for services rendered to the Company by the interim Chief Executive Officer and President, the Executive Vice President, Finance and Administration, the former Chief Executive Officer and the Company’s three other executive officers. Collectively, these persons are referred to as the “named executive officers.”

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	All Other Compensation ($)(4)	Total($)
Richard L. Love Interim Chief Executive Officer and President (5)	2016	90,000	-	-	266,000	29,829	385,829
	2015	-	-	-	-	-	-
	2014	-	-	-	-	-	-
Louis A. Bianco Former Executive Vice President, Finance and Administration (6)	2016	375,000	-	-	-	9,971	384,971
	2015	360,000	90,000	1,126,322	1,316,640	28,145	2,921,107
	2014	360,000	234,000	1,542,615	-	42,299	2,178,914
Jack W. Singer, M.D. Executive Vice President, Chief Scientific Officer, Interim Chief Medical Officer and Global Head of Translational Medicine (7)	2016	400,000	90,000	-	34,800	32,994	557,794
	2015	370,000	111,000	1,126,322	1,563,510	39,102	3,209,934
	2014	370,000	175,750	1,542,615	-	55,234	2,143,599
Matthew Plunkett, Ph.D. Executive Vice President, Chief Business Officer	2016	360,000	135,000	-	-	4,306	499,306
	2015	325,000	81,250	1,126,322	1,152,060	9,137	2,693,769
	2014	325,000	219,375	1,481,271	-	8,339	2,033,985
Bruce J. Seeley Executive Vice President, Chief Commercial and Administrative Officer and Secretary and former Executive Vice President, Chief Commercial Officer (8)	2016	375,000	124,375	-	-	3,975	503,350
	2015	163,461	-	697,429	905,190	-	1,766,080
	2014	-	-	-	-	-	-
James A. Bianco, M.D. Former Chief Executive Officer and President (7),(9)	2016	593,750	250,000	-	3,087,341	2,174,667	6,105,758
	2015	650,000	269,750	3,754,406	2,221,830	221,984	7,117,970
	2014	650,000	617,500	4,937,569	-	473,270	6,678,339

(1)
Please see the “Compensation Discussion and Analysis” above for a description of the bonuses for the named executive officers for fiscal 2016. In addition, this column includes a performance bonus paid to Dr. Bianco and a special retention bonus paid to Mr. Seeley as described in footnotes (7) and (8), respectively, below.

(2)
The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value, computed in accordance with FASB ASC Topic 718, of the stock awards and option awards granted to the Company’s named executive officers during the applicable fiscal year, and, with respect to each fiscal year in which a stock award or option award was modified, the incremental fair value of the modified award computed in accordance with FASB ASC Topic 718. In the case of awards with performance-based vesting conditions other than market (stock price) based vesting conditions, grant date fair values (and incremental fair values, as the case may be) are calculated for this purpose based upon the outcome (as of the grant date, or, if modified, as of the modification date) of the performance- based condition.

These amounts in the “Stock Awards” and “Option Awards” columns do not necessarily correspond to the actual cash value that will be recognized by the named executive officers pursuant to these awards. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 13 (Share-Based Compensation) to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2016, included in the Company’s 2016 Annual Report filed with the SEC on March 2, 2017.
Even though the option awards granted to the named executive officers in 2016 have value for purposes of and as disclosed in the “Summary Compensation Table” above in accordance with applicable SEC rules, these options will have value for the award recipient only if the price of our common shares appreciates above the respective exercise price (and, in the case of certain options, only if the price of our common shares increases above a minimum price level that is greater than the exercise price and must be achieved in order for the option to be exercisable).

(3)
A portion of the “Stock Awards” compensation for fiscal years 2014 and 2015 for the named executive officers is the grant date fair value (or, in the case of modified awards, the incremental fair value as of the modification date) of Long-Term Performance Awards that include performance-based vesting conditions and were granted (or modified, as the case may be) in that year. These awards are included in Stock Award compensation for the applicable year based on the probable outcome (as of the grant date, or, if modified, as of the modification date) of the performance-based vesting condition of the award. The following table presents, as to these awards that were granted (or modified, as the case may be) in fiscal years 2015 and 2014: (i) the grant date fair value (or, in the case of modified awards, the incremental fair value as of the modification date) included in the “Stock Awards” column as to the awards granted (or modified, as the case may be) each year based on the probable outcome (as of the grant date, or, if modified, as of the modification date) of the performance-based vesting condition; and (ii) the grant date fair value (or, in the case of modified awards, the fair value as of the modification date) of the awards granted (or modified, as the case may be) each year assuming the maximum level of performance is achieved (in each case, with the fair value as otherwise determined under applicable accounting rules as noted in footnote (2) above). No Long-Term Performance Awards were granted in 2016.

Name	Aggregate Fair Value - Based on Probable Outcome ($)	Aggregate Fair Value - Based on Maximum Performance ($)	Aggregate Fair Value - Based on Probable Outcome ($)	Aggregate Fair Value - Based on Maximum Performance ($)	Aggregate Fair Value - Based on Probable Outcome ($)	Aggregate Fair Value - Based on Maximum Performance ($)
	2016		2015		2014
Richard L. Love	—	—	—	—	—	—
Louis A. Bianco	—	—	—	6,423,051	233,874	11,584,014
Jack W. Singer, M.D.	—	—	—	6,423,051	233,874	11,584,014
Matthew Plunkett, Ph.D.	—	—	—	4,705,779	172,530	8,484,383
Bruce J. Seeley	—	—	139,429	4,845,208	—	—
James A. Bianco, M.D.	—	—	—	15,700,792	575,099	28,310,424

(4)	The following table provides detail on the amounts reported in the “All Other Compensation” column of the table above for each named executive officer:

Name	Executive Health Benefits ($)	Life Insurance Premiums ($)	401(k) Match ($)	Other Personal Benefits ($)(a)		Total ($)
Richard L. Love	—	—	—	29,829	(b)	29,829
Louis A. Bianco	—	—	3,975	5,996	(c)	9,971
Jack W. Singer, M.D.	24,750	—	3,975	4,269	(d)	32,994
Matthew Plunkett, Ph.D.	—	—	3,975	331		4,306
Bruce J. Seeley	—	—	3,975	—		3,975
James A. Bianco, M.D.	30,500	31,953	—	2,112,214	(e)	2,174,667

(a)
Certain named executive officers were accompanied by spouses, other family members and other guests on trips using chartered aircraft where the use of the chartered aircraft was for business purposes. In those cases, there was no incremental cost to the Company of having additional passengers on the chartered aircraft, and as a result, no amount is reflected in this table with respect thereto.

(b)
This amount includes $12,631 for temporary housing in Seattle, $8,699 for travel expenses to and from Mr. Love’s personal residence, $5,892 for family member travel in connection with Mr. Love's position as Interim President and Chief Executive Officer and $2,607 for tax liabilities incurred in connection with the Company’s payment of living and travel expense.

(c)	This amount includes $2,731 for security expenses and $3,265 for club membership dues.

(d)	This amount includes $4,269 for security expenses.

(e)
This amount includes $1,500,000 for cash severance, $78,125 for vacation time paid out at severance, $26,919 for security expenses, $21,969 for other residential services, $91,564 for personal travel, $35,923 for family member travel, $3,194 for club membership dues, $988 for miscellaneous expenses, $240,000 for consulting fees and $113,532 for estimated costs of health and life insurance premiums and certain medical services for up to two years following Dr. Bianco’s resignation. For more information, please see below under “Potential Payments Upon Termination or Change in Control--Separation Agreement with Dr. Bianco.”

(5)
Mr. Love was appointed our interim Chief Executive Officer and President effective as of October 2, 2016. All compensation reflected in this table for Mr. Love was paid in connection with his services as an officer and employee of the Company from and after October 2, 2016 and not in connection with his services as a director of the Company prior to that date. The compensation paid in connection with his services as a non-employee director of the Company during the period between January 1, 2016 and October 1, 2016 is reported in the “Non-Employee Director Compensation Table” below.

(6)	Mr. Bianco resigned as Executive Vice President, Finance and Administration, effective March 13, 2016.

(7)
All compensation reflected in this table for Dr. Bianco and Dr. Singer was paid in connection with their respective services as officers of the Company and not in connection with their services as directors of the Company. Except in the case of footnote (5) above, the Company does not pay director compensation to directors who are also employees of the Company.

The “Option Awards” column for Dr. Singer includes $34,800, which represents the grant-date fair value (as determined under generally accepted accounting principles) of an option to acquire 300,000 shares of Aequus common stock granted to Dr. Singer in December 2016. For purposes of calculating this grant-date fair value, the value of a share of Aequus common stock was determined to be $0.116 as of the grant date, and the following assumptions were used: a risk-free interest rate of 1.74%, an expected option term of 5.5 years, a volatility factor of 60.7% and no dividend yield.

(8)	The “Bonus” column includes a special retention bonus of $40,000 awarded to Mr. Seeley during 2016.

(9)
Dr. Bianco resigned as Chief Executive Officer and President of the Company effective October 2, 2016 and resigned as an employee of the Company effective October 14, 2016. The “Bonus” column includes a bonus of $250,000 paid to Dr. Bianco on June 13, 2016, in recognition of his performance during the first half of 2016. This payment was intended to represent a portion of Dr. Bianco’s full-year bonus for 2016 and would offset on a dollar-for-dollar basis any annual bonus he would otherwise be awarded at the end of the year.

The foregoing “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards - Fiscal Year 2016” table provides information regarding the incentives awarded to the named executive officers in fiscal year 2016. The “Outstanding Equity Awards at Fiscal 2016 Year-End” and “Option Exercises and Stock Vested - Fiscal Year 2016” tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control of the Company and includes a description of Dr. Bianco’s severance and other benefits in connection with his resignation as the Company’s Chief Executive Officer.

Description of Employment Agreements-Cash Compensation

In October 2016, the Company entered into a compensation letter agreement with Mr. Love providing for his employment as our interim Chief Executive Officer and President. The letter does not have a specified term and provides for Mr. Love to receive a base salary at a monthly rate of $30,000, and reimbursements for Mr. Love’s expenses for temporary housing in Seattle, travel to and from his personal residence, and tax liabilities incurred in connection with these temporary living and travel benefits. Mr. Love is also eligible to participate in the benefit programs offered by the Company.

In July 2012, the Company entered into an offer letter with Dr. Plunkett. The letter does not have a specified term and provides for Dr. Plunkett to receive an initial annualized base salary of $325,000. Dr. Plunkett is eligible to receive an annual discretionary bonus, with a target bonus of 30% of base salary and a maximum bonus of 75% of base salary, and to participate in the benefit programs offered by the Company.

In July 2015, the Company entered into an offer letter with Mr. Seeley. The letter does not have a specified term and provides for Mr. Seeley to receive an initial annualized base salary of $375,000. Mr. Seeley is eligible to receive an annual discretionary bonus, with a target bonus of 30% of base salary and a maximum bonus of 75% of base salary, and to participate in the benefit programs offered by the Company.

The Company entered into an employment agreement with Dr. Bianco in March 2011, as amended. The employment agreement, as amended, had a two-year term, with automatic one-year renewals unless either party gave notice that the term would not be extended. The agreement provided that Dr. Bianco would receive an initial annualized base salary of $650,000, subject to review by the Compensation Committee. Based on its review, the Compensation Committee had the authority to increase (but not reduce) the base salary level. In December 2015, the agreement was amended to increase Dr. Bianco’s annualized base salary to $750,000. The agreement also provided for annual bonuses for Dr. Bianco with a target annual bonus of at least 50% of his base salary and that his annual bonus could be up to 125% of his base salary if actual performance exceeded the target performance goals established by the Compensation Committee for the applicable year. The agreement also provided for Dr. Bianco to participate in the Company’s usual benefit programs for senior executives, payment by the Company of disability insurance premiums and premiums for universal life insurance with a coverage amount of not less than $5,000,000 (up to an aggregate annual limit for such premiums of $50,000, subject to adjustment) and reimbursement of his costs to maintain his medical license. Provisions of the agreement that provided for Dr. Bianco to receive certain executive health benefits and other personal benefits were eliminated in December 2015. As noted above, Dr. Bianco resigned as Chief Executive Officer and President of the Company effective October 2, 2016 and resigned as an employee of the Company effective October 14, 2016. Dr. Bianco’s separation agreement is discussed below under “Potential Payments Upon Termination or Change in Control - Separation Agreement with Dr. Bianco.”

Provisions of each of the foregoing agreements relating to equity incentive awards, as well as post-termination and change in control benefits, are discussed below under the applicable sections of this Proxy Statement.

Grants of Plan-Based Awards - Fiscal Year 2016

The following table presents information regarding the equity awards granted to the named executive officers in fiscal year 2016.

Name/Award Type	Grant Date	Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Richard L. Love
Stock Option (3)	10/20/2016	50,000	4.087	133,000
Stock Option (4)	10/20/2016	50,000	4.087	133,000
Louis A. Bianco	-	-	-	-
Jack W. Singer, M.D. (5)	12/13/2016	300,000	0.20	34,800
Matthew Plunkett, Ph.D.	-	-	-	-
Bruce J. Seeley	-	-	-	-
James A Bianco, M.D.
Stock Option (6)	1/7/2016	270,000	12.00	2,120,850
Stock Option (7)	5/18/2016	60,000	4.475	169,380
Stock Option (8)	10/2/2016	200,000	11.00	102,600
Stock Option (8)	10/2/2016	453,929	3.743	694,511

(1)
The awards listed in these columns are granted under and subject to the terms of the 2015 Plan (other than the Aequus stock option granted to Dr. Singer). The Compensation Committee administers and has authority to interpret the 2015 Plan provisions and make all required determinations thereunder, except the Board has authority to administer, construe, interpret and make determinations under these plans with respect to awards granted or to be granted to the non-employee directors. See “Potential Payments upon Termination or Change in Control” below for additional discussion concerning the termination of employment and change in control terms applicable to these awards.

(2)
For a discussion of the assumptions and methodologies used to calculate the amounts reported in this column, please see the discussion of equity awards contained in Note 13 (Share-Based Compensation) to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2016, included in the Company’s 2016 Annual Report filed with the SEC on March 2, 2017.

(3)
These options vest in six monthly installments beginning November 2, 2016 provided however, no portion of these options shall be considered vested unless the Company receives approval of a new drug application for pacritinib prior to October 2, 2018, as described under “Compensation Discussion and Analysis - Equity Incentive Compensation” above.

(4)	These options vest in six monthly installments beginning November 2, 2016.

(5)	This option vests in four semi-annual installments over the two-year period measured from October 26, 2016.

(6)
These options vest in eight semi-annual installments over the four-year period following the grant date. On October 14, 2016, vesting was accelerated for all then-unvested options pursuant to the terms of the separation and release agreement dated October 2, 2016.

(7)
These options vest in eight semi-annual installments beginning on July 7, 2016. On October 14, 2016, vesting was accelerated for all then-unvested options pursuant to the terms of the separation and release agreement dated October 2, 2016.

(8)	This option was fully vested on the grant date.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table presents information regarding the outstanding equity awards held by each of the Company’s named executive officers as of December 31, 2016, including the vesting dates for the portions of these awards that had not vested as of that date.

Name/Award Type(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Richard L. Love
Option (8)	9/21/2007	3	-	$11,220.00	9/21/2017	-	-
Option (8)	9/25/2007	3	-	$11,250.00	9/25/2017	-	-
Option (8)	6/19/2008	12	-	$1,530.00	6/19/2018	-	-
Option (8)	10/20/2009	100	-	$321.00	10/20/2019	-	-
Option (8)	9/16/2010	100	-	$114.00	9/16/2020	-	-
Option (8)	11/11/2011	100	-	$57.00	11/11/2021	-	-
Option (8)	12/10/2013	10,000	-	$17.70	12/10/2023	-	-
Option (8)	12/29/2015	10,000	-	$12.70	12/29/2025	-	-
Option (6)	10/20/2016	-	50,000	$4.087	10/20/2026	-	-
Option (7)	10/20/2016	16,668	33,332	$4.087	10/20/2026	-	-
Restricted Stock (4)(8)	4/29/2016	-	-	-	-	34,736	$141,584
Louis A. Bianco
Option	1/18/2007	5	-	$20,400.00	01/18/2017	-	-
Option	12/27/2007	12	-	$5,670.00	12/27/2017	-	-
Option	12/10/2013	19,998	-	$17.70	12/10/2023	-	-
Option (3)	12/23/2015	40,000	120,000	$12.40	12/23/2025	-	-
Jack W. Singer, M.D.
Option	1/18/2007	5	-	$20,400.00	01/18/2017	-	-
Option	12/27/2007	12	-	$5,670.00	12/27/2017	-	-
Option	12/10/2013	19,998	-	$17.70	12/10/2023	-	-
Option (3)	12/23/2015	47,500	142,500	$12.40	12/23/2025	-	-
Aequus Option (9)	12/13/2016	-	300,000	$0.20	12/12/2026	-	-
Matthew Plunkett, Ph.D.
Option	12/10/2013	29,998	-	$17.70	12/10/2023	-	-
Option (3)	12/23/2015	35,000	105,000	$12.40	12/23/2025	-	-
Bruce J. Seeley
Option (3)	12/23/2015	27,500	82,500	$12.40	12/23/2025	-	-
Restricted Stock (5)	7/27/2015	-	-	-	-	20,000	$81,520

James A. Bianco, M.D.
Option	1/18/2007	20	-	$20,400.00	01/18/2017	-	-
Option	12/27/2007	33	-	$5,670.00	12/27/2017	-	-
Option	12/10/2013	49,998	-	$17.70	12/10/2023	-	-
Option	12/23/2015	270,000	-	$12.40	12/23/2025	-	-
Option	1/7/2016	270,000	-	$12.00	01/07/2026	-	-
Option	5/18/2016	60,000	-	$4.48	05/18/2026	-	-
Option	10/2/2016	453,929	-	$3.74	10/14/2018	-	-
Option	10/2/2016	200,000	-	$11.00	10/14/2018	-	-

(1)	Unless otherwise noted, all information in this table pertains to equity-based securities issued by the Company.

(2)
The dollar amounts shown in these columns are determined by multiplying the applicable number of shares or units by $4.076 (the closing price of the Company’s common stock on the last trading day of fiscal year 2016).

(3)	These options vest in eight semi-annual installments, with the first such installment vesting on June 23, 2016 and the eighth and final such installment vesting on December 23, 2019.

(4)	These awards vest in one installment on April 29, 2017.

(5)	This award vests in three equal installments from the date of grant with the remaining two tranches scheduled to vest on July 27, 2017 and July 27, 2018.

(6)
These options vest in six monthly installments over the six-month period after the grant date; provided however, no portion of these options shall be considered vested unless the Company receives approval of a new drug application for pacritinib prior to October 2, 2018, as described under “Compensation Discussion and Analysis - Equity Incentive Compensation.”

(7)	These options vest in six monthly installments over the six-month period after the grant date.

(8)	These options and awards were granted in connection with his services as a non-employee director of the Company through October 1, 2016.

(9)	This option vests in four semi-annual installments, with the first such installment vesting on April 26, 2017 and the final such installment vesting on October 26, 2018.

Option Exercises and Stock Vested - Fiscal Year 2016

The following table presents information regarding the vesting during fiscal year 2016 of stock awards granted by the Company to the named executive officers. No executive officer exercised any stock options granted by the Company during fiscal year 2016.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard L. Love	-	-	6,369	32,087
Louis A. Bianco	-	-	15,908	87,208
Jack W. Singer, M.D.	-	-	15,908	87,208
Matthew Plunkett, Ph.D.	-	-	15,908	87,208
Bruce J. Seeley	-	-	10,000	33,390
James A. Bianco, M.D.	-	-	53,028	290,700

(1)
The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Company’s common stock on the applicable vesting date.

Potential Payments upon Termination or Change in Control

Termination Benefits

The following describes the termination benefits that may become payable to the named executive officers in connection with a termination of their employment. Each named executive officer’s right to receive termination benefits is conditioned upon his executing a release of claims in favor of the Company and complying with certain restrictive covenants. None of the named executive officers is entitled to any tax gross-up payments from the Company. The following section also describes the severance benefits that became payable to Dr. Bianco in connection with his resignation as our Chief Executive Officer and President during 2016 and the severance benefits that became payable to Mr. Bianco in connection with his resignation as our Executive Vice President, Finance and Administration in March 2017.

Named Executive Officers’ Termination Benefits

The Company’s severance agreements with each of the named executive officers (other than Mr. Love and Dr. Bianco) provide that, in the event the executive is discharged from employment by the Company without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement), he will receive the following termination benefits:

•	cash severance equal to eighteen months of his base salary (paid in eighteen monthly installments);

•	additional cash severance equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary;

•	reimbursement for up to eighteen months by the Company for COBRA premiums to continue his medical coverage and that of his eligible dependents;

•	continued payment for up to eighteen months by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination; and

•
accelerated vesting of all of his then-outstanding and unvested stock-based compensation (with outstanding and vested stock options remaining exercisable for three months following the termination date).

Mr. Love’s compensation agreement provides that if his service as interim Chief Executive Officer terminates as a result of the Company’s Board of Directors identifying a successor Chief Executive Officer, the next monthly installment under the time-based vesting schedule for both the time-based and performance-based stock options granted pursuant to the agreement will be deemed satisfied on his termination.

Change in Control Benefits

In the event of a change in control of the Company, in accordance with the Company’s equity incentive plans, all of the outstanding equity-based awards (including the awards held by the named executive officers) generally would also vest on a change in control of the Company if the awards were to be terminated in connection with the change in control (i.e., accelerated vesting would not be required if the Compensation Committee provided for the assumption, substitution or other continuation of the award following the transaction). If the awards did not become fully vested on the change in control transaction, they would generally become fully vested/exercisable if the award holder’s employment was terminated by the successor (other than for misconduct) within twelve months following the change in control (subject to any additional vesting protections provided for pursuant to an applicable agreement).

Separation Agreement with Dr. Bianco

Dr. Bianco resigned as our Chief Executive Officer and President effective October 14, 2016. In connection with his resignation, the Company entered into a Separation and Release Agreement with Dr. Bianco dated October 2, 2016 (the “Separation Agreement”), which provides for Dr. Bianco to receive a cash severance payment of $1,500,000, paid over 24 months, and payment of his health and life insurance premiums and costs for certain medical services for up to two years following his resignation. Dr. Bianco also entered into an agreement with the Company to provide exclusive consulting services for 12 months following his separation for a total consulting fee of $480,000 to be paid in two installments. His right to receive these payments is subject to his continued service through the applicable payment date, provided that he will receive the full payment if his services are terminated by the Company without cause or due to his death. Dr. Bianco was granted a stock option award covering 653,929 shares of the Company’s common stock, with 453,929 of the shares subject to the option at a per share exercise price of $3.74 (the closing price of the Company’s common stock on September 30, 2016), and 200,000 of the shares subject to the option at a per share exercise price of $11.00. Each of Dr. Bianco’s outstanding stock options granted by the Company is fully vested and Dr. Bianco will generally have up to two years from the date of his separation to exercise his vested stock options. The Separation Agreement also includes a general release of claims by Dr. Bianco in favor of the Company, and his right to receive the severance benefits is subject to his continued compliance with certain non-competition and non-solicitation covenants set forth in his employment agreement with the Company for two years following his resignation. Dr. Bianco is not entitled to additional compensation for his continued service on the Board.

Separation Agreement with Mr. Bianco
Mr. Bianco resigned as our Executive Vice President, Finance and Administration, effective March 13, 2017. In connection with his resignation, the Company entered into a Separation and Release Agreement with Mr. Bianco dated March 13, 2017 that provides for him to receive a cash severance payment of $675,000, paid over 18 months, and payment of his health and life insurance premiums for up to 18 months following his resignation. Each of Mr. Bianco’s outstanding stock options granted by the Company fully vested and will generally remain exercisable for 21 months following his resignation date, subject to the expiration date of the option or earlier termination in connection with a change in control of the Company. The agreement also includes a general release of claims by Mr. Bianco in favor of the Company.

Quantification of Termination and Change in Control Benefits

The termination and change in control benefits under the agreements with our named executive officers who were employed by us as of December 31, 2016 are presented in the table below assuming in each case that the termination of employment and/or change in control that triggered such benefits occurred on December 31, 2016.

Name	Benefits in Connection with Termination (Outside of Change in Control) ($)	Benefits in Connection with Change in Control (No Termination) ($)	Benefits Upon Termination in Connection with a Change in Control ($)
Richard L. Love
Cash Benefits	-	-	-
Medical/Life Insurance continuation	-	-	-
Equity acceleration (1)	141,584	-	141,584
Total	141,584	-	141,584

Louis A. Bianco		-
Cash Benefits (2)	675,000	-	675,000
Medical/Life Insurance continuation (3)	42,421	-	42,421
Equity acceleration (1)	-	-	-
Total	717,421	-	717,421

Jack W. Singer, M.D.		-
Cash Benefits (2)	725,583	-	725,583
Medical/Life Insurance continuation (3)	80,086	-	80,086
Equity acceleration (1)	-	-	-
Total	805,669	-	805,669

Matthew Plunkett, Ph.D.
Cash Benefits (2)	685,208	-	685,208
Medical/Life Insurance continuation (3)	42,421	-	42,421
Equity acceleration (1)	-	-	-
Total	727,629	-	727,629

Bruce J. Seeley		-
Cash Benefits (2)	686,875	-	686,875
Medical/Life Insurance continuation (3)	42,421	-	42,421
Equity acceleration (1)	81,520	-	81,520
Total	810,816	-	810,816

(1)
This amount represents the intrinsic value of the unvested portions of the executive’s awards that would have accelerated in the applicable scenario presented in the table. For restricted stock awards, this value is calculated by multiplying $4.076 (the closing price of the Company’s common stock on the last trading day of fiscal year 2016) by the number of shares subject to the accelerated portion of the award. For options, this value is calculated by multiplying (i) the amount (if any) by which $4.076 (the closing price of the Company’s common stock on the last trading day of fiscal year 2016) exceeds the per-share exercise price of the option (or, in the case of an Aequus stock option, the amount (if any) by which $0.20 (the fair market value of a share of Aequus common stock as of December 31, 2016) exceeds the per-share exercise price of the option), by (ii) the number of shares subject to the accelerated portion of the award.

These calculations assume that the Compensation Committee provides for the continuation or assumption of the awards following a change in control and that, as a result, the applicable awards will continue in effect if the named executive officer’s employment continues following the transaction. Accordingly, the “Benefits in Connection with Change in Control (No Termination)” column reflects only awards that would automatically vest in connection with a change in control. If the Compensation Committee does not provide for the continuation or assumption of awards following a change in control, each named executive officer’s awards would automatically vest pursuant to the Company’s equity incentive plan. The value of the equity awards that would vest in those circumstances is the same value reflected for each executive in the “Benefits Upon Termination in Connection with Change in Control” column.
The value of the equity awards reflected for each executive in the “Benefits in Connection with Termination (Outside of Change in Control)” column reflects an involuntary termination. In the event of voluntary termination, there is no equity acceleration.

(2)
For each of the named executive officers other than Mr. Love, this amount represents the sum of (i) eighteen months of the executive’s base salary and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.

(3)
For each of the named executive officers other than Mr. Love, this amount represents the aggregate estimated cost of the premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of December 31, 2016), in each case to the extent provided in the applicable severance agreement.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Table - Fiscal Year 2016

The following table presents information regarding the compensation earned for fiscal year 2016 by members of the Board who are not also employees of the Company (or, in the case of Mr. Love, compensation for the period during 2016 prior to his appointment as our interim President and Chief Executive Officer effective October 2, 2016). The compensation paid to Dr. Bianco and Dr. Singer for their services as employees of the Company in fiscal year 2016, as well as the compensation paid to Mr. Love for his services as interim President and Chief Executive Officer during 2016, is presented in the “Summary Compensation Table” and the related explanatory tables above. Dr. Bianco and Dr. Singer are not entitled to receive additional compensation for their services as directors, nor is Mr. Love entitled to receive additional compensation for his service as a director while he is serving as our interim Chief Executive Officer. Mr. Metzger is not included in the table below as he joined the Board in 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)
Richard L. Love (5)	127,250	175,000	-	-	302,250
Mary O. Mundinger, DrPH (6)	37,250	-	-	-	37,250
Phillip M. Nudelman, Ph.D.	173,500	200,000	-	20,372	393,872
Matthew D. Perry (7)	113,500	275,000	-	-	388,500
Frederick W. Telling, Ph.D.(8)	152,250	175,000	34,800	2,570	364,620 (9)
Reed V. Tuckson, M.D.	109,250	175,000	-	-	284,250

(1)	The amounts reported in the “Fees Earned or Paid in Cash” column reflect the amounts earned with respect to fiscal year 2016 for the director’s retainer and meeting fees.

(2)
The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the stock awards and option awards granted to the Company’s non-employee directors (including Mr. Love for the period he was serving as a non-employee director) during fiscal year 2016. These amounts do not necessarily correspond to the actual cash value that will be recognized by the directors pursuant to the awards. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 13 (Share- Based Compensation) to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2016, included in the Company’s 2016 Annual Report filed with the SEC on March 2, 2017.

In accordance with the Company’s Director Compensation Policy, on January 11, 2016, in connection with his appointment to the Board, Mr. Perry was granted an award of 8,403 restricted stock units with a grant-date fair value of $100,000, and on April 29, 2016, Dr. Nudelman was granted an annual award of 39,698 restricted stock units with a grant-date fair value of $200,000 and each of the other non-employee directors then in office was granted an annual award of 34,736 restricted stock units with a grant-date fair value of $175,000.
Ms. Mundinger did not seek reelection as a director at the 2016 Annual Meeting of Shareholders, and her then-outstanding and unvested equity awards terminated on that date.

(3)
The following table presents the number of outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of the Company’s non-employee directors as of December 31, 2016.

Director	Number of Shares Subject to Outstanding Options as of 12/31/2016	Number of Unvested Restricted Shares/Units as of 12/31/2016
Richard L. Love	20,318	34,736
Mary O. Mundinger, DrPH	—	—
Phillip M. Nudelman, Ph.D.	25,315	39,698
Matthew D. Perry	—	43,139
Frederick W. Telling, Ph.D.	320,315	34,736
Reed V. Tuckson, M.D.	20,220	34,736

In accordance with the Director Compensation Policy, non-employee director option grants and restricted stock awards, to the extent then outstanding and unvested, become fully vested in the event of a change in control (as such term is defined in the 2007 Plan) that occurs while such non-employee director is a member of the Board.

(4)	For Dr. Nudelman and Dr. Telling, the “All Other Compensation” column represents $20,372 and $2,570, respectively, in spousal travel expenses.

(5)
Mr. Love was appointed our Interim President and Chief Executive Officer effective as of October 2, 2016. All compensation reflected in this table for Mr. Love was paid in connection with his services as a non-employee director of the Company during the period between January 1, 2016 and October 1, 2016. The compensation paid in connection with his services as an officer and employee of the Company from and after October 2, 2016 is reported in the "Summary Compensation Table" under Executive Compensation.

(6)	Ms. Mundinger did not seek reelection as a director of the Board at the 2016 Annual Meeting of Shareholders.

(7)	Mr. Perry was appointed as a director of the Board as of January 11, 2016.

(8)
For Dr. Telling, the “Fees Earned or Paid in Cash” column of the table above includes $10,000 fees for his service on the board of directors of Aequus; the "Option Awards" column includes $34,800, which represents the grant date fair value (as determined under generally accepted accounting principles) of an award of 300,000 stock options of Aequus granted to him in December 2016. Of the 300,000 stock options of Aequus granted to Dr. Telling, 300,000 shares were unvested as of December 31, 2016. Dr. Telling did not receive any other compensation in 2016 for his services to Aequus.

(9)
Of this amount, $319,820 represents compensation paid by the Company to Dr. Telling for his service on the Board during 2016. As explained in footnote (8) above, Dr. Telling also received $44,800 total compensation from Aequus (and not provided by the Company) for his service on the Aequus board of directors during 2016.

Non-Employee Director Compensation Overview

Equity Grants

New Director and Annual Equity Grant Policy

Under the Company’s Director Compensation Policy, as amended effective January 1, 2016, the Company’s non-employee directors are entitled to the following equity awards: (i) any new non-employee director will receive a restricted stock unit award in connection with joining the Board, with the number of underlying shares to equal $100,000 divided by the closing price of the Company’s common stock on the date of grant of the award (rounded to the nearest whole share); and (ii) in connection with each annual meeting of shareholders, each continuing non-employee director will be entitled to a restricted stock unit award, with the number of underlying shares to equal $175,000 ($200,000 in the case of a non-employee director who is serving as the Chairman of the Board) divided by the closing price of the Company’s common stock on the date of grant of the award (rounded to the nearest whole share).

The restricted stock units granted to the non-employee directors will vest on the date that is twelve months after the date of grant of the award or, if earlier, immediately prior to the first annual meeting of the Company’s shareholders at which one or more members of the Board are to be elected and that occurs in the calendar year after the calendar year in which the award was granted. Outstanding restricted stock units held by a non-employee director will also vest in connection with certain changes in control of the Company. Restricted stock units that vest will be paid in an equal number of shares of the Company’s common stock.

Cash Compensation Policy

Under the Director Compensation Policy, non-employee directors are also entitled to cash compensation in the form of annual retainers for service on the Board, an additional annual retainer for chairing certain committees of the Board and additional fees for attending meetings of the Board and meetings of Board committees on which the directors serve. The following table summarizes these cash compensation levels as in effect under the Director Compensation Policy for 2016:

Cash Compensation under Director Compensation Policy

			Meeting Fees($)
	Annual Cash Retainer ($)	Board		Committee
Board Member, other than Chairman of the Board	40,000	2,750		-
Chairman of the Board	75,000	2,750		-
Audit Committee Chair	15,000	-		1,250
Non-Chair Audit Committee Members	-	-		1,250
Compensation Committee Chair	12,500	-		1,250
Non-Chair Compensation Committee Member	-	-		1,250
Executive Committee Member	-	-		1,250
Nominating and Governance Committee Chair	7,500	-		1,250
Non-Chair Nominating and Governance Committee Member	-	-		1,250

All non-employee directors are also reimbursed for their reasonable expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses. When a non-employee director travels on Company business, the Company also from time to time pays the costs for the non-employee director’s spouse to accompany the director.

The Board may modify our Director Compensation Policy from time to time.

Board Discussion of Non-Employee Director Compensation Philosophy

The Board’s non-employee director compensation philosophy is that the Company’s compensation arrangements for its non- employee directors should reasonably compensate the non-employee directors for their services to the Company and should further align the interests of the non-employee directors with the interests of the Company’s shareholders. Consistent with that philosophy, the Board has structured the cash and equity award components of the Director Compensation Policy to provide a total compensation opportunity for the non-employee directors that the Board believes is reasonable. The Board also believes that that it is reasonable, and consistent with peer company practices, to structure the Director Compensation Policy with two key compensation components - the equity grant component discussed above and the cash compensation component discussed above - as awards with a value linked to the price of the Company’s common stock further align the interests of non-employee directors with the interests of the Company’s shareholders; but the Board believes that it is appropriate, and consistent with peer company practices, to not structure the entire compensation opportunity to be dependent upon stock price and thus to include the cash compensation component. The Board believes that differences in compensation levels under the Director Compensation Policy for the Chairman of the Board, and for non-employee directors serving on particular Board committees or as the Chair of a Board committee, are appropriate based on the Board’s assessment of the extent of additional services currently required of the non-employee directors that hold those positions and consistent with peer company practices.

FW Cook was retained as an independent compensation consultant in July 2015 to perform a comprehensive review of the Director Compensation Policy. FW Cook reviewed the Director Compensation Policy again in 2016. In both 2015 and 2016, FW Cook compared the Company’s compensation program for its non- employee directors to the non-employee director compensation programs of a peer group of companies, and advised the Board as to the Company’s compensation program for its non-employee directors generally as well as on material decisions concerning the compensation of the Company’s non-employee directors. The peer group of companies used in FW Cook’s comparison for these purposes in 2015 and 2016 was the same group of peer companies used by the Compensation Committee to assess the Company's executive compensation program in that year. The 2016 peer companies are identified in the “Compensation Discussion and Analysis” above. The peer companies were selected on the advice of FW Cook for the same reasons identified in the “Compensation Discussion and Analysis” above.

The material decisions concerning the compensation of the Company’s non-employee directors that FW Cook advised on during 2015 included changes to the Director Compensation Policy that were approved by the Board in 2015 that took effect on January 1, 2016 and were discussed in the Company’s 2016 proxy statement. The Board did not amend the Director Compensation Policy during 2016.

In February 2017, the Board amended the Director Compensation Policy to provide that, unless and until otherwise provided by the Board, future grants of equity awards by the Company to non-employee directors will be in the form of stock options. Based on data provided by FW Cook, a majority of the 2016 peer companies granted equity awards in the form of stock options to their non-employee directors. With advice from FW Cook, the Board believed that this amendment to the Director Compensation Policy was advisable in light of the current practices of a majority of the peer companies and as stock options also fulfill the goal of the equity grant component of the Director Compensation Policy -- to further align the interests of non-employee directors with the interests of the Company’s shareholders. The February 2017 amendments to the Director Compensation Policy continue the approach that the Company will grant an equity award to each new non-employee director joining the Board as well as, on an annual basis, to each non-employee director continuing to serve on the Board. The Board has the discretion, within the applicable limits of the equity plan under which the awards are granted, to determine the specific grant date and number of shares subject to each of these awards.

On February 23, 2017, the Board approved the 2017 annual equity award grant for each of the non-employee directors then in office (other than for Dr. Bianco and Mr. Love, each of whom was not, at the time of grant of the award, entitled to non-employee director compensation pursuant to their respective agreements with the Company). The terms of the grants were determined by the Board with the advice of FW Cook. Each such option was for 50,000 shares of the Company’s common stock, has a per share exercise price equal to the closing market price of a share of the Company’s common stock on the date of grant of the award, and each award is scheduled to vest on the earlier of one year after the date of grant or immediately prior to the Company’s first annual meeting of shareholders in 2018 at which one or more members of the Board are to be elected (subject to acceleration in the event of a change in control of the Company or should the director’s service on the Board terminate due to the director’s death or disability). Each option grant, to the extent vested when the award holder ceases to serve as a member of the Board, will continue to be exercisable for three years following the director’s separation from service, subject to earlier termination at the end of the maximum ten year term of the grant and further subject to earlier termination in connection with a change in control of the Company’s). The Board, with advice from FW Cook, believed that the terms of these grants were appropriate to provide a total compensation opportunity for the non-employee directors that the Board believed was reasonable.

The Board did not set non-employee director compensation levels at any benchmark relative to any specific level or percentile against the peer company data. The Board’s non-employee director compensation determinations are subjective and the result of the Board’s business judgment, which is informed by the experiences of the members of the Board, and the analysis and input from executive compensation consultants it retains from time to time, as well as the Board’s assessment of overall non-employee director compensation trends and trends specific to the Company’s industry.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock as of February 10, 2017, except as otherwise noted in the footnotes to the table. The table also provides certain information as of February 10, 2017 regarding beneficial ownership of our common stock and that of Aequus by (i) each of our directors, (ii) each named executive officer and (iii) all directors and executive officers as a group:

	CTI BioPharma Corp. Common Stock				Aequus BioPharma, Inc. Common Stock
Name and Address of Beneficial Owner	Number of shares Beneficially Owned (1)		Shares Subject to Convertible Securities (2)	Percentage Ownership (1)	Number of Shares Beneficially Owned(1)	Shares Subject to Convertible Securities(2)	Percentage Ownership (1)
5% or More Shareholders:
Baxalta Incorporated(3)	1,567,398		—	5.55%	—	—	—
BVF Partners L.P.(4)	4,479,694		—	15.87%	—	—	—
Directors and named executive officers of the Company: (5)
James A. Bianco, M.D.**	1,481,973		1,303,960	5.25%	1,000,000	—	4.26%
Louis A. Bianco	122,306	(6)	60,010	*	200,000	—	*
Adam R. Craig, M.D., Ph.D.**	—		—	—	—	—	—
Richard L. Love**	123,900		70,318	*	—	—	—
Michael A. Metzger**	—		—	—	—	—	—
Phillip M. Nudelman, Ph.D.**	58,747		25,316	*	—	—	—
Matthew D. Perry**	8,403		—	*			—
Matthew J. Plunkett, Ph.D.	117,619		64,998	*	—	—	—
Bruce J. Seeley	58,500	(7)	27,500	*	—	—	—
Jack W. Singer, M.D.**	166,915		67,510	*	1,000,000	—	4.26%
Frederick W. Telling, Ph.D.**	64,453		20,315	*	900,000	—	3.84%
Reed V. Tuckson, M.D.**	77,908		20,220	*	—	—	—
All directors and executive officers, as a group (12 persons)	2,280,724	(8)	1,660,147	8.08%	3,100,000	—	13.22%

*    Less than 1%.
**    Denotes director of the Company or nominee.

(1)
Beneficial ownership generally includes voting or investment power with respect to securities, and percentage ownership is calculated based on 28,225,792 shares of our common stock outstanding as of February 10, 2017 and 23,450,000 shares of Aequus’ common stock outstanding as of February 10, 2017. This table is based upon information supplied by officers, directors and other investors including, as to our common stock, information from Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within sixty days of February 10, 2017 are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned.

(2)
Shares subject to convertible securities included in this column reflect any options, warrants and convertible debt held by the holder exercisable or convertible within sixty days after February 10, 2017. These shares are also included in the column titled “Number of Shares Beneficially Owned.”

(3)
Beneficial ownership is as of January 1, 2017 and is based on information contained in the Schedule 13G/A filed with the SEC on February 6, 2017. The Schedule 13G/A states that (i) Baxalta Incorporated (“Baxalta”) has shared voting and dispositive power over 1,567,398 shares of our common stock, (ii) Baxalta GmbH has shared voting and dispositive power over 1,567,398 shares of our common stock, and (iii) Shire plc (“Shire”) has shared voting and dispositive power over 1,567,398 shares of our common stock. In connection with the spin-off by Baxter International Inc. of Baxalta Incorporated, the reported securities were transferred from Baxter Healthcare SA, an indirectly wholly-owned subsidiary of Baxter International Inc. to Baxalta GmbH, which at the time was also an indirect wholly-owned subsidiary of Baxter International Inc. The total 1,567,398 shares of our common stock beneficially owned by Baxalta Incorporated and Baxalta GmbH represents shares of our common stock initially issued by us to Baxter Healthcare SA upon the conversion of 30,000 shares of the Company’s Series 19 Preferred Stock acquired by Baxter Healthcare SA on November 15, 2013. Such Schedule 13G/A filed by Baxalta stated that, as of the time of such filing, the reported securities are beneficially owned by Baxalta GmbH, an indirect wholly-owned subsidiary of Baxalta, which, in turn, is an indirect wholly-owned subsidiary of Shire, following consummation of Shire’s acquisition of Baxalta pursuant to the merger of a wholly-owned subsidiary of Shire with and into Baxalta, which merger transaction closed on June 3, 2016. The address of Baxalta GmbH is Thurgauerstrasse 130, Glattpark (Opfikon), Switzerland 8152. The address of Baxalta Incorporated is 1200 Lakeside Drive, Bannockburn, Illinois 60015, U.S.A. The address of Shire plc is 5 Riverwalk, Citywest Business Campus, Dublin 24, Republic of Ireland.

(4)
Beneficial ownership is as of January 11, 2016 and is based on information contained in the Schedule 13D/A filed with the SEC on January 14, 2016 by BVF Partners. The Schedule 13D/A states that BVF Partners, including certain of its affiliates, beneficially owned 44,796,940 shares of our common stock (adjusted to 4,479,694 on January 1, 2017 to reflect a one-for-ten reverse stock split), with shared voting and dispositive power over all such shares. The address of BVF Partners is 1 Sansome Street, 30th Floor, San Francisco, California 94104.

(5)	The address of our current directors and executive officers listed is 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A.

(6)	Number of shares beneficially owned includes 3 shares held by Mr. Bianco in trust for his children.

(7)	Number of shares beneficially owned includes 20,000 shares held by Mr. Seeley of unvested restricted stock.

(8)	Number of shares beneficially owned includes 20,000 shares of unvested restricted stock for all directors and executive officers as a group.

Equity Compensation Plan Information

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights and upon the vesting of restricted stock unit awards under all of our existing equity compensation plans as of December 31, 2016, with such plans being the 2015 Plan, the 2007 Plan and the Company’s 2007 Employee Stock Purchase Plan, as amended (the “ESPP”).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Shareholders	2,993,513 (1)	$11.44	1,264,142 (2)
Plan Not Approved by Shareholders	-	-	-
Totals	2,993,513	$11.44	1,264,142

(1)
2,806,468 of these shares were subject to stock options then outstanding under the 2007 Plan or the 2015 Plan, and 187,045 of these shares were to restricted stock units outstanding under the 2007 Plan or the 2015 Plan. The weighted-average exercise price presented in column (b) of the table above does not take restricted stock unit awards into account.

(2)
Of these shares, 1,076,676 shares were available for issuance under the 2015 Plan, and 187,466 were available for issuance under the ESPP. No new awards may be granted under the 2007 plan. The shares available under the 2015 Plan may be used for any type of award authorized under the 2015 Plan including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other awards payable in shares of our common stock.

Executive Officers

The following table sets forth certain information with respect to our executive officers as of March 13, 2017:

Name	Age	Position
Richard L. Love	73	Interim President and Chief Executive Officer
Matthew Plunkett, Ph.D.	45	Executive Vice President, Chief Business Officer
Bruce J. Seeley	53	Executive Vice President, Chief Commercial and Administrative Officer and Secretary
Jack W. Singer, M.D.	74	Executive Vice President, Chief Scientific Officer, Interim Chief Medical Officer and Global Head of Translational Medicine

For biographical information concerning Dr. Jack Singer and Richard L. Love, who are each our directors as well as executive officers, please see the discussion above under Proposal 1.

Dr. Plunkett assumed his role as our Executive Vice President, Corporate Development in September 2012 and was appointed Executive Vice President, Chief Business Officer in December 2015. Dr. Plunkett previously served as Chief Financial Officer of the California Institute for Regenerative Medicine from November 2011 to August 2012. From July 2009 to April 2011, Dr. Plunkett was the Vice President and Chief Financial Officer of iPerian, Inc. From December 2000 to July 2009, Dr. Plunkett held positions at Oppenheimer & Co. and its U.S. predecessor, CIBC World Markets, including serving as Managing Director, Head of West Coast Biotechnology from December 2008 to July 2009, and Executive Director, Head of West Coast Biotechnology from January 2008 to December 2008. He received his B.S. in chemistry from Harvey Mudd College and a Ph.D. in organic chemistry from the University of California, Berkeley.

Mr. Seeley assumed his role as our Executive Vice President, Chief Commercial and Administrative Officer and Secretary in March 2017. Prior to this, he served as our Executive Vice President and Chief Commercial Officer from July 2015. Mr. Seeley previously served as Senior Vice President and General Manager, Diagnostics at NanoString Technologies, Inc. from May 2012 to March 2015. From October 2009 to March 2012, Mr. Seeley was Executive Vice President, Commercial, at Seattle Genetics, Inc. Prior to that, from August 2004 to October 2009, Mr. Seeley served in various commercial roles at Genentech, Inc. (now a member of the Roche Group). From 1996 to 2004, Mr. Seeley held various roles at Aventis Pharmaceuticals Inc. (now a part of Sanofi) in global and U.S. marketing, sales and new product commercialization and licensing. Prior to that, from 1991 to 1996, he served in sales at Bristol-Myers Squibb Company. Mr. Seeley received a B.A. in Sociology from the University of California at Los Angeles.

Related Party Transactions Overview

Pursuant to our Code of Business Conduct and Ethics and the Amended and Restated Charter for the Audit Committee, any potential related party transaction must be fully disclosed to the person fulfilling the role of chief financial officer. Upon review, if such chief financial officer determines that the transaction is material to us, then the Audit Committee must review and approve in writing in advance such related party transaction. Related party transactions involving our directors and executives must be reviewed and approved in advance by our Board. Item 404(a) of Regulation S-K requires us to disclose in this Proxy Statement any transaction involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock or an immediate family member of any of those persons.

Certain Transactions with Related Persons

Aequus

In May 2007, we formed Aequus, a majority-owned subsidiary of which our ownership was approximately 60% as of December 31, 2016. We entered into a license agreement with Aequus whereby Aequus gained rights to our Genetic Polymer™ technology. Aequus has discontinued development of the Genetic Polymer technology.
In May 2007, we also entered into an agreement to fund Aequus in exchange for a convertible promissory note. The terms of the note provided that (i) interest accrued at a rate of 6% per annum until maturity, (ii) in the event the note balance was not paid on or before the maturity date, interest accrued at a rate of 10% per annum and (iii) prior to maturity, the note was convertible into a number of shares of Aequus equity securities equal to the quotient obtained by dividing (1) the outstanding balance of the note by (2) the price per share of the Aequus equity securities. In addition, we and Aequus were party to a services agreement to provide certain administrative and research and development services to Aequus. The amounts charged for these services, if unpaid by Aequus within thirty days, were considered additional principal advanced under the promissory note. We funded Aequus $1.8 million during the year ended December 31, 2016, including amounts advanced in association with the services agreement. The Aequus note balance, including accrued interest, was approximately $13.5 million as of December 31, 2016. While the original note matured and was due and payable in May 2012, in June 2015, we and Aequus entered into an amendment to the note pursuant to which the maturity date was extended to June 30, 2016. In March 2017, we and Aequus entered into the license and promissory note termination agreement and note cancellation agreement, pursuant to which, (i) all of the then-outstanding principal and all accrued and unpaid interest balance of approximately $13.7 million was cancelled and terminated, (ii) our license agreement with Aequus was terminated, (iii) we agreed to provide additional funding of up to $347,500 to Aequus, and (iv) Aequus has agreed to pay us 20% of milestone and similar payments, up to a maximum amount of $20,000,000, and royalties, on a product-by-product and county-by country basis, of 5% of net sales of certain ACTH Products being developed by Aequus until the later of (i) expiration of the last to expire valid patent claim that claims the ACTH Product, or (ii) ten years from the first commercial sale of the applicable ACTH Product. We have the right to terminate the license and promissory note termination agreement and require Aequus to assign all ACTH Product related assets to us if Aequus does not file an Investigational New Drug Application for an ACTH Product with the U.S. Food and Drug Administration by September 6, 2019.
One of our named executive officers, Jack W. Singer, M.D., is a minority shareholder of Aequus, owning approximately 4.3% of the equity in Aequus as of December 31, 2016. Dr. Singer is a member of Aequus’ Board. Additionally, Frederick W. Telling, Ph.D. and James A. Bianco, M.D., members of our Board, owned approximately 3.8% and 4.3%, respectively, of Aequus as of December 31, 2016, and Dr. Telling is also a member of Aequus’ Board. In 2016, Dr. Telling earned $10,000 in fees for his service on the Board of Aequus, and Dr. Telling and Dr. Singer each received an award of 300,000 stock options of Aequus with a grant date fair value of $34,800. This compensation was provided by Aequus to Dr. Telling and Dr. Singer. Dr. Telling and Dr. Singer did not receive any other compensation in 2016 for their services to Aequus. Richard L. Love, our Interim President and Chief Executive Officer, is also a member of Aequus’ Board.

Baxalta

Baxalta beneficially owns 1,567,398 shares of our common stock (or approximately 5.55% of our common stock as of December 31, 2016), initially issued in connection with entry into a Development, Commercialization and License Agreement (the “License Agreement”), dated as of November 14, 2013, by and among us, Baxter International Inc., Baxter Healthcare Corporation and Baxter Healthcare SA (collectively, “Baxter”), and a Registration Rights Agreement between us and Baxter Healthcare SA dated November 14, 2013. In April 2015, Baxalta was assigned Baxter’s rights and obligations under the License Agreement. Shire acquired Baxalta, pursuant to the merger of a wholly-owned subsidiary of Shire with and into Baxalta, in June 2016.

Pursuant to the License Agreement, we granted Baxalta an exclusive, worldwide (subject to certain co-promotion rights), royalty-bearing, non-transferable license (which is sub-licensable under certain circumstances) relating to pacritinib. Licensed products under the License Agreement consisted of products in which pacritinib is an ingredient. Pursuant to the License Agreement, Baxter paid us an upfront payment of $60 million, which included a $30 million investment in our equity. The License Agreement also provided for us to receive potential additional payments of up to $302 million upon the successful achievement of certain development and commercialization milestones, comprised of $112 million of potential clinical, regulatory and commercial launch milestone payments, and potential additional sales milestone payments of up to $190 million. Of such potential milestone payments, we received $20 million relating to the achievement of a clinical milestone and an advance of $32 million in connection with the License Amendment discussed below.

In June 2015, we entered into the License Amendment. Pursuant to the License Amendment, two potential milestone payments in the aggregate amount of $32.0 million from Baxalta to us were accelerated from the schedule contemplated by the original Pacritinib License Agreement relating to the PERSIST-2 Milestone and the MAA Milestone. In the first quarter of 2016, we recorded $32.0 million in license and contract revenue upon the attainment of the milestones.

In October 2016, we regained worldwide rights for the development and commercialization of pacritinib following termination of the Pacritinib License Agreement with Baxalta. Pursuant to the termination, Baxalta paid us a one-time cash payment in the amount of approximately $10.3 million as reimbursement for certain expenses incurred or to be incurred. In exchange, we have agreed to provide a one-time payment to Baxalta, upon the first regulatory approval or any pricing and reimbursement approvals of a product containing pacritinib, in the amount of approximately $10.3 million which represents certain amounts paid by Baxalta for the benefit of the pacritinib program manufacturing efforts. We have also agreed not to transfer, license, sublicense or otherwise grant rights with respect to intellectual property of pacritinib unless the transferee/licensee/sublicensee agrees to be bound by the terms of the Asset Return and Termination Agreement with Baxalta.

BVF Partners L.P.

In September 2015, we entered into a subscription agreement with BVF pursuant to which we issued 1.0 million shares of our common stock. Further, in December, 2015, we completed an underwritten public offering of 55,000 shares of our Series N-2 Preferred Stock, no par value per share (the “December 2015 Offering”). BVF Partners, together with its affiliates, purchased 30,000 shares of Series N-2 Preferred Stock in the December 2015 Offering. Primarily as a result of these transactions, BVF beneficially owned approximately 15.9% and 15.6% of our outstanding common stock as of December 31, 2016 and 2015, respectively. In connection with the December 2015 Offering, we entered into a letter agreement with BVF Partners (the “Letter Agreement”) pursuant to which we granted BVF Partners a one-time right to nominate not more than two individuals to serve as members of our Board, subject to the Board’s consent, which is not to be unreasonably withheld and which consent shall be deemed automatically given with respect to two individuals specified in such Letter Agreement. One of such nominees (the “Independent Nominee”) must (i) qualify as an “independent” director as defined under the applicable rules and regulations of the SEC and NASDAQ and (ii) must not be considered an “affiliate” of BVF Partners as such term is defined by Rule 12b-2 of the Exchange Act. We have agreed, for the period hereinafter described and subject to a limited exception, to include the nominated directors in the slate of nominees for election to the Board at each annual or special meeting at which directors are to be elected, recommend that shareholders vote in favor of the election of such nominees and support such nominees for election in a manner no less favorable than how we support our own nominees. This obligation will terminate with respect to: (x) the Independent Nominee, and such Independent Nominee must tender his or her resignation to the Board, if requested, promptly upon BVF Partners and its affiliates ceasing to beneficially own at least 11% of the issued and outstanding common stock or voting power of the Company (determined on an as-converted basis that gives effect to the conversion of all outstanding preferred stock), and (y) each of the Independent Nominee and the other individual nominated by BVF Partners shall tender his or their resignation to the Board, promptly upon the earlier to occur of (a) BVF Partners and its affiliates ceasing to beneficially own at least 5% of the issued and outstanding common stock or voting power of the Company (determined on an as-converted basis that gives effect to the conversion of all outstanding preferred stock), (b) BVF Partners and its affiliates ceasing to beneficially own at least 50% of the shares of the common stock beneficially owned by BVF Partners and its affiliates immediately after consummation of the December 2015 Offering (on an as-converted basis), (c) the continuation of such nomination right would cause any violation of the applicable listing rules of NASDAQ, (d) such time as BVF Partners informs us in writing that it wishes to terminate the foregoing nomination right, or (e) any breach of the Letter Agreement by BVF Partners or its affiliates. On January 11, 2016, Mr. Perry was appointed to our Board pursuant to the Letter Agreement and upon the recommendation of BVF Partners. Mr. Perry is BVF Partner’s Independent Nominee under the Letter Agreement.

Employment Relationship

Corey Masten-Legge, a stepson of James A. Bianco, M.D., is employed as a corporate attorney in our legal department. In 2016, Mr. Masten-Legge earned $297,416 in base salary and bonus, a grant of stock options for 6,000 shares of common stock with a grant-date fair value (based on the assumptions used to value equity awards in our financial reporting) of $16,938 and restricted stock award grants for 6,288 shares of common stock with a fair value of $33,864.

Beneficial Ownership Reporting Compliance under Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act (“Section 16(a)”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and our other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of this information or written representations from reporting persons that no other reports were required, we believe that, during the 2016 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and any greater than 10% beneficial owners were timely met.

Other Business

As of the date of this Proxy Statement, we know of no other business that will be presented for action at the Annual Meeting.

Delivery of Documents to Shareholders Sharing an Address

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such shareholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. If you are a shareholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a shareholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, U.S.A. or at 1-800-542-1061. If you are a beneficial shareholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access our SEC filings.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning us (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our Secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. We undertake to provide required copies by first class mail or other equally prompt means within one business day of receipt of such request. If you would like to request documents, please do so by May 2, 2017 in order to receive them before the Annual Meeting.

By Order of the Board of Directors

Bruce J. Seeley
Executive Vice President, Chief Commercial and Administrative Officer, and Secretary

Seattle, Washington March 28, 2017

APPENDIX A

CTI BIOPHARMA CORP.
2017 EQUITY INCENTIVE PLAN

CTI BIOPHARMA CORP.
2017 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this CTI BioPharma Corp. 2017 Equity Incentive Plan (this “Plan”) of CTI BioPharma Corp., a Washington corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s shareholders.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. Subject to the provisions of this Plan, the Administrator may from time to time, select among the Eligible Persons, those to whom awards shall be granted and determine the nature and amount of each award. No Eligible Person shall have any right, by virtue of this Plan, to receive an award. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine in its sole discretion. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1.
The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2.
Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)
grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that the awards are vested and/or exercisable at grant and no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)
construe and interpret this Plan, any sub-plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan, any sub-plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)
accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services (as defined in the award agreement for purposes of the applicable award) or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)
adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)
determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to grant the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)
determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any of the actions contemplated by Section 7.2 in connection with the occurrence of an event of the type contemplated by Section 7.2;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below);

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined;

(l)
determine whether awards will be granted singly, in combination with, in tandem with, in replacement of, or as an alternative to, other awards granted under this Plan or any other incentive or compensation plan of the Corporation or any Subsidiary;

(m)	grant waivers of Plan or award conditions;

(n)	determine whether the performance targets or goals under any performance-based award have been met and whether a performance-based award has been earned; and

(o)	make all other determinations necessary or advisable for the administration of this Plan, any sub-plan or award agreement.

Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.3.
Binding Determinations. Any action taken by, or inaction of, the Corporation or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to actually meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.4.
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5.	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4.SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1.
Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2.
Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	2,000,000 shares of Common Stock, plus

(2)
the number of any shares subject to stock options granted under the 2015 Plan or the Corporation’s 2007 Equity Incentive Plan, as amended (the “2007 Plan”) and outstanding on the date of shareholder approval of this Plan (the “Shareholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised, plus;

(3)
the number of any shares subject to restricted stock or restricted stock unit awards granted under the 2015 Plan or the 2007 Plan that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

provided that in no event shall the Share Limit exceed 5,902,207 shares (which is the sum of the 2,000,000 shares set forth above, plus the aggregate number of shares subject to stock options and unvested restricted stock and restricted stock unit awards previously granted and outstanding under the 2015 Plan and the 2007 Plan as of the Effective Date).
The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 1,200,000 shares.

(c)	Additional limits with respect to Qualified Performance-Based Awards are set forth in Section 5.2.3.

(d)
Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.2(d). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $375,000; provided that this limit is $475,000 as to a non-employee director who is serving as the Chairman of the Board. For purposes of this Section 4.2(d), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.2(d), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.2(d) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.2(d) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3.
Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax-related items withholding obligations related to any award, shall not be available for subsequent awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended to qualify as performance-based compensation thereunder.

4.4.
No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular type of award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.AWARDS

5.1.
Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are (subject, in each case, to the no repricing provisions of Section 3.2):

5.1.1    Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3    Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, restricted stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar derivative securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted in connection with a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2.
Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees also may be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. An Award (other than an option or SAR) intended by the Administrator to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualified Performance-Based Award.” An option or SAR intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code is referred to as a “Qualifying Option or SAR.” The grant, vesting, exercisability or payment of Qualified Performance-Based Awards may depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using one or more of the Business Criteria set forth below (on an absolute or relative (including, without limitation, relative to the performance of one or more other companies or upon comparisons of any of the indicators of performance relative to one or more other companies) basis, any of which may also be expressed as a growth or decline measure relative to an amount or performance for a prior date or period) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualified Performance-Based Award shall be subject to the following provisions of this Section 5.2, and a Qualifying Option or SAR shall be subject to the following provisions of this Section 5.2 only to the extent expressly set forth below. Nothing in this Plan, however, requires the Administrator to qualify any award or compensation as “performance-based compensation” under Section 162(m) of the Code.

5.2.1    Class; Administrator. The eligible class of persons for Qualified Performance-Based Awards under this Section 5.2, as well as for a Qualifying Option or SAR, shall be officers and employees of the Corporation or one of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the Administrator approving Qualified Performance-Based Awards or a Qualifying Option or SAR, or making any certification required pursuant to Section 5.2.4, must constitute a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code).

5.2.2    Performance Goals.

(a)
The specific performance goals for Qualified Performance-Based Awards shall be established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), cash position, regulatory approval, stock price, total shareholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment or on sales, cost containment or reduction, or any combination thereof. The applicable performance measurement period may not be less than three months nor more than 10 years.

(b)
The terms of the Qualified Performance-Based Awards may specify the manner, if any, in which performance targets (or the applicable measure of performance) shall be adjusted: to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses; to exclude restructuring and/or other nonrecurring charges; to exclude the effects of financing activities; to exclude exchange rate effects; to exclude the effects of changes to accounting principles; to exclude the effects of any statutory adjustments to corporate tax rates; to exclude the effects of any items of an unusual nature or of infrequency of occurrence; to exclude the effects of acquisitions or joint ventures; to exclude the effects of discontinued operations; to assume that any business divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture or to exclude the effects of any divestiture; to exclude the effect of any event or transaction referenced in Section 7.1; to exclude the effects of stock-based compensation; to exclude the award of bonuses; to exclude amortization of acquired intangible assets; to exclude the goodwill and intangible asset impairment charges; to exclude the effect of any other unusual, non-recurring gain or loss, non-operating item or other extraordinary item; to exclude the costs associated with any of the foregoing or any potential transaction that if consummated would constitute any of the foregoing; or to exclude other items specified by the Administrator at the time of establishing the targets.

(c)
To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance formula, goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code.

5.2.3    Form of Payment; Maximum Qualified Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Qualifying Option or SAR awards granted to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.3(b). A Qualified Performance-Based Award shall be subject to the following applicable limit: (a) in the case of a Qualified Performance-Based Award where the value of the Award is expressed as a number or range of number of shares of Common Stock (such as, without limitation, a Qualified Performance-Based Award in the form of a restricted stock, performance stock, or stock unit award) or a Qualified Performance-Based Award where the amount of cash payable upon or following vesting of the award is determined with reference to the fair market value of a share of Common Stock at such time, the maximum number of shares of Common Stock which may be subject to such Qualified Performance-Based Awards described in this clause (a) that are granted to any one participant in any one calendar year shall not exceed 1,200,000 shares (counting such shares on a one-for-one basis for this purpose), either individually or in the aggregate, subject to adjustment as provided in Section 7.1; and (b) in the case of other Qualified Performance-Based Awards (such as a Qualified Performance-Based Award where the potential payment is a stated cash amount or range of stated cash amounts, whether the payment is ultimately made in cash or Common Stock by converting the applicable cash amount into a number of shares of Common Stock based on the fair market value of a share of Common Stock upon or following vesting of the award), the aggregate amount of compensation to be paid to any one participant in respect of all such Qualified Performance-Based Awards granted to that participant in any one calendar year shall not exceed $1,000,000. The limits in clauses (a) and (b) in the preceding sentence are separate, independent limits, and a Qualified Performance-Based Award shall be subject to the applicable limit but not both limits. For clarity, an eligible individual may receive, during any applicable year, awards referenced in clause (a) of this Section 5.2.3 not in excess of the limit of that clause, awards referenced in clause (b) of this Section 5.2.3 not in excess of the limit of that clause, Qualifying Option or SAR awards not in excess of the limit set forth in Section 4.3(b), as well as other types of awards (not referenced in this Section 5.2.3) under this Plan. Awards that are cancelled during the year shall be counted against any applicable limits of Section 4.3(b) and this Section 5.2.3 to the extent required by Section 162(m) of the Code.

5.2.4    Certification of Payment. Before any Qualified Performance-Based Award is paid and to the extent applicable to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Qualified Performance-Based Award were in fact timely satisfied.

5.2.5    Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6    Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than a Qualifying Option or SAR) shall terminate upon the first meeting of the Corporation’s shareholders that occurs in the fifth year following the year in which the Corporation’s shareholders first approve this Plan, subject to any subsequent extension that may be approved by shareholders.

5.3.
Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the

Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.4.
Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5.
Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•
subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6.
Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the NASDAQ Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7.Transfer Restrictions.

5.7.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal, state and foreign securities and exchange control laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)
the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)
the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.8.
International Awards. Notwithstanding any provision of this Plan to the contrary, to comply with the laws in the countries where the Corporation or one of its Subsidiaries operates or has Eligible Persons, the Administrator, in its sole discretion, shall have the power and authority to (a) modify the terms and conditions of any Award granted to Eligible Persons in light of the laws of jurisdictions where the Eligible Persons work or reside; (b) establish sub-plans and agreements and determine the exercise or purchase price, methods of exercise and other terms and procedures and rules, to the extend such actions may be necessary or advisable, including the adoption or rules, procedures, sub-plans and agreements applicable to Subsidiaries in particular jurisdictions; provided, however, that no such sub-plans or agreements and/or modifications shall increase the Share Limit or otherwise require shareholder approval; (c) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an award under this Plan or on termination of active service; available methods of exercise or settlement of an award, payment of tax-related items, the shifting of employer tax liability to the participant, the withholding procedures and handling of any share certificates or other indicia of ownership which may vary with local requirements. The Administrator may also adopt sub-plans to this Plan intended to allow the Corporation to grant tax-qualified awards in a particular jurisdiction. Notwithstanding the foregoing, the Corporation’s obligation to issue any shares of Common Stock or make any other payment in respect of an award granted under this Plan is subject to compliance with all applicable laws as provided in Section 8.1 of this Plan.

6.EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1.
General. The Administrator shall establish the effect (if any) of a termination of employment or service (as defined in the award agreement for purposes of the applicable award) on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2.
Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise provided by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3.
Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service (as defined in the award agreement for purposes of the applicable award) shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.ADJUSTMENTS; ACCELERATION

7.1.
Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.
It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code as to ISOs, Section 409A of the Code as to awards intended to comply therewith and not be subject to taxation thereunder, and Section 162(m) of the Code as to any award intended to be performance-based compensation thereunder) and accounting (so as to not trigger any unintended charge to earnings with respect to such adjustment) requirements.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2.
Corporate Transactions - Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, conversion or other reorganization in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); any exchange of Common Stock or other securities of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a sale of all or substantially all the business, stock or assets of the Corporation in connection with which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3.
Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.OTHER PROVISIONS

8.1.
Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority, including governmental agencies outside the United States, as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2.
No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3.
No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4.
Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5.
Tax Withholding. The Corporation and its Subsidiaries, as appropriate shall have the authority and the right to deduct or withhold or require a participant to remit to the Corporation or its Subsidiaries an amount sufficient to satisfy any tax-related items with respect to any tax withholding or taxable event concerning a participant arising as a result of this Plan or to take any action as may be necessary in the opinion of the Corporation or its Subsidiaries, as appropriate, to satisfy withholding obligations for the payment of tax-related items, including but not limited to (a) withholding from the participant’s wages or other cash compensation; (b) withholding from the proceeds from the sale of the shares of Common Stock subject to or underlying an award either through a voluntary sale or a mandatory sale arranged by the Corporation on the participant’s behalf; (c) through withholding of shares of Common Stock underlying the award; or (d) any other method of withholding deemed acceptable by the Administrator in its sole discretion. The Corporation shall have no obligation to deliver shares of Common Stock or make any other payment under or with respect to an award until the participant or other person has made arrangements acceptable to the Administrator for the satisfaction of these tax obligations with respect to any tax withholding or taxable event concerning the participant or such other person arising as a result of the participant’s participation in this Plan. For purposes of this Plan, “tax-related items” means federal, state, local or foreign taxes including but not limited to income tax, social insurance contributions, fringe benefits tax, payment on account, employment tax, payroll tax and stamp taxes, required by law to be withheld any employer liability that may be shifted to any participants.

8.6.Effective Date, Termination and Suspension, Amendments.

8.6.1    Effective Date. This Plan is effective as of March 13, 2017, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3    Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2.

8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7.
Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8.Governing Law; Construction; Severability.

8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Washington, without regard to its conflict of law provisions.

8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9.
Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10.
Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided that the awards shall reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11.
Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12.
No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, board of directors or committees thereof, as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13.
Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14.
Clawback Policy. The awards granted under this Plan are subject to the terms of any recoupment, clawback or similar policy of the Corporation as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

CTI BIOPHARMA CORP. 3101 WESTERN AVENUE, SUITE 600 SEATTLE, WA 98121
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M99711-P73126	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CTI BIOPHARMA CORP.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the Except number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL the following:
1.	To elect directors to the Company’s Board of Directors to serve one-year terms.		☐	☐	☐	__________________________________________________
Nominees:
	1)Adam R. Craig, M.D., Ph.D.		5)Matthew D. Perry
	2)Richard L. Love		6)Jack W. Singer, M.D
	3)Michael A. Metzger		7)Frederick W. Telling, Ph.D.
	4)Phillip M. Nudelman, Ph.D.		8)Reed V. Tuckson, M.D., F.A.C.P

	The Board of Directors recommends you vote ONE YEAR on Proposal 6 and FOR the other following proposals:						For	Against	Abstain
2.
To approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 41,533,333 to 81,533,333 and to increase the total number of authorized shares of common stock from 41,500,000 to 81,500,000;
							☐	☐	☐
3.	To approve the Company's 2017 Equity Incentive Plan;						☐	☐	☐
4.	To ratify the selection of Marcum LLP as the Company’s independent auditor for the year ending December 31, 2017;						☐	☐	☐
5.	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers;						☐	☐	☐
						One Year	Two Years	Three Years	Abstain
6.	Provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years; and					☐	☐	☐	☐
							For	Against	Abstain
7.
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6.
							☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments and postponements thereof.
	For address changes/comments, mark here. (see reverse for instructions)					☐
	Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

M99712-P73126

CTI BIOPHARMA CORP.
Annual Meeting of Shareholders
May 16, 2017 10:00AM Pacific Time
The proxy is solicited by the Board of Directors

The undersigned shareholder(s), hereby revoking any proxy previously given, hereby appoint(s) Adam R. Craig, M.D., Ph.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, each with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s) the number of shares of common stock of CTI BioPharma Corp. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 16, 2017, or at any adjournment or postponement thereof.
This proxy, when properly executed and returned, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5, AND 7, AND FOR “ONE YEAR” IN PROPOSAL 6. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion, upon such other matter or matters that may properly come before the meeting and any postponements or adjournments thereof.

Address Changes/Comments: _____________________________________________________________________
_____________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

To be signed on reverse side

[ITALIAN PROXY CARD]
DELEGA DI VOTO
CTI BioPharma Corp.
Assemblea Annuale degli Azionisti
16 maggio 2017
La presente delega è proposta per conto del Consiglio di Amministrazione
L’/Gli azionista/i il/i cui nominativo/i compare/compaiono sull’allegata certificazione di partecipazione al sistema di gestione accentrata di Monte Titoli S.p.A., rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, delega/delegano con la presente Adam R. Craig, M.D., Ph.D. e Phillip M. Nudelman, Ph.D., o ciascuno di essi, con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Annuale degli Azionisti di CTI BioPharma Corp. che si terrà il 16 maggio 2017 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di CTI BioPharma Corp. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Annuale.
La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE DI TUTTI” I NOMINATI INDICATI NELLA PROPOSTA 1, “A FAVORE” DELLE PROPOSTE 2, 3, 4, 5 E 7 E “UN ANNO” RELATIVAMENTE ALLA PROPOSTA 6 e, a discrezione dei soggetti delegati, in ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.
L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:
LA PRESENTE DELEGA DI VOTO È VALIDA UNICAMENTE SE SOTTOSCRITTA E DATATA
Il Consiglio di Amministrazione raccomanda di votare A FAVORE DI TUTTI relativamente alla seguente proposta:

(1)	nomina di amministratori per il Consiglio di Amministrazione della Società in carica per un anno:		A FAVORE DI TUTTI ☐	NEGO LA DELEGA PER TUTTI ☐	A FAVORE DI TUTTI ECCETTO ☐
Al fine di negare il conferimento della delega di voto in relazione ad uno o più candidati, si prega di segnare “A favore di tutti eccetto” e indicare il/i numero/i del/i candidato/i sulla linea sottostante.

	01) Adam R. Craig, M.D., Ph.D. 05) Matthew D. Perry					__________________
02) Richard L. Love 06) Jack W. Singer, M.D
03) Michael A. Metzger 07) Frederick W. Telling, Ph.D.

04) Phillip M. Nudelman, Ph.D. 08) Reed V. Tuckson, M.D., F.A.C.P.
Il Consiglio di Amministrazione raccomanda di votare UN ANNO relativamente alla proposta 6 e A FAVORE relativamente alle altre seguenti proposte:

(2)
approvazione di una modifica allo statuto per aumentare il numero complessivo delle azioni emesse da 41.533.333 a 81.533.333 ed aumentare il numero complessivo delle azioni ordinarie emesse da 41.500.000 a 81.500.000.
			A FAVORE ☐	CONTRO ☐	ASTENUTO ☐
(3)	Approvazione del Piano di Incentivazione Azionario 2017.		A FAVORE ☐	CONTRO ☐	ASTENUTO ☐
(4)	Ratifica della nomina di Marcum LLP quale società di revisione indipendente della Società per l’esercizio che si concluderà il 31 dicembre 2017.		A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(5)	Approvazione, attraverso un voto a carattere consultivo non vincolante, della remunerazione di determinati dirigenti esecutivi della Società (named executive officers)[1].		A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(6)	previsione di un voto a carattere consultivo per stabilire se un voto a carattere consultivo in merito alla remunerazione dei dirigenti debba aver luogo ogni anno, ogni due o tre anni.	UN ANNO ☐	DUE ANNI ☐	TRE ANNI ☐	ASTENUTO ☐
(7)
Approvazione dell’aggiornamento dell’Assemblea Annuale, se necessario o appropriato, al fine di sollecitare ulteriori deleghe qualora vi siano voti insufficienti nel momento in cui l’Assemblea Annuale sia chiamata a deliberare su una delle Proposte da 1 a 6.
			A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

1	Così come definiti e identificati ai sensi del punto 402 della Regolamentazione S-K della normativa federale statunitense in materia di strumenti finanziari..

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.
(b)
Trasmettere SIA la delega firmata SIA la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla
Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) al seguente indirizzo, o per posta o via fax:

CTI BioPharma Corp.
Attn: Corporate Secretary
3101 Western Ave., Suite 600
Seattle, WA 98121
FAX: +1 (206) 284-6206

(c)
È NECESSARIO allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)
Scadenza: la delega dovrà essere ricevuta al suddetto indirizzo (per posta o per fax) prima della chiusura delle votazioni in data 16 maggio 2017. Qualora provvediate all’invio della documentazione per posta successivamente al 2 maggio 2017, si consiglia vivamente di inviare la stessa anche via fax al suddetto numero.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di CTI BioPharma Corp., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.
Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.
FIRMA (si prega di firmare nell’apposito spazio) _________________________    DATA _____________
FIRMA (COINTESTATARI) _________________________________________     DATA _____________

[ITALIAN PROXY CARD (English translation)]
CTI BioPharma Corp.
Annual Meeting of the Shareholders
May 16, 2017
This Proxy is Solicited on Behalf of the Board of Directors
The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) of participation in the Central Depository System of Monte Titoli S.p.A., issued by authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, hereby appoint(s) Adam R. Craig, M.D., Ph.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of CTI BioPharma Corp. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 16, 2017, or at any adjournment or postponement thereof.
This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4, 5, AND 7, AND FOR “ONE YEAR” IN PROPOSAL 6 and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.
The shareholder(s) direct(s) that this proxy be voted as follows:
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
The Board of Directors recommends you vote FOR ALL the following:

(1)	To elect directors to the Company’s Board of Directors to serve one-year terms:		FOR ALL ☐	WITHHOLD ALL ☐	FORALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01)   Adam R. Craig, M.D., Ph.D. 05) Matthew D. Perry
02)   Richard L. Love 06) Jack W. Singer, M.D.
03)   Michael A. Metzger 07) Frederick W. Telling, Ph.D.
04) Phillip M. Nudelman, Ph.D. 08) Reed V. Tuckson, M.D., F.A.C.P
__________________
The Board of Directors recommends you vote ONE YEAR on Proposal 6 and FOR the other following proposals
(2)
To approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 41,533,333 to 81,533,333 and to increase the total number of authorized shares of common stock from 41,500,000 to 81,500,000.
			FOR ☐	AGAINST ☐	ABSTAIN ☐
(3)	To approve the Corporation’s 2017 Equity Incentive Plan.		FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	To ratify the selection of Marcum LLP as the Company’s independent auditor for the year ending December 31, 2017.		FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers[1].		FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	Provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years; and.	ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐
(7)
To approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6.
			FOR ☐	AGAINST ☐	ABSTAIN ☐

1	As they are defined and identified according to Item 402 of Regulation S-K under U.S. federal securities regulations.

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)
Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) to the following address either by mail or by fax:

CTI BioPharma Corp.
Attn: Corporate Secretary
3101 Western Ave., Suite 600
Seattle, WA 98121
FAX: 00 +1 (206) 284-6206

(c)
You MUST include the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) together with this proxy card for your vote to be counted.

(d)
Deadline: Your proxy card must be received at the above address (by mail or fax) prior to the adjournment of the Annual Meeting on May 16, 2017. If you are depositing your vote in the mail after May 2, 2017, we recommend that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of CTI BioPharma Corp., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.
Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.
SIGNATURE (PLEASE SIGN WITHIN BOX) _________________________    DATE _____________
SIGNATURE (JOINT OWNERS) ____________________________________    DATE _____________